UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, California 92130

To the Common Stockholders of Ventyx Biosciences, Inc.:

You are cordially invited to attend a special meeting of common stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Ventyx Biosciences, Inc. (which we refer to as “Ventyx,” “we,” “us” or “our”). The special meeting will be held on [●], at [●] a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at https://www.proxydocs.com/VTYX. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our common stockholders.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of January 7, 2026 (which we refer to as the “merger agreement”), by and among Eli Lilly and Company, an Indiana corporation (which we refer to as “Lilly”), RYLS Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Lilly (which we refer to as “Merger Sub”), and Ventyx. We refer to the merger of Merger Sub with and into Ventyx as the “merger.” In addition, at the special meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger and any proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If the merger is completed, you will be entitled to receive $14.00 in cash, without interest and less applicable tax withholdings, for each share of our common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights). This amount represents a premium of approximately 62% to the 30-day volume-weighted average trading price of our common stock ended on January 5, 2026 (the last trading day prior to market speculation regarding a potential transaction).

Ventyx’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, (1) determined that the merger, and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Ventyx and its stockholders, (2) declared it advisable to enter into the merger agreement, (3) approved the execution, delivery and performance by Ventyx of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (4) directed that the adoption of the merger agreement be submitted to a vote of our common stockholders at a meeting of our common stockholders, and (5) resolved to recommend that the holders our common stock adopt the merger agreement at such meeting of our common stockholders held for such purpose and any adjournment or postponement thereof.

Ventyx’s Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.

The accompanying proxy statement also describes the actions and determinations of Ventyx’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Please see additional information in the accompanying proxy statement.

Your vote is very important, regardless of the number of shares that you own.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

On behalf of Ventyx’s Board of Directors, thank you for your support.

Very truly yours,

Raju Mohan, Ph.D.

Chief Executive Officer, President and Director

The accompanying proxy statement is dated [●], 2026, and, together with the enclosed form of proxy card, is first being sent to common stockholders on [●], 2026.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, California 92130

NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON [●], 2026

Notice is given that a special meeting of common stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Ventyx Biosciences, Inc., a Delaware corporation (which we refer to as “Ventyx,” “we,” “us” or “our”), will be held on [●], 2026, at [●] a.m., Pacific Time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of January 7, 2026, by and among Eli Lilly and Company, an Indiana corporation (which we refer to as “Lilly”), RYLS Merger Corporation, a Delaware corporation, a Delaware corporation and a wholly owned subsidiary of Lilly (which we refer to as “Merger Sub”), and Ventyx (which we refer to as the “merger agreement”);

2.

To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger of Merger Sub with and into Ventyx (which we refer to as the “merger”);

3.

To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

4.	To transact any other business that may properly come before the special meeting.

The special meeting will be held by means of a live interactive webcast on the internet at https://www.proxydocs.com/VTYX. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at [●] a.m., Pacific Time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Only Ventyx common stockholders as of the close of business on [●], 2026, are entitled to notice of, and to vote at, the special meeting.

Ventyx’s Board of Directors recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Ventyx stockholders of record or beneficial owners of our stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $14.00, or $1,400.00 for each share of preferred stock, in cash, without interest and less applicable tax withholdings, for each share of our common stock or preferred stock that they own, as applicable, if the merger is completed, as determined in accordance with Section 262 of the General Corporation

Law of the State of Delaware (which we refer to as the “DGCL”). To do so, a Ventyx stockholder of record or beneficial owner of our stock must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, which are summarized in the accompanying proxy statement.

Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.

By Order of the Board of Directors,

Raju Mohan, Ph.D.

Chief Executive Officer, President and Director

Dated: [●], 2026

San Diego, California

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

VENTYX BIOSCIENCES, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON [●], 2026

This proxy statement is dated [●], 2026, and, together with the enclosed form of proxy card, is first being sent to common stockholders on [●], 2026.

YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.

If you are a common stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger or (2) the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the proxy statement, or need help voting your shares, please contact Ventyx’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

TRANSACTION SUMMARY

Except as otherwise specifically noted in this proxy statement, “Ventyx,” “we,” “our,” “us” and similar words refer to Ventyx Biosciences, Inc., including, in certain cases, Ventyx’s subsidiaries. Throughout this proxy statement, the “Ventyx Board” refers to Ventyx’s Board of Directors. Throughout this proxy statement, we refer to Eli Lilly and Company as “Lilly,” and RYLS Merger Corporation, as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of January 7, 2026, by and among Lilly, Merger Sub, and Ventyx as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Lilly) with and into Ventyx, with Ventyx surviving the merger and continuing as a wholly owned subsidiary of Lilly. We refer to that transaction as the “merger.”

This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this entire proxy statement, including its annexes and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Introduction

On January 7, 2026, Ventyx agreed to be acquired by Lilly. If the merger is completed, each outstanding share of our common stock, par value $0.0001 per share (which we refer to as our “common stock”) will be converted into the right to receive an amount in cash, without interest and less applicable tax withholdings, equal to $14.00 per share, and each outstanding share of our preferred stock, par value $0.0001 per share (which we refer to as our “preferred stock”) will be converted into the right to receive an amount in cash, without interest and less applicable tax withholdings, equal to $1,400.00 per share, in each case subject to the terms and conditions in the merger agreement. We refer to our common stock and our preferred stock together as our “capital stock.”

Parties Involved in the Merger

Ventyx

We are a clinical-stage biopharmaceutical company developing innovative oral therapies for patients with autoimmune, inflammatory, and neurodegenerative diseases. Our expertise in medicinal chemistry, structural biology, and immunology enables the discovery of differentiated small molecule therapeutics for conditions with high unmet medical need. Our clinical product candidates address therapeutic indications with substantial commercial opportunity for novel small molecules inhibitors of the NOD-like receptor protein 3 (which we refer to as “NLRP3”) inflammasome, including VTX2735, our peripheral NLRP3 inhibitor, and VTX3232, our CNS-penetrant NLRP3 inhibitor.

Our common stock is listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “VTYX.” Ventyx’s corporate office is located at 12790 El Camino Real, Suite 200, San Diego, California, and our telephone number is (760) 407-6511.

Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. Lilly has been pioneering life-changing discoveries for nearly 150 years, and today its medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, Lilly scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, Lilly is motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure Lilly’s medicines are accessible and affordable.

Lilly’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.

Merger Sub

Merger Sub is a wholly owned subsidiary of Lilly and was formed on January 5, 2026, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Ventyx will continue as the surviving corporation and a wholly owned subsidiary of Lilly.

Merger Sub’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.

Effect of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into Ventyx. As a result, the separate corporate existence of Merger Sub will cease, and Ventyx will continue as the surviving corporation of the merger (which we refer to as the “surviving corporation”) and as a wholly owned subsidiary of Lilly.

As a result of the merger, Ventyx will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The merger will become effective (we refer to such time as the “effective time of the merger”) when Ventyx, Lilly and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such later date and time as is agreed upon by Merger Sub and Ventyx and specified in such certificate of merger.

Per Share Consideration

At the effective time of the merger, each outstanding share of our common stock (subject to certain limited exceptions) will be automatically canceled and will cease to exist and will be converted into the right to receive $14.00 in cash, without interest and less applicable tax withholdings. We refer to this amount as the “per share consideration.” For more information, see the section of this proxy statement captioned “The Merger Agreement—Per Share Consideration.”

At the effective time of the merger, each outstanding share of our preferred stock will be automatically canceled and will cease to exist and will be converted into the right to receive $1,400.00 in cash, without interest and less applicable tax withholdings.

After the merger is completed, you will have the right to receive the per share consideration for each share of our common stock that you own, but you will no longer have any rights as a common stockholder of Ventyx (except that our common stockholders of record and beneficial owners who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their demand for appraisal or dissenters’ rights under the DGCL or other applicable law will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of our common stockholders will be held on [●], 2026, at [●] a.m., Pacific Time. You may attend this special meeting solely via a live interactive webcast on the internet at https://www.proxydocs.com/VTYX. We refer to this special meeting, and any adjournment, postponement or other delay of this special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our common stockholders.

Purpose

At the special meeting, we will ask our common stockholders to vote on proposals to: (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on [●], 2026 (which we refer to as the “record date”). Each share of our common stock outstanding as of the close of business on the record date will have one vote on each matter submitted for a vote at the special meeting. Shares of our preferred stock are not entitled to vote at the special meeting.

Quorum

As of the record date, there were [●] shares of our common stock outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of all of the outstanding shares of our common stock entitled to vote at the special meeting as of the record date shall constitute a quorum for the transaction of business at the special meeting.

Required Vote

The proposals to be voted on at the special meeting require the following votes:

•

Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding as of the record date and entitled to vote on the proposal.

•

Proposal 2: Approval of the proposal to approve the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

•

Proposal 3: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Voting and Proxies

Any common stockholder of record entitled to vote at the special meeting may vote in any of the following ways:

•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);

•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

If you are a common stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to Ventyx’s Corporate Secretary; or (4) attending the special meeting virtually and voting at the special meeting.

If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS, AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER, OR NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Recommendation of the Ventyx Board and Reasons for the Merger

The Ventyx Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Ventyx Board and Reasons for the Merger,”: (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Ventyx and its stockholders, (2) declared it advisable to enter into the merger agreement, (3) approved the execution, delivery and performance by Ventyx of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (4) directed that the adoption of the merger agreement be submitted to a vote of the holders of our common stock at a meeting of Ventyx’s stockholders, and (5) resolved to recommend that the holders of our common stock adopt the merger agreement at such meeting of Ventyx’s stockholders held for such purpose and any adjournment or postponement thereof.

The Ventyx Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of Jefferies LLC

Ventyx engaged Jefferies LLC (which we refer to as “Jefferies”) to act as a financial advisor to Ventyx with respect to a possible sale of Ventyx, including the merger. On January 6, 2026, Jefferies rendered an opinion to the Ventyx Board as to the fairness, from a financial point of view and as of such date, of the $14.00 per share cash consideration to be received in the merger by holders of Ventyx common stock (other than (i) shares of Ventyx common stock owned by Lilly, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx common stock outstanding immediately prior to the effective time of the merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx common stock) pursuant to the merger agreement. The full text of Jefferies’ written opinion, dated January 6, 2026, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Ventyx Board (in its capacity as such) in its evaluation of the $14.00 per share cash consideration to be received in the merger by holders of Ventyx common stock from a financial point of view and did not address any other aspect of the merger or any other matter. Jefferies’ opinion did not address the relative merits of the merger or other transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to Ventyx, nor did it address the underlying business decision by Ventyx to engage in the merger. Jefferies’ opinion did not constitute a recommendation to the Ventyx Board, and does not constitute a recommendation to any securityholder, as to how to vote or act with respect to the merger or any other matter. The summary of Jefferies’ opinion set forth herein is qualified in its entirety by reference to the full text of Jefferies’ opinion. For further discussion of Jefferies’ opinion, see the section of this proxy statement captioned “The Merger—Opinion of Jefferies LLC”.

Opinion of Moelis & Company LLC

At the meeting of the Ventyx Board on January 6, 2026 to evaluate and approve the transactions contemplated by the merger agreement, Moelis & Company LLC (which we refer to as “Moelis”) delivered an oral opinion, which was confirmed by delivery of a written opinion, dated January 6, 2026, addressed to the Ventyx Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the per share consideration to be received by the holders of Ventyx common stock in the merger is fair, from a financial point of view, to such holders.

The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated January 6, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, and which is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Ventyx Board (in its capacity as such) in its evaluation of the merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to the holders of Ventyx common stock of the per share consideration to be received by such holders in the merger, and does not address Ventyx’s underlying business decision to effect the transactions contemplated by the merger agreement or the relative merits thereof as compared to any alternative business strategies or transactions that might be available to Ventyx. Moelis’ opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the transactions contemplated by the merger agreement or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

For further discussion of Moelis’ opinion, see the section of this proxy statement captioned “The Merger—Opinion of Moelis & Company LLC.”

Treatment of Ventyx Equity Awards

The merger agreement provides that at the effective time of the merger, our equity awards that are outstanding immediately prior to the effective time of the merger will be treated as described below. For more information, see the section of this proxy statement captioned “The Merger Agreement—Treatment of Ventyx Equity Awards.”

Treatment of Ventyx Restricted Stock Units

At the effective time of the merger, subject to certain exceptions, each restricted stock unit award covering our common stock (which we refer to as a “Ventyx RSU”) that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the effective time of the merger, shall be cancelled, and in exchange therefor, the holder of such cancelled Ventyx RSU will be entitled to receive, in consideration of the cancellation of such Ventyx RSU, an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares subject to such Ventyx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share consideration (which amount we refer to as the “RSU payment”).

Treatment of Ventyx Options

At the effective time of the merger, subject to certain exceptions, each option to purchase our common stock (which we refer to as a “Ventyx Option”) that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and, in exchange therefor the holder of such cancelled Ventyx Option will be entitled to receive, in consideration of the cancellation of such Ventyx Option, an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares subject to such Ventyx Option immediately prior to the effective time of the merger multiplied by (2) the excess, if any, of the per share consideration over the applicable exercise price per share of such Ventyx Option (which amount we refer to as the “option payment”), provided, that, for the avoidance of doubt, in the event that the exercise price of any Ventyx Option (whether vested or unvested) is equal to or greater than the per share consideration, such Ventyx Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.

Treatment of the ESPP

The Ventyx Board (or a committee thereof administering the Ventyx 2021 Employee Stock Purchase Plan (the “ESPP”)) has taken or will take all actions with respect to the ESPP that are necessary to provide that: (1) with respect to the offering period in effect as of January 7, 2026, no individual who was not a participant in the ESPP as of such date may enroll in the ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on January 7, 2026 for such offering period; (2) no new offering period will commence after January 7, 2026 unless and until the merger agreement is terminated; (3) if the applicable purchase date with respect to the offering period in effect as of January 7, 2026 would otherwise occur on or after the closing date, then (a) the offering period will be shortened and the new exercise date with respect to such offering period will occur no later than three business days prior to the closing date and (b) each outstanding share obtained through the exercise of any outstanding right under the ESPP will receive the per share consideration pursuant to the terms of the merger agreement; and (4) the ESPP will terminate as of or prior to the effective time of the merger.

Interests of Ventyx’s Directors and Executive Officers in the Merger

When considering the recommendation of the Ventyx Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Ventyx’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our common stockholders, the Ventyx Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•

For Ventyx’s current executive officers, the treatment of their outstanding awards of Ventyx RSUs and Ventyx Options as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Treatment of Ventyx Equity Awards.”

•

For Ventyx’s non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of their Ventyx Options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Treatment of Ventyx Equity Awards.”

•

The entitlement of each of Ventyx’s executive officers to receive payments and benefits pursuant to our Executive Change in Control and Severance Plan (the “Executive Severance Plan”) and participation agreements entered into thereunder if, during the period beginning three months before the merger and ending 12 months after the merger, their employment with Ventyx is terminated by Ventyx for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” in each case as set forth in the Executive Severance Plan.

•

The eligibility of each of Ventyx’s executive officers to receive a 2026 Cash Bonus Award (as defined below) if the closing of the merger occurs on or prior to April 7, 2027, the executive officer remains in continuous service with the Company or its subsidiary from January 2, 2026 through immediately prior to the closing of the merger, and the executive officer executes a release of claims for the benefit of Ventyx.

•	The continued indemnification and insurance coverage for Ventyx’s directors and executive officers from the surviving corporation and Lilly under the terms of the merger agreement.

Appraisal Rights

Our stockholders and beneficial owners of our capital stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our capital stock may be entitled to appraisal rights under Section 262 of the DGCL (which we refer to as “Section 262”) in connection with the merger. Under Section 262, if the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner of shares of our capital stock may submit a demand for appraisal. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to Ventyx before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Ventyx unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262. Pursuant to Subsection (d)(1) of Section 262, this proxy statement is to include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. You may find an electronic copy of Section 262 at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated by reference and the actual text of Section 262, the actual text of Section 262 controls. All references in Section 262 and in this summary to a “stockholder” are to a holder of record of stock, unless otherwise expressly noted herein. All references in Section 262 and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our capital stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our capital stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our capital stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to FATCA (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) or backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) has expired or otherwise been terminated.

For more information, see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Financing of the Merger

There is no financing condition to the merger. Lilly expects to pay the aggregate per share consideration from its cash on hand or new borrowings. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

No Solicitation of Acquisition Proposals

The merger agreement provides that Ventyx is subject to customary “no-shop” restrictions prohibiting Ventyx and its representatives from soliciting acquisition proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding acquisition proposals.

In particular, Ventyx has agreed that it will not, and will cause its subsidiaries, and its and their respective directors and officers not to, and will use reasonable best efforts to cause its other representatives not to:

•

directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate any acquisition inquiry or any proposals or offers, or the making of any submission or announcement of any acquisition inquiry, or any proposal or offer that, in each case, constitutes or would reasonably be expected to lead to an acquisition proposal;

•	directly or indirectly engage in, enter into or participate in, any discussions or negotiations with any person (or entity) with respect to any acquisition inquiry or acquisition proposal;

•

provide any non-public information to, or afford access to the business, properties, assets, books or records of Ventyx and its subsidiaries to, any person (or entity) (other than Lilly, Merger Sub, or any designees of Lilly or Merger Sub) in connection with any acquisition inquiry or acquisition proposal; or

•

approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit Ventyx to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, license agreement, merger agreement, joint venture agreement, partnership agreement, collaboration agreement, revenue-sharing agreement or similar definitive agreement relating to, or that would reasonably be expected to lead to any acquisition proposal (each such agreement we refer to as an “alternative acquisition agreement”).

However, if at any time prior to the earlier of (1) receipt of the requisite common stockholder approval for the merger by holders of our common stock (which we refer to as the “Ventyx common stockholder approval”) or (2) the termination of the merger agreement in accordance with its terms, Ventyx may participate in discussions or negotiations with a party making an acquisition proposal regarding such acquisition proposal and, subject to the terms of the merger agreement, furnish information with respect to Ventyx to the party making such acquisition proposal if:

•	Ventyx has received a written bona fide acquisition proposal from a third party;

•	such acquisition proposal did not result from a breach of the “no-shop” provisions of the merger agreement set forth in Section 5.3(a) of the merger agreement;

•

the Ventyx Board or committee thereof determines in good faith, after consultation with its outside counsel and financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

•

after consultation with its outside counsel, the Ventyx Board determines in good faith that the failure to take such actions would be, or would reasonably be expected to be inconsistent with its fiduciary duties to the Ventyx stockholders under applicable law.

In such event, Ventyx must timely provide Lilly with appropriate notice and information in accordance with the merger agreement.

For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”

Change of Ventyx Board’s Recommendation

Subject to the terms and conditions of the merger agreement related to acquisition proposals, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, none of Ventyx, the Ventyx Board or any committee thereof will, or will publicly propose to:

•

withdraw, qualify or modify in a manner adverse to Lilly or Merger Sub the approval, recommendation or declaration of advisability by the Ventyx Board of the merger, the merger agreement or the other transactions contemplated by the merger agreement;

•

fail (within ten business days of the commencement of a third party tender or exchange offer for our common stock) to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of our common stock reject such acquisition proposal and not tender any of our common stock into such tender or exchange offer;

•	adopt, endorse, approve or recommend any acquisition proposal;

•	fail to include the Ventyx Board’s recommendation in favor of the approval of the merger proposal in this proxy statement; or

•

fail to publicly reaffirm, within three business days of Lilly’s written request following Ventyx’s receipt of a publicly announced acquisition proposal, (1) that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Ventyx and the holders of our common stock and (2) the recommendation of the Ventyx Board that the holders of our common stock adopt the merger agreement at the special meeting (we refer to each such action in the foregoing bullets as a “change of Ventyx Board recommendation”).

However, if: (1) Ventyx has received a bona fide written acquisition proposal from a third party that did not result from a breach of the merger agreement and that the Ventyx Board determines in good faith, after consultation with its outside counsel constitutes a superior proposal and (2) the Ventyx Board determines in good faith, after consultation with its outside counsel, that a failure to make a change of Ventyx Board recommendation and/or cause Ventyx to enter into an alternative acquisition agreement with respect to such superior proposal would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of Ventyx to the Ventyx stockholders under applicable law, then, prior to the time the Ventyx common stockholder approval is obtained, the Ventyx Board may (a) effect a change of Ventyx Board recommendation with respect to such superior proposal or (b) terminate the merger agreement pursuant to its terms and enter into an alternative acquisition agreement with respect to such superior proposal, in each case after complying with all notice and match rights procedures set forth in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”

If Lilly terminates the merger agreement because the Ventyx Board withdraws its recommendation that Ventyx common stockholders adopt the merger agreement or takes certain similar actions, then Ventyx must pay a termination fee to Lilly. For more information, see the sections of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation,” “The Merger Agreement—Termination of Merger Agreement” and “The Merger Agreement—Effect of Termination and Termination Fee.”

Conditions to Completion of the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the Ventyx common stockholder approval will have been obtained;

•	the waiting period applicable to the consummation of the merger under the HSR Act will have expired or been terminated; and

•

there is no order in effect that is issued by a governmental body of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger and there is no law of a governmental body of competent jurisdiction in effect that has the effect of prohibiting the consummation of the merger.

The obligations of Lilly and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•

the accuracy of the representations and warranties of Ventyx set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•

Ventyx will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement at or prior to the closing (or any failure to comply or perform shall have been cured by such time);

•	the absence of a material adverse effect with respect to Ventyx after the date of the merger agreement that is continuing;

•	the receipt by Lilly of a customary closing certificate of Ventyx; and

•

no suit, action or proceeding by a governmental body of competent jurisdiction is pending in connection with the transactions contemplated by the merger agreement (1) seeking to prohibit or impose any material limitations on Lilly’s or Merger Sub’s ownership or operation of all or any material portion of their or Ventyx’s or any Ventyx subsidiary’s businesses or assets, taken as a whole, or to compel Lilly or Merger Sub or their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of Ventyx or Lilly or their respective subsidiaries, (2) seeking to prohibit or make illegal the consummation of the merger, (3) seeking to impose material limitations on the ability of Merger Sub or Lilly effectively to exercise full rights of ownership of our stock or (4) seeking to require divestiture by Lilly or any of its subsidiaries or affiliates of our stock.

The obligation of Ventyx to consummate the merger is subject to the satisfaction or (to the extent permitted by applicable law) written waiver at or prior to the effective time of the merger of each of the following conditions:

•

the accuracy of the representations and warranties of Lilly and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•

each of Lilly and Merger Sub will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement (or any failure to comply or perform shall have been cured by such time); and

•	the receipt by Ventyx of a customary closing certificate of Lilly and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent of Ventyx and Lilly. In addition, the merger agreement may be terminated by either party if:

•

any court of competent jurisdiction or other governmental body has issued an order permanently restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the merger, which order has become final and nonappealable (which we refer to as an “illegality termination event”);

•

the closing of the merger has not occurred on or before 11:59 p.m. Eastern Time, on October 7, 2026, which may be extended to 11:59 p.m. Eastern Time, on January 7, 2027 and further extended to 11:59 p.m. Eastern Time, on April 7, 2027 in certain circumstances (we refer to such date, as extended, as the “outside date” and such event, an “outside date termination event”); or

•	the Ventyx common stockholder approval is not obtained at the special meeting (which we refer to as a “stockholder vote termination event”).

The merger agreement may be terminated by Ventyx if:

•

there is (1) a breach of any representation, warranty or covenant of the merger agreement by Lilly or Merger Sub such that any closing condition for the benefit of Ventyx is not satisfied; (2) Ventyx has delivered to Lilly written notice of such breach; and (3) such breach is not capable of being cured by the outside date or, if curable, has not been cured prior to 30 days after notice of breach; provided that Ventyx cannot terminate for this reason if any representation, warranty or covenant of Ventyx has been breached such that any closing condition for the benefit of Lilly and Merger Sub is not satisfied; or

•

prior to receipt of the Ventyx common stockholder approval, the Ventyx Board causes Ventyx to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions in the merger agreement; provided that such termination shall only be effective if Ventyx shall have paid the termination fee to Lilly in accordance with the merger agreement and is not otherwise in material breach of its obligations with respect to such superior proposal.

The merger agreement may be terminated by Lilly if:

•

there is: (1) a breach of any representation, warranty or covenant of the merger agreement by Ventyx such that any closing condition for the benefit of Lilly and Merger Sub is not satisfied; (2) Lilly has delivered to Ventyx written notice of such breach; and (3) such breach is not capable of being cured by the outside date or, if curable, has not been cured prior to thirty days after the notice of breach; provided that Lilly cannot terminate for this reason if it or Merger Sub has breached any representation, warranty or covenant such that any condition to the merger for the benefit of Ventyx is not satisfied (such termination we refer to as a “Ventyx breach termination event”); or

•

any of the following has occurred: at any time prior to receipt of the Ventyx common stockholder approval, (1) the Ventyx Board or any committee thereof effects a change of Ventyx Board recommendation; or (2) Ventyx commits an intentional breach of the obligations set forth in Section 5.3 of the merger agreement.

Termination Fee

Upon termination of the merger agreement under specified circumstances, Ventyx will be required to pay Lilly a termination fee of $44.0 million. Specifically, this termination fee is payable by Ventyx to Lilly if:

•	Ventyx terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•

Lilly terminates the merger agreement in connection with the Ventyx Board effecting a change of Ventyx board recommendation or Ventyx committing an intentional breach of its obligations set forth in Section 5.3 of the merger agreement; or

•

the merger agreement is terminated (1) (a) by either Lilly or Ventyx upon the occurrence of an outside date termination event or (b) by Lilly upon the occurrence of a stockholder vote termination event or a breach termination event; (2) any person has communicated to the Ventyx Board or publicly disclosed a bona fide acquisition proposal after January 7, 2026 and prior to such termination and such acquisition proposal has not been publicly withdrawn prior to such termination; and (3) within twelve months after the termination of the merger agreement, Ventyx enters into an alternative acquisition agreement with respect to an acquisition proposal or such acquisition proposal is consummated.

Transaction Expenses

Subject to certain exceptions, each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is completed.

Voting and Support Agreements

In connection with the execution and delivery of the merger agreement, Lilly entered into voting and support agreements (which we refer to as the “support agreements”) with each of Ventyx’s directors and officers and entities affiliated with New Science Ventures, who collectively own or control an aggregate of approximately 10 percent of the outstanding shares of our common stock as of January 5, 2026. The support agreements provide that, among other things, each of the stockholders has agreed (i) to vote all of the shares of our common stock held by such stockholder in favor of the adoption and approval of the merger agreement, subject to certain exceptions (including the valid termination of the merger agreement), (ii) to vote against other proposals to acquire Ventyx and (iii) to certain other restrictions on such holder’s ability to take actions with respect to Ventyx and such holder’s shares of our common stock.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to our common stock.

Effect on Ventyx if the Merger is Not Completed

If the merger agreement is not adopted by our common stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our capital stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On January 7, 2026, we announced our entry into the merger agreement, which provides that Lilly will acquire Ventyx for approximately $1.2 billion in cash. In order to complete the merger, our holders of common stock must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Ventyx Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our common stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What is the proposed merger and what effects will it have on Ventyx?

A:

The proposed merger is the acquisition of Ventyx by Lilly. If the proposal to adopt the merger agreement is approved by our common stockholders and the other closing conditions set out in the merger agreement are satisfied or waived, Merger Sub will merge with and into Ventyx, with Ventyx continuing as the surviving corporation. As a result of the merger, Ventyx will become a wholly-owned subsidiary of Lilly, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive $14.00 in cash, without interest and less applicable tax withholdings, for each outstanding share of our common stock (subject to certain limited exceptions), unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL. For example, if you own 1,000 shares of our common stock, you will receive $14,000.00 in cash in exchange for your shares, without interest and less applicable tax withholdings pursuant to the merger agreement.

Q:	How does the per share consideration compare to the market price of our common stock?

A:

This amount constitutes a premium of approximately 62% to the 30-day volume-weighted average trading price of our common stock ended on January 5, 2026 (the last trading day prior to market speculation regarding a potential transaction).

Q:	What will happen to Ventyx equity awards?

A:

Restricted Stock Units. At the effective time of the merger, subject to the exceptions set forth in the merger agreement, each Ventyx RSU that is outstanding, and unvested, or vested but not yet settled, in each case as of immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled Ventyx RSU will be entitled to receive the RSU payment.

Stock Options. At the effective time of the merger, subject to the exceptions set forth in the merger agreement, each Ventyx Option that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Ventyx Option will be entitled to receive the option payment, provided, that, for the avoidance of doubt, in the event that the exercise price of any Ventyx Option (whether vested or unvested) is equal to or greater than the per share consideration, such Ventyx Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.

Q:	How will the ESPP be treated in connection with the merger?

A:

The Ventyx Board (or a committee thereof administering the ESPP) has taken or will take all actions with respect to the ESPP that are necessary to provide that: (1) with respect to the offering period in effect as of January 7, 2026, if any, no individual who was not a participant in the ESPP as of such date may enroll in the ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on January 7, 2026 for such offering period; (2) no new offering period will commence after January 7, 2026 unless and until the merger agreement is terminated; (3) if the applicable purchase date with respect to the offering period in effect as of January 7, 2026 would otherwise occur on or after the closing date, then (a) the offering period will be shortened and the new exercise date with respect to such offering period will occur no later than three business days prior to the closing date and (b) each outstanding share obtained through the exercise of any outstanding right under the ESPP will receive the per share consideration pursuant to the terms of the merger agreement; and (4) the ESPP will terminate as of or prior to the effective time of the merger.

Q:	What will happen to Ventyx outstanding preferred stock?

A:

Each share of preferred stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $1,400.00, without interest and less applicable tax withholdings. As of the Effective Time, all such preferred stock shall no longer be outstanding and shall cease to exist, and each holder of any such preferred stock shall cease to have any rights with respect thereto, except the right to receive $1,400.00 per share, without interest and less applicable tax withholdings.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into Ventyx and Ventyx will become a wholly owned subsidiary of Lilly;

•	to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?

A:

The special meeting will take place on [●], at [●] a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at https://www.proxydocs.com/VTYX. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	Who is entitled to vote at the special meeting?

A:

All of our common stockholders as of the close of business on [●], 2026, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were [●] shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting. Shares of our preferred stock are not entitled to vote at the special meeting.

Q:	What vote is required to approve the proposal to adopt the merger agreement?

A:

The affirmative vote of the holders of a majority of the voting power of our common stock outstanding as of the record date and entitled to vote on the proposal is required to adopt the merger agreement.

The failure of any common stockholder of record of shares of common stock with voting power to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will, in each case, have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:

What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:

Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Except to the extent that such failure affects obtaining a quorum at the meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not, in each case, have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and consider how the merger affects you.

Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

Q:	How does the Ventyx Board recommend that I vote?

A:

The Ventyx Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by our common stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our capital stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Ventyx has agreed to pay Lilly a termination fee.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Transaction Expenses and Termination Fee.”

Q:	What is the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger?

A:

The compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to Ventyx’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Lilly or its affiliates (including, following the consummation of the merger, the surviving corporation) to Ventyx’s named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger?

A:

Ventyx is required pursuant to Section 14A of the Exchange Act to seek stockholder approval, on a non-binding, advisory basis, of compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger. Approval of the compensation that may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger is not required to consummate the merger.

Q:	What will happen if our common stockholders do not approve the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger?

A:

Approval of the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Ventyx or Lilly. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our common stockholders and the merger is consummated, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger will or may be paid to Ventyx’s named executive officers even if our common stockholders do not approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Ventyx. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If my bank or broker holds my shares in “street name,” will my bank or broker automatically vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum and your shares will not be voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but, assuming a quorum is present, will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	How may I vote?

A:

If you are a common stockholder of record (that is, if your shares of our common stock are registered in your name with Equiniti Trust Company, LLC, Ventyx’s transfer agent), there are four ways to vote:

•	submit your proxy by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	submit your proxy by visiting the internet address on your proxy card;

•	submit your proxy by calling the toll-free (within the United States or Canada) phone number on your proxy card; or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when submitting a proxy electronically over the internet or by telephone. Although there is no charge for voting your shares or submitting a proxy, if you submit a proxy electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting, you are strongly encouraged to ensure that your shares of our common stock are voted by submitting a proxy. If you are a common stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously submitted a proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the common stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a common stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Ventyx’s Corporate Secretary; or

•	attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a proposal, the shares represented by your properly signed proxy will be voted as recommended by the Ventyx Board with respect to such proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the per share consideration, without interest and less applicable tax withholdings, for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the per share consideration, without interest and less applicable tax withholdings, upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the expected effective time of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Ventyx in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the per share consideration with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

You will lose appraisal rights if you transfer the shares before the effective date of the merger. For more information, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:

If available, Ventyx may announce preliminary voting results at the conclusion of the special meeting. Ventyx intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Ventyx files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income taxation upon the exchange of capital stock for cash pursuant to the merger?

A:

If you are a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of our capital stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of our capital stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our capital stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to FATCA (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) or backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. The discussion contained in this proxy statement related to U.S. federal income taxation is provided for general information only and does not constitute legal or tax advice to any stockholder, including a U.S. and Non-U.S. Holder. A more complete description of the material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the merger to be completed?

A:

We currently expect to complete the merger in the first half of 2026. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?

A:	Under the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or otherwise been terminated.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

Our stockholders and beneficial owners of our common stock and preferred stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our capital stock may be entitled to appraisal rights under Section 262 in connection with the merger. Under Section 262, if the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of Ventyx’s directors or officers have interests in the merger that may differ from those of Ventyx stockholders generally?

A:

Yes. In considering the recommendation of the Ventyx Board with respect to the proposal to adopt the merger agreement, you should be aware that Ventyx’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement; and (3) recommending that the merger agreement be adopted by our common stockholders, the Ventyx Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact Ventyx’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on Ventyx’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to the merger, including the expected timing of the closing of the merger; considerations taken into account by the Ventyx Board in approving the merger; the value of the merger to our stockholders; and expectations for us following the closing of the merger or termination of the merger agreement. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar expressions and the negatives of those terms. These forward-looking statements are based on Ventyx management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.

These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of Ventyx’s assumptions prove incorrect, Ventyx’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include those associated with:

•

the possibility that the conditions to the closing of the merger are not satisfied (or waived), including the risk that required approvals from our common stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstances that could give rise to the right to terminate the merger agreement, including in circumstances requiring us to pay a termination fee;

•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;

•	the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the merger;

•

global economic volatility, macroeconomic political, legislative, and regulatory developments, or geopolitical conflict, or changes in such conditions, negatively affecting our business, operations and financial performance;

•	the effect of the announcement or pendency of the merger on our business partners or other business relationships;

•

possible disruption related to the merger to our ongoing business operations and opportunities, including risks related to the diversion of the time and attention of Ventyx management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;

•	the fact that under the terms of the merger agreement, we are restrained from soliciting other acquisition proposals during the pendency of the merger;

•

the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Ventyx’s current strategy as an independent company; and

•

other risks and uncertainties detailed in the periodic reports that we file with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC on February 27, 2025 and most recent Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025.

All forward-looking statements contained or referred to in this proxy statement are based on information available to us as of the date of this proxy statement, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING

Date, Time and Place

We will hold the special meeting on [●], at [●] a.m., Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at https://www.proxydocs.com/VTYX. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our common stockholders.

If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Attending the Special Meeting

The special meeting will begin at [●] a.m., Pacific Time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time.

As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at https://www.proxydocs.com/VTYX. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.

Record Date; Shares Entitled to Vote; Quorum

Only our common stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee to access the stockholder list during the special meeting.

As of the record date, there were [●] shares of our common stock issued and outstanding and entitled to vote at the special meeting. Each share of our common stock issued and outstanding as of the close of business on the record date is entitled to one vote per share on each matter properly submitted for a vote at the special meeting. Shares of our preferred stock are not entitled to vote at the special meeting.

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the special meeting as of the record date shall constitute a quorum for the transaction of business at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding as of the record date and entitled to vote on the proposal. Adoption of the merger agreement by our common stockholders is a condition to the closing of the merger.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger requires the affirmative vote of a majority in voting power of the shares of our common stock present in person at the special meeting or represented by proxy and entitled to vote thereon.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. Ventyx does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the special meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of our common stock at the special meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but not have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger or the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Shares Held by Ventyx’s Directors

As of the record date, Ventyx’s directors, in their capacities as stockholders of Ventyx, beneficially owned and were entitled to vote, in the aggregate, [●] shares of our common stock, representing approximately [●] percent of the voting power of the number of issued and outstanding shares of our common stock as of the record date.

Each of Ventyx’s directors has entered into a support agreement. As of the date of this proxy statement, Ventyx has not been informed that any of Ventyx’s directors intend to vote all of their shares of our common stock other than: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

If your shares are registered in your name with Ventyx’s transfer agent, Equiniti Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.

If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. Assuming a quorum is present, it will not, however, have any effect on the proposals (1) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger or (2) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Revocability of Proxies

If you are a common stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Ventyx’s Corporate Secretary; or

•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow our common stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Ventyx Board’s Recommendation

The Ventyx Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Ventyx Board and Reasons for the Merger,” has: (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Ventyx and its stockholders, (2) declared it advisable to enter into the merger agreement, (3) approved the execution, delivery and performance by Ventyx of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (4) directed that the adoption of the merger agreement be submitted to a vote of the holders of our common stock at a meeting of Ventyx’s stockholders, and (5) resolved to recommend that the holders of our common stock adopt the merger agreement at such meeting of Ventyx’s stockholders held for such purpose and any adjournment or postponement thereof.

The Ventyx Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Adjournment

In addition to the proposals to (1) adopt the merger agreement; and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger, our common stockholders are also being asked to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. Whether or not a quorum is present, and subject to the terms of the merger agreement, the chairperson of the special meeting or the holders of a majority of the voting power of the shares of our stock present in person or represented by proxy at the special meeting may adjourn the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our common stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Ventyx. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of up to $56,000.00 plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on Ventyx’s behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of Ventyx’s common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Ventyx’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger in the first half of 2026. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of Ventyx’s control.

Appraisal Rights

Our stockholders (including beneficial owners of shares of our common stock and preferred stock) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) deliver a written demand for appraisal of such person’s shares to Ventyx before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own the subject shares of our capital stock through the effective date of the merger; and (4) otherwise comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 available at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated, and the actual text of Section 262, the actual text of Section 262 controls.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2026

This proxy statement is available on the “SEC Filings” section of Ventyx’s website located athttps://ir.ventyxbio.com/financial-information/sec-filings. The information included on Ventyx’s website is not incorporated herein by reference.

Householding of Special Meeting Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of Ventyx’s disclosure documents at this time, please notify us by sending a written request to Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, California 92130, Attn: Corporate Secretary, or by telephone at (760) 407-6511.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of Ventyx’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact Ventyx’s Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares, please contact Ventyx’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Ventyx

We are a clinical-stage biopharmaceutical company developing innovative oral therapies for patients with autoimmune, inflammatory, and neurodegenerative diseases. Our expertise in medicinal chemistry, structural biology, and immunology enables the discovery of differentiated small molecule therapeutics for conditions with high unmet medical need. Our clinical product candidates address therapeutic indications with substantial commercial opportunity for NLRP3 inhibitors, including VTX2735, our peripheral NLRP3 inhibitor, and VTX3232, our CNS-penetrant NLRP3 inhibitor.

Our common stock is listed on Nasdaq under the symbol “VTYX.” Ventyx’s corporate office is located at 12790 El Camino Real, Suite 200, San Diego, California 92130, and our telephone number is (760) 407-6511.

Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. Lilly has been pioneering life-changing discoveries for nearly 150 years, and today its medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, Lilly scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, Lilly is motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure Lilly’s medicines are accessible and affordable.

Lilly’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.

Merger Sub

Merger Sub is a wholly owned subsidiary of Lilly and was formed on January 5, 2026, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Ventyx will continue as the surviving corporation and a wholly owned subsidiary of Lilly.

Merger Sub’s corporate office is located at Lilly Corporate Center, Indianapolis, Indiana 46285, and its telephone number is (317) 276-2000.

Effect of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into Ventyx. As a result, the separate corporate existence of Merger Sub will cease and Ventyx will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Lilly.

As a result of the merger, Ventyx will cease to be a publicly traded company, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur when Ventyx, Lilly and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such later date and time as is agreed upon by Merger Sub and Ventyx and specified in such certificate of merger.

Effect on Ventyx if the Merger is Not Completed

If the merger agreement is not adopted by our common stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our capital stock in connection with the merger. Instead, (1) Ventyx will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (a) Ventyx’s management will continue to operate the business as it is currently being operated and (b) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Ventyx operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which our common stock may trade, and the price of our common stock could decline significantly.

Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our capital stock. If the merger is not completed, the Ventyx Board will continue to evaluate and review, among other things, Ventyx’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our common stockholders or if the merger is not completed for any other reason, Ventyx’s business, prospects or results of operation may be adversely impacted.

In specified circumstances in which the merger agreement is terminated, Ventyx has agreed to pay Lilly a termination fee.

Effect of the Merger on Our Capital Stock

The merger agreement provides that each share of our capital stock outstanding immediately prior to the effective time of the merger (other than holders of (i) shares held in the treasury of Ventyx or owned by Ventyx or owned by Lilly or Merger Sub, or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub and (ii) Dissenting Shares (as defined in the merger agreement)) will be converted into the right to receive, subject to the terms and conditions contained in the merger agreement, an amount in cash per share, without interest and less applicable tax withholdings, equal to the per share consideration (provided that each outstanding share of our preferred stock, other than Dissenting Shares, will be automatically canceled and will cease to exist and will be converted into the right to receive $1,400.00 in cash, without interest and less applicable tax withholdings, we refer to such amount, together with the per share consideration, as the “aggregate per share consideration”).

Dissenting shares will be treated as described under “The Merger—Appraisal Rights.” All shares of our capital stock that are held in the treasury of Ventyx, or owned of record by Lilly, Merger Sub or any of their respective wholly owned subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.

Prior to the effective time of the merger, Lilly will enter into an agreement with a payment agent designated by Lilly, and reasonably acceptable to Ventyx, to act as payment agent for purposes of effecting the payment of the aggregate per share consideration. At or immediately following the effective time of the merger, Lilly will deposit, or cause to be deposited, with the payment agent an amount in cash sufficient to pay the aggregate per share consideration, which the holders of shares of our outstanding capital stock will be entitled to receive at the effective time of the merger.

As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, Lilly will cause the payment agent to mail to each holder of record of shares of our capital stock that are represented by certificates, (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates. Any shares of our capital stock that are held in book-entry will be deemed to be automatically surrendered upon the receipt by the payment agent of an “agent’s message” in customary form. Any such shares of capital stock so surrendered shall be entitled to receive, as reasonably practicable after the effective time of the merger (and in any event, within three business days thereafter), the per share consideration payable for each such share.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Ventyx Board, Ventyx management, Ventyx’s representatives or other parties.

The Ventyx Board regularly evaluates Ventyx’s long-term plans, capital requirements and strategic opportunities with a view towards enhancing stockholder value, taking into consideration the development stage of Ventyx’s programs, the competitive landscape, the condition of the capital markets and developments in the biopharmaceutical industry, among other things. As part of this ongoing evaluation, the Ventyx Board has considered (1) potential partnership and collaboration opportunities, (2) the continuation of, and potential improvements to, Ventyx’s current business plan, with Ventyx remaining an independent entity, (3) various capital-raising alternatives, and (4) other strategic alternatives, including a sale of Ventyx.

Ventyx management from time to time, in connection with ordinary course business development activities, engages in discussions with biopharmaceutical companies to increase awareness of its programs and explore interest in potential licensing, collaboration and other strategic transactions. Ventyx management reported regularly to the Ventyx Board on these discussions.

In addition, from time to time, members of Ventyx management had separate discussions with Jefferies and Moelis, each of which has had a long-standing relationship with Ventyx, has provided to Ventyx market insights and advice on business development strategies, and, in the case of Jefferies, has assisted Ventyx with various capital raising activities, including Ventyx’s initial public offering, two subsequent equity raises and its “at-the-market” sales program.

On November 30, 2023, in connection with ordinary course business development discussions, Ventyx entered into a confidentiality agreement with Sanofi SA, a large pharmaceutical company (which we refer to as “Sanofi”). This confidentiality agreement did not contain a standstill provision or use restrictions substantially equivalent to a standstill and expired on November 30, 2024. Following entry into the confidentiality agreement with Sanofi, Ventyx and Sanofi met from time to time to discuss Ventyx and its clinical programs, and the possibility of a potential strategic transaction. Throughout these discussions, Sanofi did not make a proposal to acquire Ventyx or to enter into a collaboration or licensing transaction.

On July 2, 2024, in connection with ordinary course business development discussions, Ventyx entered into a confidentiality agreement with Lilly. This confidentiality agreement did not contain a standstill provision. This confidentiality agreement was subsequently amended from time to time to extend its term and amend the scope of information to be shared pursuant to this agreement. Following entry into the confidentiality agreement with

Lilly, Ventyx and Lilly met from time to time to discuss Ventyx and its clinical programs. Throughout these discussions, except as described below, Lilly did not make a proposal to acquire Ventyx or to enter into a collaboration or licensing transaction.

In September 2024, Ventyx entered into a Securities Purchase Agreement with Aventis Inc. (a wholly owned subsidiary of Sanofi and referred to for purposes of this discussion as “Sanofi”), pursuant to which Ventyx sold to Sanofi 70,601 shares of Series A Non-Voting Convertible Preferred Stock, at a purchase price of $3.8243 per share (on an as-converted to common stock basis), for gross proceeds of approximately $27.0 million. As part of the transaction, Ventyx granted Sanofi a right of first negotiation for a license, grant or transfer, including by option or sale, of any rights to research, develop, commercialize, or otherwise exploit VTX3232, Ventyx’s CNS-penetrant NLRP3 inhibitor (which we refer to as the “Sanofi ROFN”). The purchase agreement with Sanofi contained a confidentiality provision substantially similar to the November 2023 confidentiality agreement with Sanofi (without a standstill or use restrictions substantially equivalent to a standstill).

On May 14, 2025, in connection with the Sanofi ROFN, a representative of Sanofi contacted Mr. Moore, Chief Operating Officer of Ventyx, and stated that Sanofi was initiating its internal partnering governance process and that it would be requesting online data room access to facilitate due diligence review of VTX3232. Thereafter members of Ventyx management provided updates to Sanofi, discussed various business development topics with Sanofi and responded to several due diligence inquiries from Sanofi.

On June 17, 2025, Ventyx announced positive topline data from its Phase 2a safety and biomarker trial evaluating VTX3232 in patients with early-stage Parkinson’s disease.

On October 2, 2025, Dr. Mohan, Chief Executive Officer of Ventyx and a director on the Ventyx Board, contacted a representative of Lilly to explore Lilly’s interest in Ventyx’s programs. The representative of Lilly stated that Lilly was awaiting the planned data update on VTX3232 later in October.

On October 6, 2025, Dr. Mohan spoke with a representative of Lilly to discuss Ventyx’s programs.

On October 22, 2025, Ventyx announced positive topline results from its Phase 2 study of VTX3232 in obese participants with cardiovascular risk factors (which we refer to as the “October 3232 Update”). In the weeks following the October 3232 Update, Dr. Mohan and Mr. Moore contacted 16 large biopharmaceutical companies (including Lilly, Sanofi and another large pharmaceutical company, which we refer to as “Party A”), pursuant to Ventyx’s ordinary course business development activities under supervision by the Ventyx Board, and provided a non-confidential update on the positive results to discuss whether those parties would be interested in engaging in discussions to understand Ventyx’s programs. In the course of Ventyx’s ordinary course business development activities, Ventyx entered into confidentiality agreements with 12 of these companies (including Lilly, Sanofi and Party A), of which two confidentiality agreements contained customary standstills which had expired and were no longer effective as of the October 3232 Update and one of which had use restrictions restricting the use of confidential information to a negotiated strategic transaction. Of the 16 large biopharmaceutical companies, (1) six declined to pursue discussions with Ventyx or failed to respond to Ventyx’s initial outreach and follow-up attempts, (2) three expressed interest only in a license of VTX3232 for neurological indications, (3) two received confidential information but, after conducting due diligence, stated that they required additional clinical data to progress discussions (which data could only be provided after Ventyx conducted additional clinical studies), (4) two conducted preliminary due diligence on Ventyx, and (5) three (Lilly, Sanofi and Party A) received confidential information and conducted advanced due diligence. Dr. Mohan and Mr. Moore regularly updated members of the Ventyx Board on the status of this outreach, including Dr. Gujrathi, Executive Chair of the Ventyx Board.

Also on October 22, 2025, Lilly first accessed an online data room hosted by Ventyx containing, among other things, information with respect to the October 3232 Update, and thereafter continued to conduct due diligence on Ventyx’s clinical programs.

On October 23, 2025, Dr. Mohan, Mr. Moore and other members of Ventyx management gave a presentation to representatives of Sanofi on the data from the Phase 2 VTX3232 study pursuant to Ventyx’s preexisting contractual obligation to Sanofi. Sanofi stated that it would need to expand its team to include cardiovascular expertise as Sanofi’s historical diligence had been limited to neurological indications and obesity/metabolic disease indications. Sanofi had previously been granted online data room access, and over the following weeks, additional representatives of Sanofi with cardiovascular expertise were granted access to an online data room. Thereafter Sanofi increased its due diligence efforts to further understand the opportunity for VTX3232 in cardiovascular indications.

On October 29, 2025, following an introduction by a representative of Moelis, Dr. Mohan spoke with a representative of Party A. The representative of Party A stated an interest in entering into a confidentiality agreement and conducting due diligence to learn more about Ventyx and its clinical programs. Ventyx entered into a confidentiality agreement (without a standstill or use restrictions substantially equivalent to a standstill) with Party A on November 12, 2025, which was subsequently amended on December 24, 2025 to expand the scope of confidential information to be shared and the Party A representatives with whom such information could be shared.

On October 31, 2025, representatives of Lilly and members of Ventyx management held a call to further discuss the October 3232 Update.

On November 5, 2025, Dr. Mohan met with a representative of Party A to discuss the data from the October 3232 Update and scientific diligence considerations.

On November 9, 2025, Mr. Moore contacted a representative of Sanofi to request that Sanofi inform Ventyx if it was interested in entering into negotiations with Ventyx regarding an acquisition or license of VTX3232 pursuant to an exercise of the Sanofi ROFN. On that same day, Dr. Mohan spoke with representatives of Sanofi to discuss Sanofi’s interest in Ventyx’s programs. The representative of Sanofi stated that Sanofi had scheduled a governance meeting on December 15, 2025 for internal decision-making regarding pursuing an acquisition of Ventyx or license of VTX3232.

On November 11, 2025, Ventyx management held a meeting with certain members of the Ventyx Board, with a representative of Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”) and a representative of Jefferies in attendance, the purpose of which was to introduce a representative of Jefferies to the Ventyx Board members in attendance. Mr. Moore provided an update on the status of Ventyx’s outreach to large biopharmaceutical companies (including as to Lilly, Sanofi and Party A). Jefferies provided perspectives on Ventyx’s outreach and the engagement by the various large biopharmaceutical companies.

On November 16, 2025, Dr. Mohan met with representatives of Sanofi at the 2025 Jefferies conference in London (which we refer to as the “Jefferies Conference”). The representatives of Sanofi stated that Sanofi was still in the process of assessing the cardiovascular opportunity for VTX3232 and determining whether Sanofi would be interested in exercising the Sanofi ROFN.

On November 17, 2025, Dr. Mohan met with representatives of Lilly at the Jefferies Conference to understand Lilly’s potential interest in Ventyx’s clinical programs in light of the October 3232 Update. The representatives of Lilly stated that further exploration of a strategic transaction with Ventyx was a priority for Lilly, and that Lilly intended to accelerate its due diligence in the near-term.

On November 24, 2025, the Ventyx Board held a meeting with members of Ventyx management and a representative of Wilson Sonsini present. The members of Ventyx management updated the Ventyx Board on the business development efforts underway, including the parties with which Ventyx management had engaged, and the interest communicated by each. The Ventyx Board directed management to continue ongoing business development outreach to facilitate potential strategic interest in Ventyx and its programs.

On November 25, 2025, Ventyx granted Party A access to an online data room to facilitate Party A’s due diligence review of Ventyx.

On December 1, 2025, at Dr. Mohan’s instruction, a representative of Jefferies spoke with representatives of Lilly to discuss due diligence considerations and establish a dialogue regarding Lilly’s potential interest in a strategic transaction with Ventyx.

On December 5, 2025, Dr. Mohan contacted representatives of Sanofi to request an update on the status of Sanofi’s further due diligence efforts and potential interest in exercising the Sanofi ROFN, but did not receive a response.

On December 6, 2025, Dr. Mohan contacted a representative of Party A to request an update on the status of Party A’s due diligence efforts and potential interest in a strategic transaction. The representative of Party A informed Dr. Mohan that representatives of Party A were reviewing the data room, but did not otherwise substantively respond.

On December 7, 2025, a representative of Party A contacted Dr. Mohan to reiterate that due diligence was underway.

On December 15, 2025, Dr. Mohan, Mr. Moore and other members of Ventyx management spoke with representatives of Sanofi. The representatives of Sanofi stated that Sanofi had declined to exercise the Sanofi ROFN, but requested that Ventyx keep Sanofi apprised should strategic interest in Ventyx from another biopharmaceutical company materialize.

On December 16, 2025, the Ventyx Board held a meeting with members of Ventyx management and representatives of Jefferies and Wilson Sonsini in attendance. The members of Ventyx management updated the Ventyx Board on the business development efforts underway, including the status of each of the 16 large biopharmaceutical companies with which Ventyx management had engaged and the interest displayed by each. The status of Sanofi’s due diligence efforts and potential interest in a strategic transaction, including that Sanofi had declined to exercise the Sanofi ROFN, was reviewed and discussed. Jefferies reviewed the general market conditions in the biopharmaceutical industry. The Ventyx Board discussed the market’s reaction to the October 3232 Update, the status of Ventyx’s clinical programs, Ventyx’s long-term capital requirements and program development strategy, and the risks of continuing as a standalone clinical stage company, and determined that it was appropriate, in light of the foregoing, to continue to explore interest in a potential strategic transaction involving Ventyx. The Ventyx Board and Jefferies also discussed the risk of a negative market reaction in the event that Ventyx did not announce a strategic transaction by early 2026, given public awareness of the Sanofi ROFN and corresponding market speculation with respect to a strategic transaction involving VTX3232 following the October 3232 Update. The Ventyx Board considered the (1) status of Ventyx’s engagement with biopharmaceutical companies and the interest communicated by each, (2) status of due diligence by each, (3) strategic fit of Ventyx’s NLRP3 inhibitor programs within these companies’ pipelines and their strategic priorities, and (4) the capabilities of these companies to accelerate development of Ventyx’s NLRP3 inhibitor programs, including with respect to the large number of participants required for a Phase 3 clinical trial evaluating VTX3232. The Ventyx Board determined that Lilly and Party A were the most advanced in due diligence and most likely to pursue and enter into a strategic transaction with Ventyx. The Ventyx Board considered engaging Jefferies as its financial advisor. In that regard, the Ventyx Board considered Jefferies’s qualifications, expertise, international reputation, knowledge of Ventyx and the industry in which Ventyx operates and experience in advising similar companies in connection with potential strategic transactions. The Ventyx Board determined to continue working with Jefferies in connection with its exploration of strategic alternatives. The Ventyx Board directed Dr. Mohan and Jefferies to coordinate contacting Lilly to assess Lilly’s interest in a potential strategic transaction with Ventyx, and to leverage Lilly’s response to inform next steps for strategic engagement with Party A (and Sanofi, should strategic interest from Lilly or Party A materialize).

Later on December 16, 2025, Mr. Moore spoke with representatives of Party A to convey to Party A that Ventyx was in late-stage due diligence discussions with another large pharmaceutical company and that Party A would need to accelerate its processes if it was interested in pursuing a transaction with Ventyx.

On December 19, 2025, Ventyx received from Lilly a non-binding proposal to acquire all of Ventyx’s issued and outstanding common stock and common stock equivalents (on a fully diluted basis) for $12.50 per share in cash (which we refer to as the “first Lilly proposal”). The first Lilly proposal did not include a request for exclusivity.

On December 20, 2025, the Ventyx Board held a meeting with members of Ventyx management, and representatives of Jefferies and Wilson Sonsini in attendance. Jefferies reviewed financial analyses of the first Lilly proposal based on Ventyx’s historical stock performance and analyst estimates, but did not discuss valuations. Representatives of Wilson Sonsini reviewed with the directors their fiduciary duties in the context of an acquisition of Ventyx. The Ventyx Board considered the risk that Lilly would abandon its efforts to pursue a transaction with Ventyx in the event that Ventyx did not take steps to position the parties to announce a transaction in the near-term, and that the Ventyx Board expected to have the ability, pursuant to the terms of the definitive merger agreement with Lilly, if any, to pursue an unsolicited superior proposal. The Ventyx Board again considered whether any of the other large biopharmaceutical companies with which Ventyx had engaged were likely to pursue an acquisition of Ventyx in the near-term, including that, other than Sanofi and Party A, none would be reasonably likely to advance their due diligence sufficiently to submit a proposal and negotiate a transaction on the expected accelerated timeline. The Ventyx Board directed Ventyx management and Jefferies (and authorized them to coordinate accordingly) to (1) inform Lilly that the first Lilly proposal presented insufficient value for Ventyx to transact, (2) facilitate additional due diligence by Lilly on Ventyx’s broader pipeline (in addition to VTX3232 and VTX2735) to assist Lilly in improving the first Lilly proposal, (3) negotiate the terms of a definitive agreement with Lilly to position Ventyx to announce a transaction by January 9, 2026 (and in any event, prior to the start of the 2026 JPM Healthcare Conference) should Lilly make an acquisition proposal that was acceptable to the Ventyx Board, and (4) seek to elicit an acquisition proposal from Sanofi and/or Party A.

Later on December 20, 2025 and on December 21, 2025, respectively, Dr. Mohan and representatives of Jefferies each informed representatives of Lilly of the Ventyx Board’s determination. Also on December 20, 2025, Ventyx provided data room access to Ropes & Gray LLP, outside legal counsel to Lilly (which we refer to as “Ropes”).

On December 21, 2025, representatives of Jefferies spoke with representatives of Party A to inform Party A that Ventyx had received an acquisition proposal and to invite Party A to make a bid. The representatives of Party A informed the representative of Jefferies that they would discuss internally and provide a response.

Also on December 21, 2025, Dr. Mohan met with a representative of Lilly to further discuss Ventyx’s clinical programs.

On December 22, 2025, Dr. Mohan spoke with a representative of Party A to reiterate to Party A that Ventyx had received an acquisition proposal and invited Party A to make a proposal. The representative of Party A stated that their due diligence was ongoing but that Party A would not be accelerating its processes over the holiday period.

On December 23, 2025, Mr. Moore and other members of Ventyx management gave a presentation to representatives of Lilly on Ventyx’s earlier-stage programs and legacy inflammatory bowel disease programs.

Also on December 23, 2025, Dr. Mohan contacted a representative of Party A to again inquire if Party A would be interested in making a proposal for a potential acquisition of Ventyx, but did not receive a response.

Also on December 23, 2025, Ropes delivered an initial draft of the merger agreement to Wilson Sonsini. The draft merger agreement contemplated a termination fee of 4.0 percent of Ventyx’s equity value in the transaction, payable by Ventyx under certain circumstances, including upon Ventyx’s termination of the merger agreement to accept a superior proposal. It also included a definition of “Company Material Adverse Effect” which, among other things, did not include exceptions for the results of Ventyx’s or its competitors’ clinical studies, FDA approval of competitive products, or recommendations, statements or pronouncements made by professional medical associations, payors or governmental bodies.

On December 24, 2025, pursuant to Ventyx’s preexisting contractual obligation to Sanofi, Dr. Mohan informed representatives of Sanofi in writing and via a phone call that Ventyx had received an acquisition proposal and invited Sanofi to make a proposal. The representative of Sanofi informed Dr. Mohan that Sanofi was unlikely to convene internally to discuss an acquisition proposal during the holiday week. That same day, a representative of Jefferies also contacted a representative of Sanofi to explore Sanofi’s interest in submitting an acquisition proposal.

Also on December 24, 2025, a representative of Jefferies contacted a representative of Party A to inquire as to Party A’s interest in a potential acquisition of Ventyx and invited Party A to make a proposal. Party A responded that its due diligence was ongoing and that it remained interested in Ventyx’s programs, but would not be accelerating its processes over the holiday period.

On December 26, 2025, representatives of Wilson Sonsini distributed a revised draft of the merger agreement to Ropes, which contemplated a termination fee of 2.5 percent of Ventyx’s equity value in the transaction, payable by Ventyx under certain circumstances, a more company-favorable definition of “Company Material Adverse Effect”, a more company-favorable “no-shop” provision and a “clear skies” antitrust covenant obligation on Lilly. Thereafter, members of Ventyx management and representatives of Wilson Sonsini, on the one hand, and representatives of each of Lilly and Ropes, on the other hand, exchanged drafts, and engaged in numerous discussions and negotiations concerning the terms of, the merger agreement. The principal areas of negotiation in the merger agreement included (1) the definition of “Company Material Adverse Effect”; (2) the conditions to each party’s obligation to consummate the merger; (3) the non-solicitation provisions applicable to Ventyx during the period prior to closing, and terms related to Ventyx’s ability to terminate the merger agreement to accept a superior proposal; (4) Lilly’s information rights during the pendency of the transaction; (5) the size of the termination fee payable by Ventyx and the circumstances in which it is payable; (6) the nature and scope of the interim operating covenants applicable to Ventyx during the period prior to the closing of the merger; and (7) the inclusion of a “clear skies” antitrust covenant obligation on Lilly.

On December 29, 2025, Ropes delivered an initial draft of a form of support agreement to Wilson Sonsini.

On December 30, 2025, Dr. Mohan spoke with a representative of Lilly, who informed Dr. Mohan that Lilly planned to deliver a revised proposal to acquire all of Ventyx’s issued and outstanding common stock and common stock equivalents (on a fully diluted basis) for $13.50 per share in cash (which we refer to as the “second Lilly proposal”) and expeditiously work towards a transaction announcement on or before January 9, 2026. As part of the second Lilly proposal, Ropes delivered a draft exclusivity agreement which proposed that Ventyx agree to negotiate exclusively with Lilly through January 20, 2026 (with Lilly separately indicating that it intended to announce a transaction on or before January 9, 2026). Later that day, Lilly sent Ventyx a written proposal memorializing the second Lilly proposal.

Later on December 30, 2025, the Ventyx Board held a meeting with members of Ventyx management and representatives of Jefferies and Wilson Sonsini in attendance. Dr. Mohan reviewed the second Lilly proposal and his discussions with Lilly regarding the second Lilly proposal. The Ventyx Board discussed the status of engagement with each of Sanofi and Party A. It was noted that representatives of Party A had not been active in the online data room for the transaction since December 24, 2025 and that there had been no recent communications from Sanofi. Jefferies reviewed with the Ventyx Board financial analyses of the second Lilly proposal based on publicly available information, which included forecasts and key assumptions but did not include valuations. Ventyx management presented management’s preliminary long-term plan and the assumptions on which it was based. The Ventyx Board reviewed, discussed and provided input regarding management’s assumptions. Representatives of Wilson Sonsini reviewed with and answered questions from the Ventyx Board regarding the key terms of the draft merger agreement.

Following the December 30, 2025 Ventyx Board meeting, representatives of Jefferies contacted representatives of Sanofi to inquire as to Sanofi’s interest in an acquisition of Ventyx but did not receive a response.

On December 31, 2025, the Ventyx Board held a meeting with members of Ventyx management, and representatives of Jefferies and Wilson Sonsini in attendance. The Ventyx Board (1) approved management’s long-term plan as management’s long-term plan of record (which we refer to as the “Projections” as further described in the section of this proxy statement captioned “—Certain Unaudited Prospective Information of Ventyx”), and (2) the use and reliance by the Company’s financial advisors of the Projections for the purposes of its ongoing financial analysis of Ventyx. Jefferies reviewed with the Ventyx Board a financial analysis of the second Lilly proposal, including valuations, based on the Projections. Representatives of Wilson Sonsini reported on the status of the negotiations of the draft merger agreement and the key open terms. The Ventyx Board considered (1) Lilly’s requirement of exclusivity, (2) the lack of urgency from Sanofi and Party A, each of which had declined to meaningfully engage with Ventyx on an expedited timeline following receipt of the first Lilly proposal, (3) the fact that Sanofi had already declined to exercise the Sanofi ROFN and the risk that Party A would not make an acquisition proposal acceptable to the Ventyx Board, if at all, (4) the risk of losing the opportunity to pursue a transaction with Lilly in the event that the Ventyx Board did not enter into exclusive negotiations in the near-term, given Lilly’s stated urgency with respect to announcement of a transaction on or before January 9, 2026, and (5) that the Ventyx Board would have the ability, pursuant to the terms of the definitive merger agreement with Lilly, if any, to pursue an unsolicited superior proposal. The Ventyx Board determined that (a) based on the price contained in the second Lilly proposal, the second Lilly proposal did not warrant exclusive negotiations, and, in any event, the period for exclusive negotiations with Lilly should not extend beyond the start of the 2026 JPM Healthcare Conference, (b) the definition of “Company Material Adverse Effect” must be resolved in a satisfactory manner to Ventyx before it entered into exclusive negotiations, and (c) the Ventyx Board would consider exclusive negotiations if Lilly improved the second Lilly proposal to between $14.00-$15.00 per share of Ventyx’s common stock. The Ventyx Board authorized Dr. Mohan to coordinate with Jefferies to convey the Ventyx Board’s determination to Lilly, which determination was subsequently communicated.

On January 2, 2026, a customary relationship disclosure letter from Jefferies was distributed to the Ventyx Board.

Also on January 2, 2026, Lilly sent Ventyx its “best and final” proposal to acquire all of Ventyx’s issued and outstanding common stock and common stock equivalents (on a fully diluted basis) at a price of $14.00 per share in cash (which we refer to as the “final Lilly proposal”). The final Lilly proposal required that Ventyx agree to negotiate exclusively until January 9, 2026, which would automatically extend to January 12, 2026 under certain circumstances.

Later on January 2, 2026, the Ventyx Board held a meeting with members of Ventyx management and representatives of Jefferies and Wilson Sonsini in attendance. Dr. Mohan reviewed the status discussions with Lilly, and the terms of the final Lilly proposal. The Ventyx Board again considered (1) the lack of urgency from Sanofi and Party A, (2) the risk that neither Sanofi nor Party A would make an acquisition proposal acceptable to the Ventyx Board, if at all, (3) the risk of losing the final Lilly proposal if Ventyx did not enter into exclusive negotiations with Lilly in the near-term, given Lilly’s stated urgency with respect to announcement of a transaction on or before January 9, 2026, (4) that granting exclusivity was necessary to secure Lilly’s best and final price, and (5) that the Ventyx Board would have the ability, pursuant to the terms of the definitive merger agreement with Lilly, to pursue unsolicited superior proposals. The Ventyx Board directed Ventyx management to enter into exclusive negotiations with Lilly based on the final Lilly proposal, subject to resolution of the definition of “Company Material Adverse Effect” in a satisfactory manner to Ventyx management, and to work to announce a transaction with Lilly on or prior to January 9, 2026.

On January 3, 2026, Ventyx and Lilly entered into an exclusivity agreement with an exclusivity period ending at 11:59 p.m. Eastern Time on January 9, 2026, subject to an automatic extension through 11:59 p.m. Eastern Time on January 11, 2026 under certain circumstances. Also on January 3, 2026, Wilson Sonsini distributed an initial draft of the disclosure letter to Ropes.

Thereafter, through the signing of the merger agreement, members of Ventyx management, and representatives of Wilson Sonsini and Jefferies, on the one hand, and representatives of Lilly, Ropes and BofA Securities, Inc. (financial advisor to Lilly), on the other hand, met on numerous occasions to negotiate and finalize the merger agreement, support agreement, disclosure letter and Lilly’s due diligence review of Ventyx and its clinical programs.

On January 4, 2026, a representative of Sanofi contacted representatives of Jefferies to request a meeting. The representatives of Jefferies did not respond pursuant to the requirements of the exclusivity agreement with Lilly.

On January 5, 2026, a customary relationship disclosure letter from Moelis was distributed to the Ventyx Board.

On January 6, 2026, Ventyx management confirmed to Moelis that the Projections approved by the Ventyx Board and provided to Moelis should be used by Moelis for the purposes of its financial analysis of Ventyx.

Also on January 6, 2026, the Ventyx Board met, with members of Ventyx management, and representatives from Wilson Sonsini, Jefferies and Moelis in attendance. The Ventyx Board reviewed (1) the terms of proposed engagement letters with each of Jefferies and Moelis and (2) the customary relationship disclosure letters provided by each of Jefferies and Moelis (such relationships are more fully described in the sections of this proxy statement captioned “—Opinion of Jefferies LLC” and “—Opinion of Moelis & Company LLC”). The Ventyx Board considered Moelis’ qualifications and international reputation, knowledge of the industry in which Ventyx operates and experience in advising similar companies in connection with potential strategic transactions. Jefferies and Moelis confirmed that there had been no updates to their respective relationship disclosure letters from the versions that had been distributed to the Ventyx Board. The Ventyx Board did not identify in the relationship disclosures any matter that would affect the ability of Jefferies or Moelis to fulfill their respective responsibilities as financial advisor to Ventyx. The board then approved the engagement letters with Jefferies and Moelis. Jefferies described the outreach from Sanofi. Dr. Mohan confirmed that he had not engaged in discussions with Lilly regarding any post-closing employment or compensation. Jefferies reviewed Jefferies’ financial analysis of the $14.00 per share of common stock cash consideration with the Ventyx Board, and rendered to the Ventyx Board Jefferies’ oral opinion, confirmed by delivery of a written opinion dated January 6, 2026, to the effect that, based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Jefferies stated in its opinion, the $14.00 per share cash consideration to be received in the merger by holders of Ventyx common stock (other than holders of (i) shares of Ventyx common stock owned by Lilly, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx common stock outstanding immediately prior to the effective time of the merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx common stock) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Moelis reviewed Moelis’s financial analysis regarding the per share price provided for in the merger agreement. At the request of the Ventyx Board, Moelis rendered its oral opinion to the Ventyx Board, which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Ventyx Board dated the same date, to the effect that, as of January 6, 2026 and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the per share price to be received by the holders of Ventyx common stock in the merger is fair, from a financial point of view, to such holders (as more fully described in the section of this proxy statement captioned “—Opinion of Moelis & Company LLC”). Representatives of Wilson Sonsini reviewed with the directors their fiduciary duties and the terms of the final merger agreement and support agreements. The Ventyx Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the Ventyx Board and Reasons for the Merger,” (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Ventyx and its stockholders, (2) declared it advisable to enter into the merger agreement, (3) approved the execution, delivery and performance by Ventyx of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (4) directed that the adoption of the merger agreement be submitted to a vote of the holders of Ventyx common stock at a meeting of Ventyx’s stockholders, and (5) resolved to recommend that the holders of Ventyx common stock adopt the merger agreement at such meeting of Ventyx’s stockholders held for such purpose and any adjournment or postponement thereof.

On January 7, 2026, Ventyx and Lilly signed the merger agreement, and Lilly entered into a support agreement with each of the directors and officers of Ventyx and stockholder entities affiliated with New Science Ventures.

Later that same day, Ventyx and Lilly publicly announced the merger agreement.

Recommendation of the Ventyx Board and Reasons for the Merger

Recommendation of the Ventyx Board

On January 6, 2026, the Ventyx Board: (1) determined that the merger agreement, and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of Ventyx and its stockholders, (2) declared it advisable to enter into the merger agreement, (3) approved the execution, delivery and performance by Ventyx of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (4) directed that the adoption of the merger agreement be submitted to a vote of the holders of our common stock at a meeting of Ventyx’s stockholders, and (5) resolved to recommend that the holders of our common stock adopt the merger agreement at such meeting of Ventyx’s stockholders held for such purpose and any adjournment or postponement thereof.

The Ventyx Board recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by us to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

In evaluating the merger agreement and the merger, the Ventyx Board consulted with Ventyx management, as well as representatives of each of Wilson Sonsini, Jefferies and Moelis. In recommending that holders of our common stock vote “FOR” the adoption of the merger agreement, the Ventyx Board considered and analyzed a number of factors, including the following (which factors are not necessarily exhaustive or presented in order of relative importance). Based on the factors discussed below, the Ventyx Board concluded that entering into the merger agreement was advisable, fair to, and in the best interests of Ventyx and our stockholders.

The Ventyx Board believed that the following material factors and benefits supported its determination and recommendation:

•

Ventyx’s Business, Financial Condition, Prospects and Execution Risks. The Ventyx Board’s assessment of the then-current financial condition, results of operations, business and competitive positioning of Ventyx. As part of this analysis, the Ventyx Board considered Ventyx management’s then-current business plans and strategies and the potential opportunities that these plans and strategies presented against, among other things, various execution and other risks to achieving those plans and strategies. Among the potential risks identified by the Ventyx Board were:

•	Our prospects and competitive position as an independent public company. In this regard, the Ventyx Board considered:

•	the status, early stage of development and prospects for Ventyx’s current product candidates, including VTX3232 and VTX2735, which have yet to begin Phase 3 clinical trials and have not yet been approved for marketing by the U.S. Food and Drug Administration (which we refer to as the “FDA”), and the risk that adverse events or developments may occur in the clinical trials of VTX3232 and VTX2735 or Ventyx’s other product candidates that would require Ventyx to delay or terminate further clinical activity, or that Ventyx’s clinical trials may otherwise take longer than expected or may be unsuccessful, and the risk that the FDA may ultimately not approve a New Drug Application for VTX3232 or VTX2735 or any of Ventyx’s other current product candidates, and the risks associated with the commercialization of VTX3232 or VTX2735 and Ventyx’s other current product candidates;

•

The significant capital investment and cash flows required for Ventyx to remain an independent company and fund the clinical development of Ventyx’s product candidates, including VTX3232 and VTX2735 assets and the commercial launch of these products. This includes, among others, the fact that, while Ventyx may seek additional funding through future financing or significant licenses, research collaborations or partnerships, any such strategic transaction could be highly dilutive for Ventyx’s existing stockholders, might only be available on unfavorable terms, might not be available at all given the downturn in general market sentiment towards biopharmaceutical companies and risk associated with raising capital or might not deliver superior risk-adjusted value relative to the merger;

•

Ventyx’s competitive position in the biopharmaceutical industry and competitive risks, including potential future competition from larger and better funded companies that have competitive advantages from their broader commercial scope and economies of scale in pricing; and

•	the other risk factors described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”

•	The need to attract, retain and motivate talented senior management to execute Ventyx’s business plan.

•

Results of Strategic Review Process. The Ventyx Board’s belief that the merger was the result of a reasoned, fully informed process overseen by the Ventyx Board. Among the process considerations identified by the Ventyx Board were:

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The outreach by Ventyx management following the October 3232 Update, with 16 large biopharmaceutical companies, including Lilly, regarding Ventyx and its clinical programs. The Ventyx Board considered the nature of the engagement by each of these companies, and that, of these companies, only Lilly submitted a proposal to acquire Ventyx. For more information on this process, see the section of this proxy statement captioned “The Merger —Background of the Merger.”

•

The lack of urgency from Sanofi and Party A (as further described in the section of this proxy statement captioned “The Merger—Background of the Merger”) each of which had declined to meaningfully engage with Ventyx on an expedited timeline following receipt of the first Lilly proposal, including that neither Sanofi nor Party A submitted a proposal.

•

The fact that Sanofi had already declined to pursue an acquisition of Ventyx or license of VTX3232 and the Ventyx Board’s assessment that neither Sanofi nor Party A would make an acquisition proposal acceptable to the Ventyx Board in a timely manner, if at all.

•	The limited universe of parties interested in and capable of advancing a Phase 3 clinical trial evaluating VTX3232.

•

The risk of a negative market reaction in the event that Ventyx did not announce a strategic transaction by early 2026, given public awareness of the Sanofi ROFN and corresponding market speculation with respect to a strategic transaction involving VTX3232 following the October 3232 Update.

•

The risk of losing a favorable opportunity with Lilly if Ventyx did not enter into exclusive negotiations with Lilly in the near-term following receipt of the final Lilly proposal, given Lilly’s stated urgency with respect to announcement of a transaction on or before January 9, 2026.

•

Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides certainty of value and liquidity immediately upon the closing of the merger, and eliminates uncertainty and risk for our stockholders related to the continued execution of Ventyx’s business plan as well as risks related to the financial markets generally.

•

Best Value Reasonably Obtainable and Implied Premium. The belief of the Ventyx Board that the per share consideration represents the best value reasonably obtainable for the shares of our common stock after discussions with multiple parties, taking into account the familiarity of the Ventyx Board with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the Ventyx Board believed that, measured against our longer-term execution risks, the per share consideration reflects a fair and favorable price for the shares of our common stock. The Ventyx Board considered that the per share consideration represents a premium of approximately 62 percent to the 30-day volume-weighted average trading price of Ventyx’s common stock for the period ended on January 5, 2026, the last full trading day prior to market speculation regarding a potential transaction.

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Lack of Potential Strategic Alternatives. The assessment of the Ventyx Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Ventyx as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks, as further discussed in the “The Merger—Background of the Merger.”

•

Financial Presentation and Opinion of Jefferies LLC. The financial presentation and opinion of Jefferies rendered to the Ventyx Board on January 6, 2026 as to the fairness, from a financial point of view and as of such date, of the $14.00 per share cash consideration to be received in the merger by the holders of Ventyx common stock (other than (i) shares of Ventyx common stock owned by Lilly, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx common stock outstanding immediately prior to the effective time of the merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx common stock) pursuant to the merger agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Jefferies LLC” and the full text of the written opinion attached as Annex B to this proxy statement and incorporated herein by reference.

•

Fairness Opinion of Moelis & Company LLC. In addition, the financial analyses reviewed and discussed with the Ventyx Board on January 6, 2026 by representatives of Moelis in connection with the consideration by the Ventyx Board of the proposed merger provided for in the merger agreement, as well as the oral opinion of Moelis rendered to the Ventyx Board on January 6, 2026, which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Ventyx Board dated the same date, to the effect that, as of January 6, 2026 and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the per share consideration to be received by the holders of the Ventyx common stock in the merger is fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Moelis & Company LLC” and which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated herein by reference.

•

Negotiations with Lilly and Terms of the Merger Agreement. The terms and conditions of the merger agreement, which was the product of robust, arm’s-length negotiations and during which the Ventyx Board was advised by Wilson Sonsini. In this regard, the factors considered by the Ventyx Board included:

•

Our rights under the merger agreement to respond to unsolicited acquisition proposals from third parties and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior proposal from a third party.

•	The belief of the Ventyx Board that the terms of the merger agreement would not preclude third parties from making a superior proposal.

•	The Ventyx Board’s ability, under certain circumstances, to withdraw or modify its recommendation that holders of our common stock vote in favor of the adoption of the merger agreement.

•

Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Ventyx Board believed that the size of the termination fee was reasonable, generally consistent with similar fees payable in comparable transactions, and not preclusive of other offers.

•

Our ability, under the circumstances specified in the merger agreement, to specifically enforce the terms and provisions of the merger agreement, in addition to any other remedy to which we are entitled, to consummate the merger.

•

Reasonable Likelihood of Consummation. The belief of the Ventyx Board that an acquisition by Lilly was reasonably likely to close, including the belief that the regulatory approvals required to consummate the merger were reasonably likely to be obtained.

•

Timing of Completion. The anticipated timing of the consummation for the merger and the Ventyx Board’s conclusion that the merger was capable of being completed in a reasonable timeframe and in an orderly manner, reducing the period during which Ventyx’s business would be subject to the potential uncertainty of closing.

•

Business Reputation of Lilly. The assessment of the Ventyx Board that the business reputation and financial resources of Lilly supported the conclusion that a transaction with Lilly was reasonably likely to be consummated successfully and in an appropriately expedited manner.

•	Appraisal Rights. The appraisal rights available to our stockholders in connection with the merger.

The Ventyx Board also considered a number of uncertainties, risks and other potentially negative factors related to its recommendation, including the following:

•

Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Ventyx during the pendency of the merger; (2) we will have incurred significant transaction and other costs (many of which are payable whether or not the merger is consummated); (3) our business relationships with current or prospective business partners, suppliers, vendors, employees and investors may be adversely affected, which could cause an adverse impact on Ventyx’s operating results; (4) the trading price of our common stock could be adversely affected; (5) the contractual and legal remedies available to us if Lilly were to seek to terminate the merger agreement or abandon the merger may be insufficient from a variety of perspectives, costly to pursue, or both; and (6) the failure of the merger to be consummated could result in an adverse perception among our current and prospective patients for clinical trials, business partners, suppliers, vendors, employees and investors, which could cause an adverse impact on our operating results.

•

No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger.

•

Other Strategic Options. The other potential alternative strategies available to us as an independent company, which, despite significant uncertainty, could potentially have resulted in a more successful and valuable company.

•

No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on our ability to solicit competing proposals from January 7, 2026, the date of the merger agreement, until the consummation of the merger or termination of the merger agreement.

•

Regulatory Clearances. The merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or otherwise been terminated, which subjects the merger to potential delay and risk.

•

Termination Fee Payable to Lilly. The requirement that we pay the termination fee to Lilly, under certain circumstances following termination of the merger agreement, including if the Ventyx Board terminates the merger agreement to accept a superior proposal. The Ventyx Board considered the potentially dampening effect that the Ventyx termination fee could have on a third party’s interest in making a proposal to acquire us.

•

Impact of Interim Restrictions on Ventyx’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which have the potential to delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•

Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, clinical trial patients, partners, suppliers, vendors and operating results; (2) impact on our ability to attract and retain management, research, medical and technical personnel; and (3) potential for litigation in connection with the merger, and the risk of incurring substantial costs and expenses in connection therewith.

•

Taxable Consideration. The fact that stockholders’ receipt of cash in exchange for shares of our common stock and preferred stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders that are U.S. persons.

•

Interests of Ventyx’s Directors and Executive Officers. The fact that our directors and executive officers may have interests in the merger which may be different from, or in addition to, those of our other stockholders, as more fully described in the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger.”

The foregoing discussion of factors considered is not meant to be exhaustive. Rather, it summarizes the material considerations and analyses evaluated by the Ventyx Board in its consideration of the merger, and such considerations and analyses are not necessarily presented in order of importance. After considering these and other factors, the Ventyx Board concluded that the potential benefits of entering into the merger agreement outweighed the potential uncertainties and risks. In light of the variety of factors considered by the Ventyx Board and the complexity of these factors, the Ventyx Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Ventyx Board who voted in favor of the merger applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Ventyx Board adopted and approved the merger agreement based upon the totality of the information presented to, and considered by, the Ventyx Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Opinion of Jefferies LLC

Unless the context requires otherwise, capitalized terms used but not defined in this section entitled “—Opinion of Jefferies LLC” will have the meaning ascribed to such terms in Annex B.

Ventyx engaged Jefferies as a financial advisor to Ventyx in connection with a sale of Ventyx, including the Merger. In connection with this engagement, the Ventyx Board requested that Jefferies evaluate the fairness, from a financial point of view, of the Common Share Merger Consideration (as defined in the merger agreement) to be received in the Merger by holders of Ventyx common stock (other than (i) shares of Ventyx common stock owned by Lilly, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx common stock outstanding immediately prior to the effective time of the merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx common stock), pursuant to the merger agreement. At a meeting of the Ventyx Board held on January 6, 2026 to evaluate the Merger, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated January 6, 2026, to the Ventyx Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Jefferies as described in its opinion, the Common Share Merger Consideration to be received in the Merger by holders of Ventyx common stock (other than (i) shares of Ventyx common stock owned by Lilly, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx common stock outstanding immediately prior to the effective time of the merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx common stock) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Jefferies, is attached as Annex B to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Ventyx Board (in its capacity as such) in its evaluation of the Common Share Merger Consideration from a financial point of view and did not address any other aspect of the transaction or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Ventyx, nor did it address the underlying business decision by Ventyx to engage in the Merger or any other matter. Jefferies’ opinion did not in any way address proportionate allocation or relative fairness among holders of Ventyx common stock, holders of any other securities of Ventyx (including holders of Ventyx preferred stock) or otherwise. Jefferies’ opinion does not constitute a recommendation as to how the Ventyx Board or any holder of Ventyx common stock should vote or act with respect to the Merger or any other matter.

The summary of Jefferies’ opinion set forth below is qualified in its entirety by reference to the full text of Jefferies’ opinion attached as Annex B to this proxy statement.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft, provided to Jefferies on January 5, 2026, of the Merger Agreement;

•	reviewed certain publicly available financial and other information about Ventyx;

•

reviewed certain information furnished to Jefferies and approved for Jefferies’ use by Ventyx’s management, including risk-adjusted financial forecasts and estimates relating to the business, operations and prospects of Ventyx;

•	held discussions with members of senior management of Ventyx concerning the matters described in the second and third bullets immediately above;

•	reviewed the share trading price history for Ventyx common stock; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by Ventyx or that was publicly available to Jefferies (including, without limitation, the information described above) or that was otherwise reviewed by Jefferies. Jefferies relied on the assurances of the management and other representatives of Ventyx that they were not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In connection with its review, Jefferies did not make and did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of Ventyx or any other entity, and Jefferies was not furnished with and assumed no responsibility to obtain or conduct, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate and did not express any opinion as to the solvency or fair value of Ventyx or any other entity, or the impact of the Merger thereon, under any laws relating to bankruptcy, insolvency or similar matters. In addition, Jefferies’ analyses and opinion did not consider any actual or potential arbitration, litigation, claims, audits or possible unasserted claims, investigations or other proceedings involving or affecting Ventyx or any other entity.

With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised by Ventyx, and assumed, that the financial forecasts and estimates relating to Ventyx that Jefferies was directed to utilize for purposes of its analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Ventyx as to, and were an appropriate basis upon which to evaluate, the future financial performance of Ventyx and the other matters covered thereby. Jefferies expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based.

Jefferies relied upon the assessments of the management of Ventyx as to, among other things, (i) the potential impact on Ventyx of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the biopharmaceutical industry, including with respect to the pricing of and third-party coverage and reimbursement for pharmaceutical products, (ii) matters relating to the products and product candidates of Ventyx, the potential use and indications for such products and product candidates, related technology and intellectual property and regulatory approval processes and risks, including with respect to the probability and timing for the development, clinical testing, manufacturing and commercialization of such products and product candidates and related uses and indications, and the validity and duration of licenses and patents, and (iii) Ventyx’s existing and future agreements and arrangements involving, and ability to attract, retain and/or replace, key employees and consultants, customers, suppliers, and other commercial and collaboration relationships. Jefferies assumed that there would not be any developments with respect to any such matters that would be meaningful in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing, and which could be evaluated, and the information made available to Jefferies, as of the date of Jefferies’ opinion. Events occurring after the date of Jefferies’ opinion may affect the opinion and the assumptions upon which Jefferies’ opinion was based, and Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As the Ventyx Board was aware, the credit, financial and stock markets, and the industry in which Ventyx operates, have experienced and may continue to experience volatility and disruptions, and Jefferies expressed no view or opinion as to any potential effects of such volatility or disruptions on Ventyx or the Merger.

Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Ventyx or the Merger, and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to Ventyx and/or the Ventyx Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Ventyx or the Merger and advice as to the legal, regulatory, accounting and tax consequences to Ventyx or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement. Jefferies did not take into account, for purposes of its analyses and opinion, any tax consequences of the Merger to any securityholder. Jefferies assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Ventyx, Lilly or the Merger, or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed that the final form of the Merger Agreement would be substantially similar to the last draft of the Merger Agreement reviewed by Jefferies in all respects meaningful to Jefferies’ analyses and opinion.

Jefferies’ opinion did not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Ventyx, nor did it address the underlying business decision by Ventyx to engage in the Merger, or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any support agreement or other agreements, instruments, arrangements or understandings entered into, terminated or amended in connection with, or contemplated by or resulting from, the Merger. Jefferies’ opinion was limited to the fairness, from a financial point of view and as of the date of such opinion, of the Common Share Merger Consideration to be received by holders of Ventyx common stock (other than (i) shares of Ventyx common stock owned by Lilly, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx common stock outstanding immediately prior to the effective time of the merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx common stock), without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Ventyx held by such holders, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Ventyx (including holders of Ventyx preferred stock) or otherwise.

Jefferies was not asked to, and its opinion did not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities (including Ventyx preferred stock), creditors or other constituencies of Ventyx or any other party. Furthermore, Jefferies expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Common Share Merger Consideration or otherwise. Jefferies also expressed no opinion as to the prices at which shares of Ventyx common stock or other securities of Ventyx may trade or otherwise be transferable at any time. The issuance of Jefferies’ opinion was authorized by the Fairness Opinion Committee of Jefferies LLC.

In connection with rendering its opinion to the Ventyx Board, Jefferies considered various financial and comparative information, including in connection with the financial analysis described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

Jefferies believes that its analyses and the summary below must be considered as a whole and in context, and that selecting portions of its analyses and factors or focusing on portions of the information presented therein, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Ventyx in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ventyx.

Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Ventyx or its businesses or securities.

The Common Share Merger Consideration payable in the Merger was determined through negotiations between Ventyx and Lilly, and the decision by Ventyx to enter into the Merger Agreement was solely that of the Ventyx Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Ventyx Board in its evaluation of the Common Share Merger Consideration, and should not be viewed as determinative of the views of the Ventyx Board or management of Ventyx with respect to the Merger or the consideration payable in the Merger.

Financial Analyses

The summary of the financial analyses described in this section “—Financial Analyses” is a summary of the material financial analyses reviewed with the Ventyx Board and performed by Jefferies in connection with its opinion. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 5, 2026 (the last trading day prior to market speculation regarding a potential transaction and the last full trading day prior to the date on which the Ventyx Board met to approve the Merger), and is not necessarily indicative of current or future market conditions. Implied equity value reference ranges per share of Ventyx common stock summarized below were rounded to the nearest $0.05 per share.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of Ventyx by calculating the estimated present value of the risk-adjusted unlevered free cash flows that Ventyx was forecasted to generate during the full fiscal year ending December 31, 2026 through the full fiscal year ending December 31, 2047 as provided by management of Ventyx and which projections were approved for use by Jefferies by the Ventyx Board on December 31, 2025 (as further described in the section of this proxy statement captioned “The Merger —Background of the Merger”). For purposes of such analysis, Ventyx’s federal net operating loss carryforwards, as provided by the management of Ventyx, were taken into account. Such Ventyx forecasts, used by Jefferies at the direction of Ventyx, assumed the entry of Ventyx into an illustrative global partnership for VTX3232 in CV Risk Reduction and Parkinson’s Disease. The analysis assumed no terminal value of Ventyx, as directed by management of Ventyx. The net present value (as of December 31, 2025) of the risk-adjusted unlevered free cash flows were then calculated using a selected discount rate range of 13.0% to 15.0%. This analysis indicated an approximate implied equity value reference range of Ventyx common stock of $9.00 to $10.60 per share, as compared to the $14.00 per share cash consideration to be received in the Merger by holders of Ventyx common stock.

Certain Additional Information

Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was noted for informational purposes, including the following:

•	the historical trading performance of the Ventyx common stock during the 52-week period ended January 5, 2026 (the last trading day prior to market speculation regarding a potential transaction and the last full trading day prior to the date on which the Ventyx Board met to approve the Merger), which indicated low and high closing prices for Ventyx common stock during such 52-week period of $0.84 per share and $10.46 per share, respectively; and

•

publicly available share price targets for Ventyx common stock published by selected research analysts, which indicated low to high share price targets for Ventyx common stock of $9.00 per share to $21.00 per share.

Miscellaneous

Ventyx has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee of approximately $25.7 million, of which $2.0 million was payable upon delivery of its opinion and the remainder is contingent upon consummation of the Merger. In addition, Ventyx agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

As the Ventyx Board was aware, Jefferies and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking services to Ventyx and/or its affiliates, for which Jefferies and its affiliates have received and expect to receive compensation, including, during the approximate two-year period prior to the date of its opinion, having acted or acting as (i) sole agent for sales of Ventyx common stock under an at-the-market equity program of Ventyx and (ii) joint bookrunner for a private placement of Ventyx common stock, for which services described in clauses (i) and (ii) above Jefferies received aggregate fees of approximately $4 million. As the Ventyx Board was also aware, although Jefferies and its affiliates had not provided financial advisory or financing services to Lilly during the approximate two-year period prior to the date of its opinion for which Jefferies and its affiliates received compensation, Jefferies and its affiliates in the future may provide such services to Lilly and/or its affiliates for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of business, Jefferies and its affiliates trade or hold securities or financial instruments (including loans and other obligations, as applicable) of Ventyx, Lilly and/or their respective affiliates for Jefferies’ own account and for the accounts of its customers and, accordingly, hold at any time long or short positions or otherwise effect transactions in those securities or financial instruments.

Jefferies was selected as financial advisor to Ventyx in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its long-standing familiarity with Ventyx and its business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Opinion of Moelis & Company LLC

At the meeting of the Ventyx Board on January 6, 2026 to evaluate and approve the transactions contemplated by the merger agreement, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated January 6, 2026, addressed to the Ventyx Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the per share consideration to be received by the holders of Ventyx common stock in the merger is fair, from a financial point of view, to such holders.

The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated January 6, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, and which is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Ventyx Board (in its capacity as such) in its evaluation of the merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to the holders of Ventyx common stock of the per share consideration to be received by such holders in the merger, and does not address Ventyx’s underlying business decision to engage in the transactions contemplated by the merger agreement or the relative merits thereof as compared to any alternative business strategies or transactions that might be available to Ventyx. Moelis’ opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the transactions contemplated by the merger agreement or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to Ventyx;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Ventyx furnished to Moelis by Ventyx, including financial forecasts provided to or discussed with Moelis by the management of Ventyx (which incorporated such management’s estimates of probabilities of success applicable to Ventyx’s products);

•	reviewed information regarding the capitalization of Ventyx furnished to Moelis by Ventyx;

•	reviewed estimates prepared and provided to Moelis by the management of Ventyx as to Ventyx’s projected utilization on a standalone basis of net operating losses to achieve future tax savings;

•

conducted discussions with members of senior management and representatives of Ventyx concerning the information described in the foregoing items, as well as the business and prospects of Ventyx generally;

•	reviewed the reported prices and trading activity for Ventyx common stock;

•	considered the results of discussions, as summarized to Moelis by representatives of Ventyx, that Ventyx had with third parties regarding potential transactions involving all or a portion of Ventyx;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed appropriate;

•	reviewed the financial terms of certain other transactions that Moelis deemed appropriate;

•	reviewed an execution version of the merger agreement furnished to Moelis on January 6, 2026; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by Moelis being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any such information). With Ventyx’s consent, Moelis relied on the representation of Ventyx’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With Ventyx’s consent, Moelis also relied upon, without independent verification, the assessment of Ventyx and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With respect to the financial forecasts referred to above, Moelis assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Ventyx’s management as to the future performance of Ventyx and the other matters addressed thereby. Management of Ventyx advised Moelis that the financial forecasts for Ventyx reflect the financial terms of a partnership or similar arrangement that Ventyx would pursue in the absence of the merger, and Moelis relied upon, without independent verification, the assessment of such management regarding (i) Ventyx’s ability to enter into such an arrangement and (ii) the financial terms thereof as described to Moelis. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Ventyx, nor was Moelis furnished with any such evaluation or appraisal.

Moelis’ opinion did not address Ventyx’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to Ventyx. Moelis’ opinion did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the merger agreement or any aspect or implication of the merger, except for the fairness of the per share consideration payable to the holders of Ventyx common stock from a financial point of view to the holders thereof. Moelis did not express any opinion as to fair value, viability or the solvency of Ventyx following the closing of the merger. Moelis did not express an opinion regarding the treatment of shares of Ventyx preferred stock pursuant to the merger agreement or as to the allocation of the aggregate consideration payable in the merger among the holders of Ventyx common stock and Ventyx preferred stock. In addition, Moelis noted that, pursuant to the merger agreement, shares of Ventyx common stock held in the treasury of Ventyx or owned by Ventyx or owned by Lilly or Merger Sub, or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub, immediately prior to the effective time of the merger and Dissenting Shares would not be converted into the right to receive the merger consideration, and Moelis expressed no opinion with respect to the treatment of such shares or as to the fairness of the merger consideration to the holders thereof. Moelis did not consider, and Moelis expressed no opinion as to, the terms of any voting or support agreement entered into in connection with the merger or any other agreements entered into or amended in connection with the merger or any of the transactions contemplated thereby.

In rendering its opinion, Moelis assumed that the final executed form of the merger agreement would not differ in any material respect from the execution version that it had reviewed, that the merger would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the merger agreement were accurate and correct, and that the parties to the merger agreement would comply with all the material terms of the merger agreement. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the merger would be obtained, except to the extent that could not be material to its analysis. Moelis was not authorized to solicit and did not solicit indications of interest in a possible transaction with Ventyx from any party. Moelis was not requested to, and did not, participate in the structuring or negotiation of the merger.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion and Moelis assumed no responsibility to update its opinion for developments occurring after the date thereof.

Moelis’ opinion is for the use and benefit of the Ventyx Board (solely in its capacity as such) in the Ventyx Board’s evaluation of the merger. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the merger or any other matter. Moelis’ opinion did not address the fairness of the merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Ventyx, other than the fairness of the per share consideration payable to the holders of Ventyx common stock from a financial point of view to the holders thereof. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share consideration or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by Moelis in connection with its opinion to the Ventyx Board at a meeting held on January 6, 2026. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Discounted Cash Flow Analysis

Moelis performed a discounted cash flow (“DCF”) analysis of Ventyx to calculate the present value, as of December 31, 2025, of estimated future unlevered after-tax free cash flows projected by management of Ventyx to be generated by Ventyx for the calendar years ending December 31, 2026 through December 31, 2047. In conducting its analysis, in light of the estimates of Ventyx’s management regarding the rapid erosion of cash flows following expiration of patent protection projected to occur in 2045, at the direction of such management, Moelis assumed no terminal value beyond the projection period. Cash flow from utilization of Ventyx’s tax attributes was calculated separately and added to Ventyx’s unlevered after-tax free cash flow.

In performing the DCF analysis of Ventyx, Moelis utilized a range of discount rates of 12.25% to 15.00% based on an estimated range of weighted average cost of capital (“WACC”), for Ventyx. The WACC range was derived using the capital asset pricing model and a size premium. Moelis used the foregoing range of discount rates to calculate an implied range of enterprise values for Ventyx by discounting to present values as of December 31, 2025 the estimated probability of success-adjusted unlevered after-tax free cash flows as reflected in the projections of Ventyx ’s management for the calendar years ending December 31, 2026 through December 31, 2047 (discounted using a mid-year discounting convention), which projections were approved for use by Moelis by the Ventyx Board on December 31, 2025 (as further described in the section of this proxy statement captioned “The Merger —Background of the Merger”). The DCF analysis also incorporated, as projected by management of Ventyx, the impact of cash proceeds from a partnership or similar arrangement that Ventyx intended to pursue were the merger not pursued or completed. Moelis then accounted for the number of shares of Ventyx common stock provided by Ventyx, calculated on a fully diluted basis, as of January 5, 2026, to derive an illustrative per share equity value range.

The DCF analysis indicated an implied range of equity values per share of Ventyx common stock of $9.02 to $11.35, as compared to the per share consideration payable to holders of Ventyx common stock in the merger of $14.00 per share.

Other Information

Moelis also noted for the Ventyx Board certain additional factors that were not relied upon by Moelis or considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes only, including, among other things:

Analyst Price Targets

Moelis reviewed eight publicly available Wall Street research analysts’ price targets for Ventyx common stock published from November 6, 2025 through December 16, 2025, which ranged from $9.00 to $21.00 per share, with a median of $14.00 per share.

52-Week Low/High Company Per Share Closing Prices

Moelis reviewed the historical trading performance of the shares of Ventyx common stock over the 52-week period ending January 5, 2026, which reflected closing stock prices ranging from a low of $0.84 per share on April 7, 2025 to a high of $10.46 per share on November 25, 2025.

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion, or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company used in the analyses described above is identical to Ventyx. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Ventyx nor Moelis nor any other person assumes responsibility if future results are materially different from those forecasts.

The per share consideration was determined through arms’ length negotiations between Ventyx and Lilly, and was approved by the Ventyx Board. Moelis did not recommend any specific consideration to Ventyx or the Ventyx Board, or that any specific amount or type of consideration constituted the only appropriate consideration to be paid in the merger.

Moelis acted as financial advisor to Ventyx in connection with the merger. Ventyx agreed to pay Moelis certain fees for its services in connection with the merger, including (i) an opinion fee of $2.0 million, which became payable upon the substantial completion by Moelis of the work in connection with rendering its opinion (regardless of the conclusion Moelis reached in the opinion) and which shall be offset, to the extent previously paid, against the transaction fee referred in clause (ii) and (ii) a transaction fee, which shall become payable upon consummation of the merger. The transaction fee is calculated by reference to the fully diluted enterprise value of Ventyx implied by the merger and is currently estimated to be approximately $8.6 million. In addition, Ventyx has agreed to reimburse Moelis for certain of its expenses, including reasonable attorneys’ fees, and to indemnify Moelis and related persons against various liabilities, including certain liabilities under the federal securities laws.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) in Ventyx or Lilly or their respective affiliates. In the two years prior to the date of its opinion, Moelis provided investment banking or other services to Ventyx, including investment banking services to Ventyx in connection with the merger, but Moelis had not prior to the date of the opinion received fees for such services. In the two years prior to the date of its opinion, Moelis had not been engaged (and had not received any fees) by Lilly to provide investment banking or other services. In the future, Moelis and its affiliates may provide investment banking and other services for Ventyx and/or Lilly and/or its related entities, for which Moelis would expect to receive compensation for such services.

The Ventyx Board selected Moelis as its financial advisor in connection with the merger because Moelis has substantial experience in similar transactions and familiarity with Ventyx and the sector in which Ventyx is engaged. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Certain Unaudited Prospective Information of Ventyx

Ventyx, which does not yet have any marketed products, does not publicly disclose long-term projections or internal projections as to future performance, revenues, earnings or other results, given, among other reasons, the unpredictability of underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods.

As part of the Ventyx Board’s exploration and evaluation of a potential sale of Ventyx and other potential strategic alternatives available to Ventyx (including continuing as an independent company), Ventyx management prepared, at the direction of the Ventyx Board, and reviewed with the Ventyx Board, the non-public, unaudited financial projections for Ventyx from 2026 through 2047, which assumed the entry by Ventyx into an illustrative global partnership for VTX3232 in cardiovascular risk reduction and Parkinson’s disease, with projected cash flows reflecting upfront consideration, milestones, and royalties while bearing no future development of commercialization costs once partnered (which we refer to as the “Projections”). The Projections were provided to, and approved by the Ventyx Board, for use and reliance by Jefferies and Moelis for purposes of their respective financial analyses and opinions to the Ventyx Board, as described in the sections of this proxy statement captioned “—Opinion of Jefferies LLC” and “—Opinion of Moelis & Company LLC.” For more information on the preparation, review and use of the Projections, see the section of this proxy statement captioned “—Background of the Merger.” The Projections were not provided to Lilly.

The material assumptions of the Projections include, among other things: (1) independent launch and commercialization by Ventyx of VTX2735 in recurrent pericarditis in 2030, and partner launch and commercialization of VTX3232 in cardiovascular risk reduction and Parkinson’s disease in 2032; (2) upfront consideration of $250.0 million in 2026 under the VTX3232 partnership; (3) a 15% flat royalty rate on worldwide net sales of VTX3232 (or backup programs); (4) a regulatory milestone of $500 million under the VTX3232 partnership upon FDA approval of VTX3232 for cardiovascular risk reduction in 2032; (5) a regulatory milestone of $200.0 million under the VTX3232 partnership upon FDA approval of VTX3232 for Parkinson’s disease in 2032; (6) various other judgments and assumptions including probability of success of clinical development, timing of clinical trials, market demand for, market penetration and pricing of Ventyx’s products, estimated costs of goods and other costs and expenses, tax rate, generation and utilization of net operating losses, and other relevant factors relating to Ventyx’s long-term operating plan; and (7) future economic, competitive and regulatory conditions and financial market conditions, all of which are highly uncertain, difficult or impossible to predict and many of which are beyond Ventyx’s control. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the Projections.

The Projections are set forth below.

($ millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E
Total Revenues	250	—	—	—	24	75	354	235	302	360	424
Earnings Before Interest and Taxes (“EBIT”)(1)	192	(33)	(47)	(83)	(99)	(54)	219	95	157	245	306
Less: Income Taxes	(40)	—	—	—	—	—	(46)	(20)	(33)	(51)	(64)
Plus: Depreciation and Amortization	1	1	1	1	1	1	1	1	1	1	1
Less: Capital Expenditures	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Less: Change in Net Working Capital	—	—	—	—	(2)	(5)	(8)	(6)	(3)	(1)	(1)
Unlevered Free Cash Flow(2)	152	(33)	(47)	(83)	(102)	(59)	165	69	121	192	241

	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E	2045E	2046E	2047E
Total Revenues	476	532	549	566	584	602	622	641	662	137	28
Earnings Before Interest and Taxes (“EBIT”)(1)	354	406	419	433	447	461	476	492	508	105	22
Less: Income Taxes	(74)	(85)	(88)	(91)	(94)	(97)	(100)	(103)	(107)	(22)	(5)
Plus: Depreciation and Amortization	1	1	1	1	1	1	1	1	1	1	2
Less: Capital Expenditures	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)
Less: Change in Net Working Capital	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	27	5
Unlevered Free Cash Flow(2)	279	320	330	341	352	364	375	387	400	109	22

(1)	“EBIT” is gross profit, less total research and development expense, less total sales and marketing expense, less total general and administrative expense, less stock-based compensation.
(2)	“Unlevered Free Cash Flow” is EBIT less tax expense, plus depreciation and amortization, less capital expenditures, less changes in net working capital.

Additional Information Concerning the Projections

The summary of the Projections is included in this proxy statement solely to give Ventyx’s stockholders access to certain financial projections that were made available to the Ventyx Board and/or Jefferies and Moelis and is not included in this proxy statement to influence any stockholder’s decision as to whether to vote in favor of the Merger or for any other purpose. The Projections were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (which we refer to as “GAAP”). The Projections are forward-looking statements. Please also refer to the section of this proxy statement captioned “Forward-Looking Statements.”

The Projections contain non-GAAP financial measures including EBIT and unlevered free cash flow. Ventyx’s management included such measures in the Projections because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of Ventyx. Ventyx has not provided reconciliations of the non-GAAP Projections, because a material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies, and because of the inherent difficulty in forecasting and quantifying these measures that are necessary for such reconciliation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. EBIT and unlevered free cash flow should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. In the view of Ventyx’s management, the Projections were prepared on a reasonable basis based on the information available to Ventyx’s management at the time of their preparation.

No independent registered public accounting firm provided any assistance in preparing the Projections. Accordingly, no independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the Projections or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the Projections. The Ernst & Young LLP reports included in Ventyx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 relate solely to the historical financial information of Ventyx. Such reports do not extend to the Projections and should not be read to do so.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that Ventyx or any of its affiliates, officers, directors, advisors or other representatives considered or consider the Projections to be material or predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance. Neither Ventyx nor any of its affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Projections, and Ventyx undertakes no obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to no longer be appropriate. Ventyx does not intend to make publicly available any update or other revision to the Projections, except as may otherwise be required by law. Neither Ventyx nor any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any securityholder regarding the information included in the Projections or the ultimate performance of Ventyx, Lilly, the surviving corporation or any of their affiliates compared to the information contained in the Projections, the likelihood that the Projections will be achieved, the results of Ventyx’s clinical trials, the effectiveness or marketability of Ventyx’s products or product candidates or the overall future performance Ventyx. Ventyx has made no representation to Lilly or Merger Sub in the merger agreement or otherwise concerning the Projections.

The assumptions and estimates underlying the Projections, all of which are difficult to predict and many of which are beyond the control of Ventyx, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Projections, whether or not the merger is completed. In addition, the Projections may be affected by Ventyx’s ability to achieve strategic goals, objectives and targets over the applicable period.

Ventyx’s actual future financial results may differ materially from those expressed or implied in the Projections due to numerous factors, including many that are beyond Ventyx’s ability to control or predict. While presented with numerical specificity, the Projections necessarily are based on numerous assumptions and estimates, many of which are beyond the control of Ventyx and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to Ventyx’s product candidates and business, including with respect to future business initiatives and changes to Ventyx’s business model for which Ventyx has no historical financial data, which assumptions may not prove to have been, or may no longer be, appropriate. The Projections also reflect assumptions and estimates as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the timing of regulatory approvals (including filing and approval timelines) for Ventyx’s product candidates and introduction of new products, failure to obtain regulatory approvals, timing for bringing any product candidate to market, market acceptance of new products, partnership terms, success of clinical trials (including funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), availability of third party reimbursement, impact of competitive products and pricing, the effect of regulatory actions, the impact of legal proceedings, the effect of global economic conditions, the cost and effect of changes in tax and other legislation and other risk factors described in Ventyx’s SEC filings, including Ventyx’s annual report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, and described in the section of this proxy statement captioned “Cautionary Note Regarding Forward-Looking Statements.” The Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Projections may be affected by Ventyx’s ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. Modeling and forecasting the future commercialization of clinical stage drug candidates is a highly speculative endeavor. The information set forth in the Projections is not fact and should not be relied upon as necessarily indicative of actual future results.

The Projections were developed for Ventyx on a standalone basis without giving effect to the merger, and therefore the Projections do not give effect to the merger, or any changes to Ventyx’s operations or strategy that may be implemented after the consummation of the merger, including potential cost synergies to be realized as a result of the merger, or to any costs incurred in connection with the merger. Furthermore, the Projections do not take into account the effect of any failure of the merger to be completed and should not be viewed as continuing in that context. The Projections are subjective in many respects and are thus subject to interpretation.

The Projections summarized in this section were prepared prior to the execution of the merger agreement and have not been updated to reflect any changes after the date they were prepared. Ventyx undertakes no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event any or all of the underlying assumptions are shown to not be appropriate, or to reflect changes in general economic or industry conditions.

In light of the foregoing factors and the uncertainties inherent in the Projections, readers of this proxy statement are cautioned not to place undue reliance on the Projections.

Interests of Ventyx’s Directors and Executive Officers in the Merger

When considering the recommendation of the Ventyx Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Ventyx’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our common stockholders, the Ventyx Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the merger agreement, the directors and officers of Ventyx will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Ventyx Equity Awards

Treatment of Ventyx Restricted Stock Units

As of December 31, 2025, there were outstanding Ventyx RSUs covering an aggregate of 56,935 shares of our common stock, of which Ventyx RSUs covering an aggregate of 32,751 shares of our common stock were held by Ventyx’s current executive officers and no Ventyx RSUs were held by our current non-employee directors.

At the effective time of the merger, subject to certain exceptions, each Ventyx RSU that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled Ventyx RSU will be entitled to receive the RSU payment.

For more information regarding the treatment of Ventyx RSUs held by Ventyx’s directors and executive officers, see the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Ventyx Stock Options

As of December 31, 2025, 14,172,634 shares of our common stock were subject to outstanding Ventyx Options of which Ventyx Options covering an aggregate of 1,770,444 shares of our common stock were held by Ventyx’s current non-employee directors and of which Ventyx Options covering an aggregate of 5,282,234 shares of our common stock were held by Ventyx’s current executive officers.

At the effective time of the merger, subject to certain exceptions, each Ventyx Option that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Ventyx Option will be entitled to receive the option payment, provided, that, for the avoidance of doubt, in the event that the exercise price of any Ventyx Option (whether vested or unvested) is equal to or greater than the per share consideration, such Ventyx Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.

For more information regarding the treatment of Ventyx Options held by Ventyx’s directors, see the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of the ESPP

The Ventyx Board (or a committee thereof administering the ESPP) has taken or will take all actions with respect to the ESPP that are necessary to provide that: (1) with respect to the offering period in effect as of January 7,

2026, no individual who was not a participant in the ESPP as of such date may enroll in the ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on January 7, 2026 for such offering period; (2) no new offering period will commence after January 7, 2026 unless and until the merger agreement is terminated; (3) if the applicable purchase date with respect to the offering period in effect as of January 7, 2026 would otherwise occur on or after the closing date, then (a) the offering period will be shortened and the new exercise date with respect to such offering period will occur no later than three business days prior to the closing date and (b) each outstanding share obtained through the exercise of any outstanding right under the ESPP will receive the per share consideration pursuant to the terms of the merger agreement; and (4) the ESPP will terminate as of or prior to the effective time of the merger.

Equity Interests of Ventyx’s Directors and Executive Officers

The following table sets forth for each person who has been a Ventyx executive officer or member of the Ventyx Board at any time since the beginning of Ventyx’s 2025 fiscal year, (1) the number of shares of our common stock directly held and (2) the number of shares of our common stock subject to his or her Ventyx RSUs and Ventyx Options (including vested and unvested), as applicable, and such additional assumptions set forth in the footnotes to the table:

•

each figure in this table represents an estimate of the shares or values, as applicable, estimated to be outstanding as of December 31, 2025 (which, solely for purposes of the following table, is the assumed closing date of the merger); and

•	that the per share values of these shares of our common stock and equity awards are equal to the per share consideration of $14.00.

	Shares of Common Stock Directly Held(1)			Ventyx RSUs(2)		Ventyx Options(3)

Name	Number of Shares		Value of Shares ($)	Number of Shares	Value of Shares ($)	Number of Shares	Value of Shares ($)	Total Value ($)
Raju Mohan, Ph.D	2,372,863		33,220,082	23,688	331,632	2,792,930	18,448,717	52,000,431
Matthew Moore	—		—	—	—	465,000	4,606,100	4,606,100
Mark Forman, M.D., Ph.D	6,000		84,000	—	—	435,000	5,225,600	5,309,600
John Nuss, Ph.D	489,481		6,852,734	9,063	126,882	1,307,604	9,920,015	16,899,631
Roy Gonzales	5,313		74,382	—	—	281,700	2,466,887	2,541,269
Somasundaram Subramaniam, M.B.A	4,032,213	(4)	56,450,982	—	—	130,762	1,064,195	57,515,177
Sheila Gujrathi, M.D.	130,000		1,820,000	—	—	1,131,072	7,065,076	8,885,076
William White, J.D., M.P.P	—		—	—	—	249,882	2,013,581	2,013,581
Allison Hulme, Ph.D.	—		—	—	—	129,364	1,064,195	1,064,195
Onaiza Cadoret-Manier, M.B.A.	—		—	—	—	129,364	1,064,195	1,064,195

(1)

Represents shares of our common stock estimated to be directly held by the individual as of December 31, 2025, including all shares scheduled to vest under Ventyx RSUs prior to such date. The values shown with respect to such shares are determined as the product of the per share consideration, multiplied by the total number of such shares. For purposes of these amounts, we have assumed no other acquisitions or dispositions of shares of our common stock. For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Represents Ventyx RSUs outstanding and unvested as of December 31, 2025. The values shown with respect to Ventyx RSUs are determined as the product of the per share consideration, multiplied by the total number of shares of our common stock subject to Ventyx RSUs. As described further in the sections of this proxy statement captioned “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Treatment of Ventyx Equity Awards,” at the effective time of the merger, subject to certain exceptions, each Ventyx RSU that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled Ventyx RSU will be entitled to receive the RSU payment. In addition, under the Executive Severance Plan, each of the Ventyx executive officers is eligible for vesting acceleration of his or her Ventyx RSUs if, during the period beginning three months before the effective time of the merger and ending 12 months after the effective time of the merger, their employment with Ventyx is terminated by Ventyx for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” in each case as set forth in the Executive Severance Plan. For additional information regarding the Ventyx RSUs held by Ventyx’s named executive officers, see the sections of this proxy statement captioned “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”
(3)

Represents Ventyx Options outstanding as of December 31, 2025. The values shown with respect to Ventyx Options are determined as the product of the per share consideration, less the applicable Ventyx Option per share exercise price, multiplied by the total number of shares of our common stock subject to Ventyx Options. As described further in the sections of this proxy statement captioned “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Treatment of Ventyx Equity Awards,” at the effective time of the merger, subject to certain exceptions, each Ventyx Option that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled, and, in exchange therefor, the holder of such cancelled Ventyx Option will be entitled to receive the option payment, provided, that, for the avoidance of doubt, in the event that the exercise price of any Ventyx Option (whether vested or unvested) is equal to or greater than the per share consideration, such Ventyx Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect. In addition, under the Executive Severance Plan, each of the Ventyx executive officers is eligible for vesting acceleration of his or her Ventyx Options if, during the period beginning three months before the effective time of the merger and ending 12 months after the effective time of the merger, their employment with Ventyx is terminated by Ventyx for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” in each case as set forth in the Executive Severance Plan. For additional information regarding the Ventyx Options held by Ventyx’s named executive officers, see the sections of this proxy statement captioned “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

(4)

Includes (i) 1,807,664 shares owned by NSV Investments I, L.P., (ii) 1,381,606 shares owned by NSV Partners, III, L.P., (iii) 434,423 shares owned by New Science Ventures, LLC, and (iv) 408,520 shares owned by NSV Partners II, LLC. Mr. Subramaniam is the majority member and managing member of New Science Ventures, LLC and NSV Partners II, LLC, Mr. Subramaniam is the majority member and managing member of NSV Partners III GP, LLC, which is the general partner of NSV Partners III, L.P., which is the general partner of NSV Investments I, L.P.

The number of shares presented in the table above reflects shares of our common stock acquired by the individuals as part of their compensation program for services provided to Ventyx and held following the vesting of the underlying equity award, as well as any shares purchased in the open market by the individual. It also reflects estimated values of the unvested and/or vested but unexercised equity awards that are estimated to be outstanding as of December 31, 2025, similarly received by the individuals as part of their compensation. The dollar amounts reported in the table are estimated based on a range of assumptions, including a stock price valuation of $14.00 per share, which is the same amount to be received on a per share basis by all of our stockholders.

2026 Cash Bonus Awards

Due to the timing of the merger, in lieu of 2026 annual and promotional equity grants, the Ventyx Board granted certain employees and service providers, including Ventyx’s executive officers, the right to receive a cash bonus pursuant to the terms of a cash bonus letter agreement entered into with each recipient (each, a “2026 Cash Bonus Award”). Each applicable letter agreement provides that the recipient will be eligible to earn an amount in cash for each full month (such amount, the “Monthly Amount”) the recipient remains in continuous service with Ventyx from January 2, 2026, through the date of the closing of the merger, provided that the closing of the merger must occur on or prior to April 7, 2027 (the “Closing Deadline”) and the recipient must remain in continuous service with Ventyx through the date immediately prior to the date of closing of the merger. Additionally, to receive a bonus under a cash bonus letter agreement, the recipient must execute and return to the Company the cash bonus letter agreement, which contains certain acknowledgements and a release of claims in favor of Ventyx. Any amounts payable with respect to a 2026 Cash Bonus Award will be payable in a single lump sum as soon as practicable following the effective time of the merger, but no later than the second regularly scheduled payroll date thereafter.

If the closing of the merger does not occur by the Closing Deadline, then, in lieu of the 2026 Cash Bonus Award, each letter agreement provides that it will be recommended to the Ventyx Board that the recipient be granted a Ventyx Option, subject to the recipient’s continued service through the applicable date of grant of such Ventyx Option, in such amount as determined by the Board in its discretion.

The Monthly Amount is approximately $145,833 for Dr. Mohan, $60,375 for Mr. Moore, $32,083 for Dr. Forman, $60,375 for Dr. Nuss and $51,042 for Mr. Gonzales, and the maximum aggregate amounts payable pursuant to the 2026 Cash Bonus Awards (which assumes 14 months of continuous service through the closing of the merger) are $2,041,667 for Dr. Mohan, $845,250 for Mr. Moore, $449,167 for Dr. Forman, $845,250 for Dr. Nuss and $714,583 for Mr. Gonzales.

Section 280G Mitigation

Our Executive Severance Plan includes a “best after tax” provision, such that if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a participant, including our executive officers, would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the participant will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the participant. As of the date of this proxy statement, no specific actions have been approved by the Ventyx Board or its compensation committee to mitigate the anticipated impact of Section 280G of the Code on Ventyx or any executive officers. The Ventyx Board or its compensation committee may take actions to eliminate or mitigate the potential impacts of Section 280G in the future.

Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement

Executive Severance Plan

Pursuant to the Executive Severance Plan, our executive officers and certain other officers and key employees are eligible to receive severance benefits, as specified in the applicable participation agreement under the Executive Severance Plan.

Each of our current executive officers has entered into a participation agreement under the Executive Severance Plan providing for the rights to the applicable payments and benefits described below.

In the event of a “qualifying termination” of the employment of an executive officer, which generally includes a termination of employment by the executive officer for “good reason” or by us for a reason other than “cause” or the executive officer’s death or “disability” (as such terms are defined in the Executive Severance Plan), that occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan and which includes the merger) (such period, the “change in control period”), then the executive officer will be entitled to the following payments and benefits:

•

a lump sum payment equal to 12 months of the executive officer’s annual base salary as in effect immediately prior to his qualifying termination of employment, or 18 months in the case of Dr. Mohan and nine months in the case of Mr. Gonzales;

•

a lump sum payment equal to 100% of such executive officer’s annual target bonus, or 150% of annual target bonus in the case of Dr. Mohan (Mr. Gonzales is not eligible to receive such bonus severance);

•

reimbursement for the cost of health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”) or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Dr. Mohan and nine months in the case of Mr. Gonzales; and

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the executive officer’s involuntary termination of employment, and continued compliance with any confidentiality, proprietary information and inventions agreement applicable to the executive officer.

In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The Executive Severance Plan does not require us to provide any tax gross-up payments to the executive officers. For a quantification of severance amounts payable to our currently employed named executive officers, see the section entitled “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation”. Using the same assumptions as set forth in this section, the cash severance payable to Dr. Nuss and Mr. Gonzales would be $719,820 and $283,920, respectively.

Outside Director Compensation Policy

Pursuant to our amended and restated outside director compensation policy, we have granted Ventyx Options to our non-employee directors under our 2021 Equity Incentive Plan (which we refer to as the “2021 Plan”). Pursuant to the 2021 Plan and the amended and restated outside director compensation policy, the vesting of Ventyx equity awards granted to our non-employee directors will fully accelerate upon a “change in control.” The merger will constitute a “change in control” within the meaning of the 2021 Plan and outside director compensation policy.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Ventyx’s named executive officers that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Ventyx’s named executive officers. Ventyx’s “named executive officers” for purposes of the disclosure in this proxy statement are Raju Mohan, Matthew Moore, Mark Forman, and Martin Auster. Dr. Auster resigned from his employment with us on August 30, 2024, and is not eligible for any compensatory payments or benefits in connection with the merger. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “ —Interests of Ventyx’s Directors and Executive Officers in the Merger—Treatment of Ventyx Equity Awards” and “ —Interests of Ventyx’s Directors and Executive—Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement—Executive Severance Plan.”

The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:

•	that the effective time of the merger will occur on March 15, 2026 (which is a hypothetical date used solely for purposes of this golden parachute compensation disclosure);

•	the per share consideration is $14.00;

•	the equity awards that are outstanding as of December 31, 2025 are the equity awards that Ventyx has granted to its named executive officers through, and are outstanding as of, March 15, 2026;

•

that the named executive officers experience a qualifying termination of employment at the effective time of the merger that results in severance benefits becoming payable to such named executive officer under the Executive Severance Plan; and

•	each named executive officer has complied with all requirements necessary in order to receive all compensatory payments and benefits.

The amounts reported below are estimated based on these and other assumptions that may or may not actually occur or be accurate on the date that the merger closes, and reflect estimated values of severance cash compensation, unvested equity incentives and change in control severance benefits. These amounts do not attempt to forecast any additional equity award, issuances or forfeitures that may occur after the date of this proxy statement but before the effective time of the merger. Accordingly, as a result of the foregoing assumptions which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. We believe that these compensation elements are reasonable, aligned with the market standard and are part of our executive remuneration program designed to incentivize executives to drive stockholder value creation and act in the best interest of stockholders, despite potential risk of a job loss. The unvested equity awards held by officers are valued at $14.00 per share (less the applicable per share exercise price for Ventyx Options) which is the same amount to be received on a per share basis by all of our common stockholders. To be eligible to receive severance compensation, a named executive officer must experience a qualifying termination of his employment during the period beginning three months before closing of the merger through 12 months after closing of the merger, making these double-trigger benefits. This treatment is aligned with what we believe to be the best market practice. In order for our named executive officers to be eligible to receive a 2026 Cash Bonus Award, the closing of the merger must occur on or prior to April 7, 2027, the named executive officers must remain in continuous service with the Company or its subsidiary from January 2, 2026 through the date immediately prior to the closing of the merger and must enter into a release of claims in favor of Ventyx contained in the cash bonus letter agreement.

Our named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share consideration.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
Raju Mohan, Ph.D.	$1,855,571	$8,787,456	$43,624	$10,686,651
Matthew Moore	$840,014	$2,841,729	$41,395	$3,723,138
Mark Forman, M.D., Ph.D.	$794,030	$3,262,160	$41,395	$4,097,585
Martin Auster, M.D.	—	—	—	—

(1)

Cash Severance Payments and 2026 Cash Bonus Awards. The amounts represent lump sum cash severance payments under the Executive Severance Plan and the 2026 Cash Bonus Awards. The applicable multiple of annual base salary and annual target bonus is 1.0 for all named executive officers eligible to receive payments under our Executive Severance Plan, except for Dr. Mohan. Dr. Mohan’s multiple of annual base salary and annual target bonus is 1.5. These cash severance payments are conditioned upon the named executive officer’s compliance with the terms of the Executive Severance Plan, including signing and not revoking a separation and release of claims agreement and continued compliance with any confidentiality, proprietary information and inventions agreement applicable to the named executive officer. The severance amounts in this column are “double-trigger” as they will only become payable in the event of a qualifying termination of employment during the change in control period. The amount of the 2026 Cash Bonus Award is variable. Subject to the occurrence of the closing of the merger on or prior to April 7, 2027, a recipient will earn a monthly amount for each full month a recipient remains in continuous service with Ventyx (or a subsidiary of Ventyx) from January 2, 2026, through immediately prior to the closing of the merger. The 2026 Cash Bonus Awards are “single-trigger” benefits.

Named Executive Officer	Base Salary Severance	Target Annual Bonus Severance	2026 Cash Bonus Award	Total
Raju Mohan, Ph.D.	$1,008,971	$554,934	$291,666	$1,855,571
Matthew Moore	$513,760	$205,504	$120,750	$840,014
Mark Forman, M.D., Ph.D.	$521,331	$208,533	$64,166	$794,030
Martin Auster, M.D.	—	—	—	—

For more information, see the sections of this proxy statement captioned “—Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement—Executive Severance Plan,” and “—Interests of Ventyx’s Directors and Executive Officers in the Merger—2026 Cash Bonus Awards.”

(2)

Outstanding and Unvested Ventyx Equity Awards. The amounts in this column represent the estimated value that may be realized by Ventyx’s named executive officers in respect of their unvested and outstanding Ventyx Options and Ventyx RSUs.

Consistent with Ventyx’s equity plans and the existing terms of the underlying award agreements, and as described in more detail above, each Ventyx Option and Ventyx RSU outstanding as of immediately prior to the effective time of the merger will be cancelled at the effective time of the merger into the right to receive the option payment and the RSU payment, respectively. Under the Executive Severance Plan for the named executive officers, in the event of a qualifying termination during change in control period, all Ventyx Options and Ventyx RSUs will accelerate vesting in full. The amounts for the named executive officers in this column are “single-trigger,” as they will become payable at closing pursuant to the terms of the merger agreement.

Named Executive Officer	Value of Ventyx RSUs	Value of Ventyx Options	Total
Raju Mohan, Ph.D.	$331,632	$8,455,824	$8,787,456
Matthew Moore	—	$2,841,729	$2,841,729
Mark Forman, M.D., Ph.D.	—	$3,262,160	$3,262,160
Martin Auster, M.D.	—	—	—

For more information, see the sections of this proxy statement captioned “ —Interests of Ventyx’s Directors and Executive Officers in the Merger —Ventyx Equity Awards,” and “ —Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement —Executive Severance Plan”

(3)

Benefits. The amounts in this column represent the estimated value of reimbursements of the premiums for coverage under COBRA (or a lump sum payment equal to the cost of continued health coverage under COBRA) for up to 12 months (or 18 months for Dr. Mohan) which the named executive officers will receive from Ventyx following a qualifying termination of employment in the change in control period. The amounts in this column are considered “double-trigger,” as they will only become payable in the event of a qualifying termination of employment during the change in control period. These benefits are conditioned upon the named executive officer’s compliance with the terms of the Executive Severance Plan, including signing and not revoking a separation and release of claims agreement and continued compliance with any confidentiality, proprietary information and inventions agreement applicable to the named executive officer. We estimated the expenses to determine the value of the COBRA premiums for purposes of this disclosure based on the assumptions used for financial reporting purposes under GAAP.

Named Executive Officer	COBRA Severance
Raju Mohan, Ph.D.	$43,624

Matthew Moore	$41,395

Mark Forman, M.D., Ph.D.	$41,395

Martin Auster, M.D.	—

For more information, see the section of this proxy statement captioned “ —Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement—Executive Severance Plan.”

Employment Arrangements Following the Merger

As of the date of this proxy statement, none of Ventyx’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Lilly or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Lilly or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Lilly or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Ventyx’s employees to be effective as of the effective time of the merger.

Closing and Effective Time of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Ventyx. As a result, the separate corporate existence of Merger Sub will cease and Ventyx will continue as the surviving corporation and as a wholly owned subsidiary of Lilly.

The merger will take place no later than the second business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger.”

The merger will become effective at the time when Ventyx, Lilly and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such later date and time as is agreed upon by Merger Sub and Ventyx and specified in such certificate of merger.

Appraisal Rights

If the merger is consummated, our stockholders (including beneficial owners of shares of common stock and preferred stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of shares, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders or beneficial owners of our capital stock exercise their appraisal rights under Section 262. STOCKHOLDERS AND BENEFICIAL OWNERS OF OUR CAPITAL STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW. Stockholders who hold their shares of our capital stock through a bank, broker or other nominee and who wish to exercise appraisal rights should consult with their bank, broker or such other nominee.

Under Section 262, if the merger is completed, holders of record of shares of our capital stock or beneficial owners who (1) deliver a written demand for appraisal of such person’s shares of our capital stock to Ventyx prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership, as appliable, thresholds set forth in Section 262 may be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our capital stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the aggregate per share consideration in respect of such total number of shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied. For the avoidance of doubt and assuming that the shares of our preferred stock are not listed on a national securities exchange as of immediately prior to the effective time of the merger, satisfaction of one of the ownership thresholds will not be required with respect to our preferred stock.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Ventyx’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of our capital stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the per share consideration described in the merger agreement, without interest and less applicable tax withholdings. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our stock, Ventyx believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our capital stock must do ALL of the following:

•	such person must not vote in favor of the proposal to adopt the merger agreement;

•	such person must deliver to Ventyx a written demand for appraisal before the vote on the merger agreement at the special meeting; and

•

such person must continuously hold of record or beneficially own the shares of our capital stock from the date of making the demand through the effective date of the merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the merger).

As described below, within 120 days after the effective date of the merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our capital stock. In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our common stock unless one of the ownership thresholds is met. For the avoidance of doubt and assuming that the shares of our preferred stock are not listed on a national securities exchange as of immediately prior to the effective time of the merger, satisfaction of one of the ownership thresholds will not be required with respect to our preferred stock.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to Ventyx, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the effective date of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Ventyx of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, California 92130

Attention: Corporate Secretary

At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement, by delivering to Ventyx, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application to the Delaware Court of Chancery; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the per share consideration within 60 days after the effective date of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective date of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our capital stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our capital stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Ventyx has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met. For the avoidance of doubt and assuming that the shares of our preferred stock are not listed on a national securities exchange as of immediately prior to the effective time of the merger, satisfaction of one of the ownership thresholds will not be required with respect to our preferred stock.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our capital stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. ALTHOUGH VENTYX BELIEVES THAT THE PER SHARE CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS OF OUR CAPITAL STOCK SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER

SHARE CONSIDERATION. Neither Ventyx nor Lilly anticipates offering more than the per share per share consideration to any persons exercising appraisal rights, and each of Ventyx and Lilly reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our capital stock is less than the per share consideration. If a petition for appraisal is not timely filed or, with respect to our common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of shares of our capital stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our capital stock will be deemed to have been converted at the effective date of the merger into the right to receive the per share consideration as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if, in the case of our common stock, neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share consideration as provided in the merger agreement in accordance with Section 262.

From and after the effective date of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share consideration for your dissenting shares in accordance with the merger agreement, without interest and less applicable tax withholdings. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Accounting Treatment

The merger will be accounted for as a “business combination” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below, and together, the “Holders”) whose shares of our capital stock are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion.

This discussion is limited to Holders who hold their shares of our capital stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes).

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to Holders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to Holders who are subject to special treatment under U.S. federal income tax laws, including, without limitation:

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Holders who received their shares of our capital stock in a compensatory transaction, pursuant to the exercise of Ventyx Options, or Ventyx RSUs, or otherwise in connection with the performance of services;

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banks or other financial institutions; insurance companies; mutual funds; regulated investment companies; real estate investment trusts; tax-exempt organizations (including private foundations) or governmental organizations (including agencies and instrumentalities);

•	S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes, and investors therein;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers or brokers in stocks, securities, currencies or commodities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	entities subject to the U.S. anti-inversion rules;

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Holders who hold their capital stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through retirement plans or individual retirement or other tax-deferred accounts;

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Non-U.S. Holders that own (directly, indirectly, constructively or by attribution) more than five percent of our capital stock (by vote or value) or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	Holders holding shares as part of an integrated investment such as a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	Holders who hold their capital stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	Holders who own an equity interest, actually or constructively, in Lilly or Ventyx following the merger;

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Holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our capital stock being taken into account in an “applicable financial statement” (as defined in the Code); or

•	Holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262.

In addition, this summary does not address alternative minimum tax consequences or tax consequences arising from the Medicare tax on net investment income, nor does it address any U.S. federal estate, gift or other U.S. federal non-income tax laws or any state, local or non-U.S. tax consequences.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of shares of our capital stock, then the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our capital stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described herein. No assurance can be given that the IRS will agree with the views expressed herein, or if the IRS contests a conclusion set forth herein, that a Holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. IT IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. EACH HOLDER SHOULD CONSULT WITH THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our capital stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” as defined in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person” as defined in Section 7701(a)(30) of the Code.

Taxable Sale of Company Capital Stock

The receipt of cash by a U.S. Holder in exchange for shares of our capital stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss, and will be a long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our capital stock at different times and/or different prices, such U.S. Holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of our capital stock.

Non-U.S. Holders

General

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our capital stock that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

Taxable Sale of Company Capital Stock

Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such non-U.S. Holder generally will be subject to U.S. federal income tax on such gain on a net income basis and in the same manner as if such Non-U.S. Holder were a U.S. person (unless an applicable income tax treaty, if any, provides otherwise), and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (or a lower rate as specified under an applicable income tax treaty, if any);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of thirty percent (or a lower rate as specified under an applicable income tax treaty, if any), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

shares of our capital stock constitute “United States real property interest” as such term is defined in Section 897(c) of the Code (“USRPI”) because Ventyx is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our capital stock (the “Relevant period”) and, if shares of our capital stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our capital stock at any time during the Relevant period, in which case such gain will be subject to U.S. federal income tax on such gain on a net income basis and in the same manner as if such Non-U.S. Holder were a U.S. person (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds fifty percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, USRPIs generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences to them of the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of twenty-four percent) may apply to the proceeds received by a Holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number (“TIN”) and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. If a U.S. Holder does not provide a correct TIN or an adequate basis for exemption, the U.S. Holder may be subject to a penalty imposed by the IRS, and any “reportable payments” made to such Holder pursuant to the merger will be subject to backup withholding (currently in an amount equal to twenty-four percent of such reportable payments). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the Holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding these matters.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (collectively, “FATCA”), impose a U.S. federal withholding tax of thirty percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of thirty percent on certain payments made to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of our capital stock. In the preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued.

Holders of our capital stock are encouraged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of our capital stock pursuant to the merger.

THE FOREGOING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY, DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER, AND IS BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished by Lilly and Ventyx to the DOJ and the FTC and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period during which time the merger may not be consummated, unless that initial waiting period is terminated early.

At any time before or after the consummation of the proposed merger, the Antitrust Division and the FTC could take such action under the antitrust laws of the United States as it deems necessary, including seeking to enjoin the merger or seeking divestiture of the assets of Lilly, Ventyx or their respective subsidiaries. Private parties and individual state attorneys general may also bring legal actions under the antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result would be.

There can be no assurance that Lilly and Ventyx will be able to obtain all required regulatory clearances and approvals. In addition, even if Lilly and Ventyx obtain all required regulatory clearances and approvals, and the merger proposal is approved by our common stockholders, conditions may be placed on any such clearance or approval that could cause Lilly to abandon the merger.

Financing of the Merger

There is no financing condition to the merger. Lilly expects to pay the aggregate per share consideration from its cash on hand or new borrowings.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to our common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Ventyx Board recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN

MERGER-RELATED EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger.”

We are asking our common stockholders to approve the compensation that will or may become payable by Ventyx to Ventyx’s named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans pursuant to which these compensation payments may be made generally have previously formed part of Ventyx’s overall compensation program for Ventyx’s named executive officers and previously have been disclosed to stockholders in public filings, including Ventyx’s annual proxy statement. These plans were adopted and approved by the Ventyx Board or the Compensation Committee of the Ventyx Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Ventyx approve the compensation that will or may become payable to Ventyx’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein.”

Our common stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Ventyx, the Ventyx Board or Lilly. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated Ventyx’s named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Ventyx Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by Ventyx’s bylaws to adjourn the special meeting, whether or not a quorum is present, even if our common stockholders have not approved the proposal to adjourn the special meeting.

The Ventyx Board recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties and covenants described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Ventyx, Lilly and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Lilly and Merger Sub by Ventyx in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Ventyx, Lilly and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Except with respect to the right to payment upon consummation of the merger, our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ventyx, Lilly or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Ventyx, Lilly and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement (which we refer to as the “disclosure letter”) or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Ventyx, Lilly, Merger Sub or their respective businesses. Accordingly, the representations, warranties and covenants in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in Ventyx’s filings with the SEC regarding Ventyx and Ventyx’s business.

Structure and Effective Time

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into Ventyx. As a result, the separate corporate existence of Merger Sub will cease and Ventyx will continue as the surviving corporation of the merger and as a wholly owned subsidiary of Lilly.

The merger will take place no later than the second business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “—Conditions to Completion of the Merger,” or at such other date and time as the parties agree in writing.

The merger will become effective at the time when Ventyx, Lilly and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such later date and time as is agreed upon by Merger Sub and Ventyx and specified in such certificate of merger.

Conversion of Capital Stock

The merger agreement provides that at the effective time of the merger, (i) each share of our common stock outstanding immediately prior to the effective time of the merger (other than (i) shares held in the treasury of Ventyx or owned by Ventyx or owned by Lilly or Merger Sub, or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub and (ii) Dissenting Shares) will be converted into the right to receive, subject to the terms and conditions contained in the merger agreement, an amount in cash per share, without interest and less applicable tax withholdings, equal to the per share consideration, and will no longer be outstanding and will cease to exist and (ii) each share of our preferred stock outstanding immediately prior to the effective time of the merger (other than (i) shares held in the treasury of Ventyx or owned by Ventyx or owned by Lilly or Merger Sub, or any direct or indirect wholly owned subsidiary of Lilly or Merger Sub and (ii) Dissenting Shares) will be converted into the right to receive, subject to the terms and conditions contained in the merger agreement, an amount in cash per share, without interest and less applicable tax withholdings, equal to $1,400.00, and will no longer be outstanding and will cease to exist.

All shares of our capital stock that are held in the treasury of Ventyx, or owned of record by Lilly, Merger Sub or any of their respective wholly owned subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.

Dissenting Shares

Dissenting shares will be treated as described in the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Ventyx Equity Awards

Treatment of Ventyx Restricted Stock Units

As of December 31, 2025, there were outstanding awards of Ventyx RSUs covering an aggregate of 56,935 shares of our common stock, of which Ventyx RSUs covering an aggregate of 32,751 shares of our common stock were held by Ventyx’s current executive officers and none were held by Ventyx’s current non-employee directors.

At the effective time of the merger, subject to certain exceptions, each Ventyx RSU that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the effective time of the merger, shall be cancelled and, in exchange therefor, the holder of such cancelled Ventyx RSU will be entitled to receive, in consideration for the cancellation of such Ventyx RSU, an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares of our common stock subject to such Ventyx RSU immediately prior to the effective time of the merger multiplied by (2) the per share consideration.

For more information regarding the treatment of Ventyx RSUs held by Ventyx directors and executive officers, see the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger—Ventyx Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Ventyx Options

As of December 31, 2025, 14,172,634 shares of our common stock were subject to outstanding Ventyx Options of which Ventyx Options covering an aggregate of 1,770,444 shares of our common stock were held by Ventyx’s current non-employee directors and of which Ventyx Options covering an aggregate of 5,282,234 shares of our common stock were held by Ventyx’s current executive officers.

At the effective time of the merger, subject to certain exceptions, each Ventyx Option that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Ventyx Option will be entitled to receive, in consideration of the cancellation of such Ventyx Option, an amount in cash (without interest and less applicable tax withholdings) equal to the product of (1) the total number of shares of our common stock subject to such Ventyx Option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share consideration over the exercise price per share of such Ventyx Option, provided, that, for the avoidance of doubt, in the event that the exercise price of any Ventyx Option (whether vested or unvested) is equal to or greater than the per share consideration, such Ventyx Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.

Treatment of ESPP

The Ventyx Board (or a committee thereof administering the ESPP) has taken or will take all actions with respect to the ESPP that are necessary to provide that: (1) with respect to the offering period in effect as of January 7, 2026, no individual who was not a participant in the ESPP as of such date may enroll in the ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on January 7, 2026 for such offering period; (2) no new offering period will commence after January 7, 2026 unless and until the merger agreement is terminated; (3) if the applicable purchase date with respect to the offering period in effect as of January 7, 2026 would otherwise occur on or after the closing date, then (a) the offering period will be shortened and the new exercise date with respect to such offering period will occur no later than three business days prior to the closing date and (b) each outstanding share obtained through the exercise of any outstanding right under the ESPP will receive the per share consideration pursuant to the terms of the merger agreement; and (4) the ESPP will terminate as of or prior to the effective time of the merger.

Payment and Issuance of Aggregate Per Share Consideration; Surrender of Shares

Prior to the effective time of the merger, Lilly will enter into an agreement with a bank or trust company (which we refer to as the “payment agent”) designated by Lilly and reasonably acceptable to Ventyx to act as payment agent for purposes of effecting the payment and issuance of the aggregate per share consideration. At or immediately following the effective time of the merger, Lilly will deposit, or cause to be deposited, with the payment agent an amount in cash sufficient to pay the aggregate per share consideration, which holders of shares of our capital stock will be entitled to receive at the effective time of the merger.

As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, Lilly will cause the payment agent to mail to each holder of record of shares of our capital stock represented by certificates, a letter of transmittal and instructions for use in effecting the surrender of the certificates. Any such shares of capital stock so surrendered shall be entitled to receive, as reasonably practicable after the effective time of the merger (and in any event, within three business days thereafter), the applicable portion of the aggregate per share consideration payable for such shares. In the case of book-entry shares, each registered holder of book-entry shares will automatically, upon the receipt by the payment agent of an “agent’s message” in customary form, be entitled to receive the per share consideration for such book-entry shares. Any payment in respect of a Ventyx equity award will, as applicable, be made through the surviving corporation’s payroll no more than the second regularly scheduled payroll date following the effective time of the merger.

Representations and Warranties

In the merger agreement, Ventyx has made customary representations and warranties to Lilly and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the disclosure letter. These representations and warranties relate to, among other things:

•	organization, valid existence, good standing and similar corporate matters with respect to Ventyx and its subsidiaries;

•	corporate power and authority and constating documents of Ventyx and its subsidiaries;

•	the vote of our common stockholders required in order to adopt the merger agreement;

•	Ventyx’s capitalization;

•	Ventyx’s subsidiaries and their capitalization;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	Ventyx’s SEC reports;

•	Ventyx’s financial statements and internal controls;

•	the absence of undisclosed liabilities;

•	the absence of certain changes;

•	compliance with laws;

•	properties and assets;

•	real estate matters;

•	tax matters;

•	material contracts;

•	intellectual property matters;

•	privacy and data security;

•	legal proceedings and orders;

•	insurance matters;

•	employee benefit plans;

•	environmental matters;

•	labor and other employment matters;

•	permits;

•	Ventyx’s filings with certain governmental entities;

•	export and sanctions laws compliance;

•	suppliers;

•	brokers;

•	the inapplicability of state anti-takeover laws and the absence of any “poison pill” or similar anti-takeover agreement;

•	receipt by the Ventyx Board of Jefferies’ and Moelis’ respective opinions; and

•	affiliate transactions.

Certain of these representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” with respect to Ventyx means any change, event, condition, development, circumstance, state of facts, effect or occurrence (which we refer to as an “effect”) that, alone or taken together, (i) has or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Ventyx and its subsidiaries, taken as a whole, or (ii) prevents

Ventyx from consummating the transactions contemplated by the merger agreement on or before the outside date; provided that, for purposes of clause (i), none of the following, and no effect that results from or arises in connection with the following, either alone or in combination, shall be deemed to constitute a material adverse effect and none of the following will be taken into account in determining whether there has been or will be a material adverse effect: any effect to the extent resulting from or arising in connection with

(1)	general conditions (or changes therein) in the industries in which Ventyx and its subsidiaries operate;

(2)

general global economic or regulatory, legislative or political conditions (or changes therein), including any actual or potential stoppage, shutdown, disputed election, default or similar event or occurrence affecting a national or federal government, or securities, credit, banking, financial or other capital markets conditions;

(3)	any change or prospective change in applicable law or U.S. generally accepted accounting principles (or the authoritative interpretation or enforcement thereof);

(4)

geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including the ongoing conflict between Russia and Ukraine), sabotage, cyber-intrusion or terrorism, or any escalation or worsening of any of the foregoing;

(5)

any epidemic, pandemic, disease outbreak or other public health-related event, hurricane, tornado, flood, fire, volcano, earthquake or other natural or man-made disaster or any other national or international calamity, crisis or disaster;

(6)

the failure, in and of itself, of Ventyx to meet any internal or external projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the date of the merger agreement, or changes in the market price or trading volume of our common stock or Ventyx’s credit rating;

(7)

the announcement, pendency or performance of the transactions contemplated by the merger agreement, including the identity of, or any facts or circumstances relating to, Lilly, Merger Sub or their respective affiliates in respect of the merger agreement or any of the transactions contemplated by the merger agreement and any loss of or change in relationship, contractual or otherwise, with any governmental body, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other party having business dealings with Ventyx or any of its subsidiaries or departure of any employees or officers, of Ventyx or any of its subsidiaries;

(8)	Ventyx’s compliance with the covenants contained in the merger agreement (other than ordinary course covenants);

(9)	any action taken by Ventyx or any of its subsidiaries at Lilly’s written request or with Lilly’s written consent;

(10)	any matter described in the disclosure letter, to the extent the effects of such matter were known or reasonably foreseeable by Lilly;

(11)

any effect that occurs in connection with Ventyx’s, or any of its subsidiaries’, their competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, or approval by the U.S. Food and Drug Administration (which we refer to as the “FDA”) or any other governmental body (or other preclinical or clinical or regulatory developments), market entry or threatened market entry of any product competitive with any of Ventyx’s or any of its subsidiaries’ products or product candidates; or

(12)

any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or payors, or any governmental body or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing, relating to any products or product candidates of Ventyx or any of its subsidiaries, or any competitors or potential competitors of Ventyx or any of its subsidiaries, or the pricing, reimbursement or insurance coverage thereof.

Except:

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in the case of the effects described in the foregoing (1), (2), (3), (4) or (5), to the extent that Ventyx and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which Ventyx and its subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect with respect to Ventyx and its subsidiaries); and

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in the case of the effects in the foregoing (11) or (12), if such effect results from (x) fraud by Ventyx or any of its subsidiaries or (y) the FDA or any similar governmental body issuing one or more orders that impose a clinical hold on the investigation of Ventyx’s products, the result of which would be reasonably likely to result in a termination of, or a delay of 12 months or more in dosing patients in, Ventyx’s clinical trials (in which case such effect, to the extent resulting from such fraud or order, may be taken into account in determining whether there has been a material adverse effect with respect to Ventyx and its subsidiaries).

Lilly and Merger Sub have made a number of representations and warranties to Ventyx in the merger agreement regarding aspects of Lilly’s business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	organization, valid existence, good standing and similar corporate matters with respect to Lilly and Merger Sub;

•	corporate power and authority;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	legal proceedings and orders;

•	brokers;

•	ownership and operations of Merger Sub;

•	no ownership of Ventyx’s capital stock;

•	the vote of Lilly or Merger Sub stockholders required in order to adopt the merger agreement;

•	available funds and solvency; and

•	other agreements with Ventyx.

Certain of Lilly’s and Merger Sub’s representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” with respect to Lilly means any effect that has a material adverse effect on the ability of Lilly or Merger Sub to timely perform its obligations under the merger agreement or to timely consummate the transactions contemplated by the merger agreement.

None of the representations and warranties of the parties to the merger agreement will survive the effective time of the merger or the valid termination of the merger agreement.

Conduct of Business Pending the Closing

Other than (1) as set forth in the disclosure letter, (2) as required by applicable law, (3) as required by the merger agreement or (4) with Lilly’s prior written consent (which will not be unreasonably delayed, withheld or conditioned), from the date of the merger agreement until the earlier of the Effective Time or the date the merger agreement is terminated (such time period we refer to as the “pre-closing period”), Ventyx has agreed to, and has agreed to cause each of its subsidiaries to, carry on its business in the ordinary course of business, and

Ventyx has agreed to use reasonable best efforts to, and agreed to use reasonable best efforts to cause its subsidiaries to:

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otherwise maintain and preserve intact its current business organization and to keep available the services of its current officers, employees, and consultants (other than, generally, terminations for cause);

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preserve its relationships with material suppliers, partners, licensors, licensees, distributors, governmental bodies and any others having material business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the closing date; and

•	comply in all material respects with all laws applicable to the business of Ventyx and its subsidiaries.

Ventyx has also agreed that (subject to exceptions (1), (2), (3) and (4) listed in the preceding paragraph) it will not, and agreed that it would cause its subsidiaries not to:

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authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its securities or directly or indirectly redeem, repurchase, adjust, split, reverse split, combine, subdivide or otherwise acquire or reclassify any of its securities, subject to certain exceptions;

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issue, sell, pledge, modify, dispose of or otherwise encumber or grant, or authorize the issuance, sale, pledge, modification, disposition or other encumbrance or grant of any incentive equity awards, equity based awards, or its securities, subject to certain exceptions;

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except as required by the terms of an employee benefit plan of Ventyx in effect as of the date of the merger agreement and set forth in the disclosure letter, (1) increase or decrease the wages, salary or other compensation or benefits with respect to any of Ventyx’s or its subsidiaries’ officers, directors, employees or other individual service providers, (2) pay or award, or commit to pay or award, any bonuses, commissions or other incentive compensation or severance or separation, retention or transaction-related payments or benefits, (3) accelerate any rights or benefits, or the vesting or funding of any payments or benefits, under any Ventyx employee benefit plan, (4) establish, adopt, enter into, modify, amend or terminate any Ventyx employee benefit plan (or plan or arrangement that would be a Ventyx employee benefit plan if in effect on the date of the merger agreement), or (5) hire, engage, promote, terminate (without cause), furlough, or temporarily layoff, any employee with annual base compensation in excess of $250,000 or any individual independent contractor or consultant with annual base compensation in excess of $200,000;

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take any action that would constitute a “mass layoff” or “plant closing” under the Worker Adjustment and Retraining Notification Act of 1988, as amended (including any similar non-U.S., state, provincial or local “mass layoff” or “plant closing” laws, which we will collectively refer to as “WARN”) or require notice to employees, or trigger any other obligations or liabilities under WARN or any similar state, local or non-U.S. law;

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waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

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amend, or propose to amend, its organizational documents (including by merger, consolidation or otherwise) or adopt a stockholders’ rights plan, or enter into any agreement with respect to the voting of any of its securities;

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effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of any of its securities;

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adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Ventyx or any of its subsidiaries (other than the merger);

•	subject to certain exceptions, make any capital expenditures that are individually or in the aggregate in excess of $250,000;

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acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other person, by purchase of stock, securities or assets, or enter into any joint venture, partnership, strategic alliance, limited liability company or similar arrangement with any third person in any one transaction or series of related transactions, subject to certain exceptions;

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(1) incur, create, assume, become liable for, or materially modify the terms of (including by extending the maturity date thereof) any indebtedness, enter into any “keep well” or other agreement to maintain any financial condition of another person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of Ventyx or any of its subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, (2) make or forgive any loans or advances to any other person (including any affiliate) (other than advances to employees and other service providers for business and travel expenses in the ordinary course of business), or (3) make any capital contributions to, or investments in, any other person;

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sell, pledge, transfer, license, sublicense, assign, mortgage, encumber, lease (as lessor), subject to any lien (other than liens permitted under the terms of the merger agreement) (including under any sale-leaseback transaction or an asset securitization transaction) or otherwise abandon, withdraw or dispose of, in a single transaction or a series of related transactions, any tangible assets with a fair market value in excess of $250,000 in the aggregate;

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sell, transfer, assign, license, grant an option, sublicense, lease or otherwise encumber or dispose of (whether by merger, stock or asset sale or otherwise) to any person (including any affiliate) any right to any of Ventyx’s intellectual property, subject to certain exceptions;

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cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any of Ventyx’s intellectual property;

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fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any of Ventyx’s registered intellectual property (or any of Ventyx’s in-licensed registered intellectual property to the extent Ventyx controls filing or prosecution thereof);

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make any change in Ventyx’s material intellectual property that does or would reasonably be expected to materially impair Ventyx’s intellectual property or Ventyx’s or any of Ventyx’s subsidiaries rights with respect thereto;

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disclose any trade secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a person that is subject to customary confidentiality obligations, except for any disclosures made as a result of publication of a patent application filed by Ventyx or its subsidiaries or in connection with any required regulatory filing;

•	fail to take or maintain reasonable measures to protect the confidentiality and value of the trade secrets included in any of Ventyx’s intellectual property;

•	commence, pay, discharge, settle, compromise or satisfy any litigation or similar matters, subject to certain exceptions;

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change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or tax accounting methods or practices in any respect, except as required by GAAP or other applicable laws;

•	write up, write down or write off the book value of any material assets;

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(1) make, change or revoke any material tax election with respect to Ventyx or any of its subsidiaries (including any election or accounting method change in respect of expenditures described in Section 174 of the Code (or any similar or analogous provision of state or local law)), (2) file any material amended tax return, (3) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding, analogous or similar provision of state, local or non-U.S. law), tax allocation agreement or tax sharing agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to taxes) or any other agreement with any governmental body relating to or affecting any material tax liability of Ventyx or any of its subsidiaries, (4) extend or waive the application of any statute of limitations or limitation period regarding the assessment or collection of any material tax or relating to any tax action with respect to Ventyx or any of its subsidiaries (other than automatic extensions granted for filing tax returns), (5) settle, surrender, or compromise any material tax liability or tax refund or action with respect to Ventyx or any of its subsidiaries, or (6) fail to pay material taxes when due (including any material estimated taxes) except, in each case, as required by applicable Law;

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waive, release or assign any material rights or claims under, or enter into, renew, materially amend, materially modify, exercise any material options or material rights of first offer or refusal under or terminate, certain of Ventyx’s contracts, subject to certain exceptions;

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amend, modify, extend, enter into or terminate any collective bargaining agreement or contract with any labor union, trade organization, works council or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions);

•	abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material permits;

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enter into a research or collaboration arrangement (except for certain routine services contracts) that contemplates payments by or to Ventyx or any of its subsidiaries in excess of $250,000 in any twelve-month period;

•	amend, cancel or terminate any material insurance policy naming Ventyx or any of its subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage;

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participate in any substantive scheduled meetings or teleconferences with, or make any submission or other substantive communication to, the FDA or any similar governmental body without providing Lilly with prior written notice and, within one business day from the time such written notice is delivered, the opportunity to consult with Ventyx and consider in good faith the views and comments of Lilly with respect to such meeting, teleconference, communication or submission, in each case to the extent permitted by applicable law;

•	enter into any new material line of business or create any new subsidiary;

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(1) commence any clinical trial of which Lilly has not been informed prior to the date of the merger agreement, (2) unless mandated by any governmental body, discontinue, terminate, suspend or materially modify any ongoing clinical trial, (3) initiate, discontinue, terminate, suspend or materially modify any Investigational New Drug Application-enabling nonclinical studies or other material nonclinical development activities without first consulting with Lilly in good faith, (4) (x) accelerate or (y) delay public disclosure of the results of any ongoing clinical trial from any release dates publicly announced prior to the date of the merger agreement, other than in the case of this clause (y), in Ventyx’s good faith business judgment, or (5) initiate or issue a recall, safety alert or investigator notice without first consulting with Lilly in good faith;

•	acquire fee interest (directly or indirectly) in any new real property; or

•	authorize, agree or commit to take any of the actions described above.

No-Shop; Acquisition Proposals; Change of Recommendation

No-Shop

Ventyx has agreed that it will not, and will cause its subsidiaries, and its and their respective directors and officers not to, and will use reasonable best efforts to cause its other representatives not to:

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directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate any acquisition inquiry or any proposals or offers, or the making of any submission or announcement of any acquisition inquiry, or any proposal or offer that, in each case, constitutes or would reasonably be expected to lead to an acquisition proposal;

•	directly or indirectly engage in, enter into or participate in, any discussions or negotiations with any person (or entity) with respect to any acquisition inquiry or acquisition proposal;

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provide any non-public information to, or afford access to the business, properties, assets, books or records of Ventyx and its subsidiaries to, any person (or entity) (other than Lilly, Merger Sub, or any designees of Lilly or Merger Sub) in connection with any acquisition inquiry or acquisition proposal; or

•	approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit Ventyx to enter into any alternative acquisition agreement.

However, if at any time prior to the earlier of (1) receipt of the Ventyx common stockholder approval or (2) the termination of the merger agreement in accordance with its terms, Ventyx may participate in discussions or negotiations with a party making an acquisition proposal regarding such acquisition proposal and, subject to the terms of the merger agreement, furnish information with respect to Ventyx to the party making such acquisition proposal if:

•	Ventyx has received a written bona fide acquisition proposal from a third party;

•	such acquisition proposal did not result from a breach of the provisions of the merger agreement related to no-shop set forth in Section 5.3(a) of the merger agreement;

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the Ventyx Board or a committee thereof determines in good faith, after consultation with its outside counsel and financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to or result in a superior proposal; and

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after consultation with its outside counsel, the Ventyx Board determines in good faith that the failure to take such actions would be, or would reasonably be expected to be inconsistent with its fiduciary duties to the Ventyx stockholders under applicable law.

In such event, Ventyx must not and must direct its representatives not to, disclose any material non-public information to such person unless Ventyx has, or first enters into, a confidentiality agreement with such person with terms governing confidentiality that, taken as a whole, are not materially less restrictive or materially more favorable to the other person than those contained in the confidentiality agreement between Ventyx and Lilly, and that does not prohibit Ventyx from providing any information to Lilly in accordance with the terms of the merger agreement. Additionally, Ventyx must (in accordance with the merger agreement):

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provide or make available to Lilly any material non-public information concerning Ventyx provided or made available to such other person that was not previously provided or made available to Lilly and Merger Sub;

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notify Lilly in writing of the receipt by Ventyx or any of its subsidiaries of any acquisition proposal or acquisition inquiry, or any request for information, proposal or offer that, in each case, constitutes or that would reasonably be expected to lead to an acquisition proposal;

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provide Lilly with the material terms and conditions of any such acquisition proposal (including any subsequent amendments, modifications or supplements thereto), together with copies of all material documents related thereto, and the identity of the person making any such acquisition inquiry or acquisition proposal; and

•

keep Lilly reasonably informed of any material developments, and the status of discussions or negotiations regarding any acquisition proposal (including any changes to the economic and other material terms thereof).

Acquisition Proposals; Change of Recommendation

Subject to the terms and conditions of the merger agreement related to acquisition proposals, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, none of Ventyx, the Ventyx Board or any committee thereof will, or will publicly propose to:

•

withdraw, qualify or modify in a manner adverse to Lilly or Merger Sub, the approval, recommendation or declaration of advisability by the Ventyx Board of the merger, the merger agreement or the other transactions contemplated by the merger agreement;

•

fail (within ten business days of the commencement of a third party tender or exchange offer for our common stock) to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of our common stock reject such acquisition proposal and not tender any of our common stock into such tender or exchange offer;

•	adopt, endorse, approve or recommend any acquisition proposal;

•	fail to include the Ventyx Board’s recommendation in favor of the approval of the merger proposal in this proxy statement; or

•	fail to publicly reaffirm, within three business days of Lilly’s written request following Ventyx’s receipt of a publicly announced acquisition proposal a change of Ventyx Board recommendation.

However, if: (1) Ventyx has received a bona fide written acquisition proposal from a third party that did not result from a breach of the merger agreement and that the Ventyx Board determines in good faith, after consultation with its outside counsel, constitutes a superior proposal; and (2) the Ventyx Board determines in good faith, after consultation with its outside counsel, that a failure to make a change of Ventyx Board recommendation and/or cause Ventyx to enter into an alternative acquisition agreement with respect to such superior proposal would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of Ventyx to the Ventyx stockholders under applicable law, then, prior to the time the Ventyx common stockholder approval is obtained, the Ventyx Board may (a) effect a change of Ventyx Board recommendation with respect to such superior proposal; or (b) terminate the merger agreement pursuant to its terms and enter into an alternative acquisition agreement with respect to such superior proposal, in each case, subject to Lilly’s “match” rights described below. In connection with such termination of the merger agreement, Ventyx would be required to pay Lilly a termination fee of $44.0 million.

Prior to effecting such change of Ventyx Board recommendation or terminating the merger agreement in respect of a superior proposal:

•	Ventyx is required to:

•	provide prior written notice to Lilly, at least four business days in advance, of Ventyx’s intention to take such action with respect to such superior proposal; and

•

during such notice period, negotiate with Lilly in good faith (to the extent Lilly desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal, provided that in the event of any material revisions to the superior proposal, Ventyx will be required to deliver a new written notice to Lilly and to comply with the requirements of the merger agreement with respect to such new written notice; however, the notice period for any subsequent notice will be shortened from four business days to two business days; and

•

no earlier than the end of such notice period, the Ventyx Board or any committee thereof has determined in good faith that the applicable acquisition proposal, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to the merger agreement that Lilly has irrevocably committed to make during such notice period, continues to constitute a superior proposal and that the failure to terminate the merger agreement and/or effect a change of Ventyx Board recommendation would be inconsistent with the Ventyx Board’s fiduciary duties under applicable law.

Prior to the time that is the earlier of (1) the attainment of Ventyx common stockholder approval or (2) the termination of the merger agreement in accordance with its terms, the Ventyx Board may make a change of Ventyx Board recommendation in response to any effect that was material to Ventyx that was not known or reasonably foreseeable by the Ventyx Board or any committee thereof as of the date of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable to the Ventyx Board or any committee thereof) and becomes known to the Ventyx Board or any committee thereof after such date (which we refer to as an “intervening event”).

However, the Ventyx Board may not make a change of Ventyx Board recommendation in response to an intervening event unless:

•	Ventyx has provided prior written notice to Lilly, at least four business days in advance of Ventyx’s intention to make a change of Ventyx Board recommendation;

•

prior to effecting such change of Ventyx Board recommendation, to the extent Lilly desires to negotiate, Ventyx has negotiated with Lilly in good faith to make such adjustments in the terms and conditions of the merger agreement in such a manner that would obviate the need for the Ventyx Board to effect such change of Ventyx Board recommendation; and

•

no earlier than the end of such notice period, the Ventyx Board or any committee thereof has determined in good faith that after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to the merger agreement that Lilly has irrevocably committed to make during such notice period, that the failure to effect a change of Ventyx Board recommendation in response to such intervening event would be inconsistent with the Ventyx Board’s fiduciary duties under applicable law.

For purposes of this proxy statement, “acquisition inquiry” means a request for non-public information or other inquiry made for the apparent purpose of evaluating the making of an acquisition proposal (other than an inquiry made by Lilly or any of its subsidiaries).

For purposes of this proxy statement, “acquisition proposal” means, with respect to Ventyx, any indication of interest, offer or proposal made or renewed by any person or group (other than Lilly or Merger Sub) concerning any:

•

merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Ventyx which would result in any person or group (or the affiliated stockholders of any person or group) would hold shares of our common stock or other Ventyx securities representing more than 20% of our common stock (on an as-converted basis) or other Ventyx securities outstanding after giving effect to the consummation of such transaction;

•

direct or indirect purchase, exchange, transfer, license or other acquisition of assets of Ventyx, representing 20% or more of the consolidated assets of Ventyx, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition);

•

direct or indirect issuance, exchange, purchase or other acquisition by a person or group of Ventyx’s equity interests representing 20% or more of shares of our common stock (on an as-converted basis) or other voting or equity securities of Ventyx outstanding after giving effect to the consummation of such transaction; or

•

tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the affiliated stockholders of any person or group) beneficially owning 20% or more of shares our common stock (on an as-converted basis) outstanding after giving effect to the consummation of such tender or exchange offer.

For purposes of this proxy statement, “superior proposal” means a bona fide (as reasonably determined by the Ventyx Board in good faith) written acquisition proposal that did not result from a material breach of the merger agreement (except the references therein to “20%” will be replaced by “50%” and a non-exclusive license or other non-exclusive rights with respect to an asset shall not be deemed a purchase, exchange, transfer or other acquisition of such asset) made by any person or group (other than Lilly or any of its subsidiaries) after the date of the merger agreement that the Ventyx Board or a committee thereof has determined in good faith, after consultation with outside counsel and its independent financial advisor, is superior to the merger, and is reasonably likely to be consummated in accordance with its terms, taking into account all of the terms and conditions (including all of the financial, regulatory, financing, conditionality, legal and other terms, as well as certainty of closing) and all other aspects of such acquisition proposal (including any changes to the terms of the merger agreement irrevocably committed to by Lilly during the applicable notice period).

Ventyx Special Meeting

Ventyx has agreed to duly establish a record date for and duly call, give notice of and hold the special meeting as soon as reasonably practicable after Ventyx learns that this proxy statement will not be reviewed by the SEC or that the SEC has no further comments to this proxy statement. Ventyx is permitted to postpone or adjourn the special meeting in certain circumstances, including to solicit additional proxies or as required by applicable law.

Employee Matters

Through the first anniversary of the closing date (or, if shorter, the individual’s period of employment with Lilly or any of its subsidiaries), Lilly has agreed to provide each continuing employee of Ventyx with (1) an annual base salary or wage rate and a target cash incentive compensation opportunity that are, in the aggregate, at least as favorable as the base salary or wage rate and target annual cash incentive opportunity provided to such continuing employee by Ventyx immediately prior to the effective time of the merger, and (2) broad-based employee benefits (excluding long-term cash incentive opportunities, severance, equity and equity-based awards, retention, transaction, change in control-related payments or benefits, nonqualified deferred compensation, defined benefit plan and post-employment or retiree welfare benefits) that are substantially comparable in the aggregate to those broad-based employee benefits (a) provided to the continuing employees under Ventyx’s compensation and benefit plans in effect as of immediately prior to the effective time of the merger, (b) provided to similarly situated employees of Lilly, or (c) a combination of the foregoing, as determined in Lilly’s sole discretion. Nothing in the merger agreement requires Lilly or any of its affiliates to continue the employment of any Ventyx employee, provides any third-party rights to any other person, amends any benefit plan or program or prevents Lilly or any of its affiliates from amending or terminating any benefit plan or program.

If Lilly elects to have continuing employees and their eligible dependents participate in Lilly’s benefit plans, programs or policies following the effective time of the merger, then Lilly has agreed to use commercially reasonable efforts to, and will cause the surviving corporation in the merger to use commercially reasonable efforts to, cause service rendered by each continuing employee to Ventyx prior to the effective time of the merger to be taken into account with respect to Lilly employee benefit plans that provide benefits for vacation, paid time-off or 401(k) savings, for purposes of determining eligibility to participate, level of benefits and vesting, to the same extent and for the same purpose as such service was taken into account under the corresponding Ventyx plans immediately prior to the effective time of the merger, subject to certain exceptions set forth in the merger agreement. For the plan year in which the effective time of the merger occurs, Lilly will, or will cause the surviving corporation to, use commercially reasonable efforts to waive for the continuing employees any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any health plan of Lilly or the surviving corporation for any condition for which they would have been entitled to coverage under the corresponding Ventyx plan in which they participated immediately prior to the effective time of the merger.

Indemnification and Insurance

The merger agreement provides that for a period of six years from and after the effective time of the merger, all rights to indemnification, advancement of expenses and exculpation from liability for acts or omissions occurring on or prior to the closing date in existence on the date of the merger agreement in favor of any of the current or former directors, managers, officers or employees of Ventyx, as provided in Ventyx’s governing documents and the indemnification agreements set forth in the disclosure letter (but only to the extent that such agreements were made available to Lilly) shall survive the effective time of the merger and shall continue in full force and effect in accordance with their respective terms.

At or prior to the effective time of the merger, following good faith consultation with Lilly and, if requested by Lilly, utilizing Lilly’s insurance broker, Ventyx shall purchase a tail policy under the current directors’ and officers’ liability insurance policy maintained at such time by Ventyx, which tail policy (1) will be effective for a period from the effective time of the merger through and including the date six years after the effective time of the merger with respect to claims arising from facts or events that existed or occurred prior to or at the effective time of the merger and (2) will contain coverage that is as protective of such directors and officers as the coverage provided by such existing policy.

However, the annual premium for such directors’ and officers’ liability insurance policies may not be in excess of 300% of the last annual premium paid prior to the effective time of the merger.

In the event the surviving corporation or its successors or assigns: (1) consolidates with or merges into any other entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person or entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the obligations set forth in Section 5.6 of the merger agreement with respect to indemnification and insurance.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Ventyx’s Directors and Executive Officers in the Merger.”

Efforts to Close the Merger

Each of Lilly and Ventyx agreed to use their respective reasonable best efforts to take all appropriate action to consummate the merger and the transactions contemplated by the merger agreement as promptly as practicable to obtain from any governmental body any consents or approvals required to be obtained by Lilly or Ventyx or any of their respective subsidiaries (including those in connection with the HSR Act), in connection with the merger.

Neither Lilly nor any of its affiliates shall be obligated to:

•	undertake or enter into agreements or agree to the entry of an order or decree with any governmental body;

•	commit to sell, license or dispose of, or hold separate or agree to sell, license or otherwise dispose of, assets, categories of assets or businesses;

•	commit to terminate, amend or replace any existing relationships and contractual rights and obligations;

•	terminate any relevant venture or other arrangement,

•	enter into any behavioral limitations, conduct restrictions or other commitments with respect to any assets or business;

•

defend through litigation any claim or determination (whether judicial or administrative in nature) by any governmental entity or third party that would restrain, prevent, or delay, the consummation of the transaction contemplated by the merger agreement, including the merger; or

•	effectuate any other change or restructuring.

Further, Ventyx shall not take any of the foregoing actions (except for actions set forth in the second to last bullet immediately above) without Lilly’s prior written consent in connection with obtaining any authorization, consent, order, clearance or approval of a governmental body or official that may be or become necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, including the merger.

Conditions to Completion of the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the Ventyx common stockholder approval will have been obtained;

•	the waiting period applicable to the consummation of the merger under the HSR Act will have expired or been terminated;

•

there is no order in effect that is issued by a governmental body of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger and there is no law of a governmental body of competent jurisdiction in effect that has the effect of prohibiting the consummation of the merger.

The obligations of Lilly and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•

the accuracy of the representations and warranties of Ventyx set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•

Ventyx will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement at or prior to the closing (or any failure to comply or perform shall have been cured by such time);

•	the absence of a material adverse effect with respect to Ventyx after the date of the merger agreement that is continuing;

•	the receipt by Lilly of a customary closing certificate of Ventyx; and

•

no suit, action or proceeding by a governmental body of competent jurisdiction is pending in connection with the transactions contemplated by the merger agreement (1) seeking to prohibit or impose any material limitations on Lilly’s or Merger Sub’s ownership or operation of all or any material portion of their or Ventyx’s or any Ventyx subsidiary’s businesses or assets, taken as a whole, or to compel Lilly or Merger Sub or their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of Ventyx or Lilly or their respective subsidiaries, (2) seeking to prohibit or make illegal the consummation of the merger, (3) seeking to impose material limitations on the ability of Merger Sub or Lilly effectively to exercise full rights of ownership of our common stock or (4) seeking to require divestiture by Lilly or any of its subsidiaries or affiliates of our common stock.

The obligation of Ventyx to consummate the merger is subject to the satisfaction or (to the extent permitted by applicable law) written waiver at or prior to the effective time of the merger of each of the following conditions:

•

the accuracy of the representations and warranties of Lilly and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•

each of Lilly and Merger Sub will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement (or any failure to comply or perform shall have been cured by such time); and

•	the receipt by Ventyx of a customary closing certificate of Lilly and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent of Ventyx and Lilly. In addition, the merger agreement may be terminated by either party upon the occurrence of:

•	an illegality termination event;

•	an outside date termination event; or

•	a stockholder vote termination event.

The merger agreement may be terminated by Ventyx if:

•

there is (1) a breach of any representation, warranty or covenant of the merger agreement by Lilly or Merger Sub such that any closing condition for the benefit of Ventyx is not satisfied; (2) Ventyx has delivered to Lilly written notice of such breach; and (3) such breach is not capable of cure or, if curable, has not been cured prior to the earlier of the outside date and 30 days after notice of breach; provided that Ventyx cannot terminate for this reason if any representation, warranty or covenant of Ventyx has been breached such that any closing condition for the benefit of Lilly and Merger Sub is not satisfied; or

•

prior to receipt of the Ventyx common stockholder approval, the Ventyx Board causes Ventyx to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions in the merger agreement; provided that such termination shall only be effective if Ventyx shall have paid the termination fee and is not otherwise in material breach of its obligations with respect to superior proposals.

The merger agreement may be terminated by Lilly upon the occurrence of:

•	a Ventyx breach termination event; or

•	the Ventyx Board effecting a change of Ventyx board recommendation or Ventyx committing an intentional breach of its obligations set forth in Section 5.3 of the merger agreement.

Effect of Termination and Termination Fee

In the event the merger agreement is terminated in accordance with the termination provisions in the merger agreement, the merger agreement will become void and of no effect, and there will be no liability or obligation of Lilly, Merger Sub or Ventyx or their subsidiaries, officers or directors except: (1) the confidentiality agreement between Lilly and Ventyx and certain other provisions of the merger agreement, which will remain in effect and (2) any liabilities for damages incurred or suffered by a party as a result of the intentional breach by another party of any of its representations, warranties or covenants set forth in the merger agreement prior to the date of such termination, or that constitutes fraud.

Upon termination of the merger agreement under specified circumstances, Ventyx will be required to pay Lilly a termination fee of $44.0 million. Specifically, this termination fee is payable by Ventyx to Lilly if:

•	Ventyx terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•

Lilly terminates the merger agreement in connection with the Ventyx Board effecting a change of Ventyx board recommendation or Ventyx committing an intentional breach of its obligations set forth in Section 5.3 of the merger agreement; or

•

the merger agreement is terminated (1) (a) by either Lilly or Ventyx upon the occurrence of an outside date termination event or (b) by Lilly upon the occurrence of a stockholder vote termination event or a breach termination event; (2) any person has communicated to the Ventyx Board or publicly disclosed a bona fide acquisition proposal after January 7, 2026 and prior to such termination and such acquisition proposal has not been publicly withdrawn prior to such termination; and (3) within twelve months after the termination of the merger agreement, Ventyx enters into an alternative acquisition agreement with respect to an acquisition proposal or such acquisition proposal is consummated.

Transaction Expenses

Subject to certain exceptions, each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is completed.

Voting and Support Agreements

In connection with the execution and delivery of the merger agreement, Lilly entered into the support agreements with each of Ventyx’s directors and officers and entities affiliated with New Science Ventures, who collectively own or control an aggregate of approximately 10 percent of the outstanding shares of our common stock as of January 5, 2026. The support agreements provide that, among other things, each of the stockholders has agreed (1) to vote all of the shares of our common stock held by such stockholder in favor of the adoption and approval of the merger agreement, subject to certain exceptions (including the valid termination of the merger agreement), (2) to vote against other proposals to acquire Ventyx and (3) to certain other restrictions on such holder’s ability to take actions with respect to Ventyx and such holder’s shares of our common stock. A copy of the form of support agreement is attached as Annex D to this proxy statement.

Specific Performance

The parties to the merger agreement have agreed that irreparable damage would occur if any provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. The parties agreed that, prior to the valid termination of the merger agreement pursuant to the provisions described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement,” each party is entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement and in addition to any other remedy to which they are entitled at law or in equity. Each party to the merger agreement has agreed to waive any requirement for the posting of any bond or other security in connection therewith. The parties further agreed that the availability of the respective termination fees or other monetary damages pursuant to the merger agreement will not be construed to diminish or otherwise impair any party’s right to an injunction, specific performance or other equitable relief.

Amendment; Extension; Waiver

The parties to the merger agreement may amend the merger agreement by their written agreement at any time prior to the effective time of the merger.

Prior to the effective time of the merger, Ventyx, on the one hand, and Lilly and Merger Sub, on the other hand: (1) extend the time for the performance of any of the obligations or other acts of the other party; (2) waive any inaccuracies in the representations and warranties contained in the merger agreement made to the other party; and (3) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any agreement by a party to such extension or waiver must be in a writing signed by the party or parties to be bound thereby. Any such extension or waiver will not operate as a waiver of such rights or remedies.

Assignment

The merger agreement may not be assigned by any party to the merger agreement, by operation of law or otherwise, without the prior written consent of the other parties. However: (1) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under the merger agreement to Lilly or to any direct or indirect wholly-owned subsidiary of Lilly, but no such assignment shall relieve Merger Sub of any of its obligations under the merger agreement and (2) Lilly may assign, in its sole discretion, any of or all its rights, interests and obligations under the merger agreement to any of its direct or indirect wholly-owned subsidiaries, but no such assignment under clause (1) or (2) will relieve Lilly or Merger Sub, as the case may be, of its obligations under the merger agreement.

Governing Law; Jurisdiction

The merger agreement, and all claims and causes of action arising thereunder, will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

The parties submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in any action or proceeding arising out of or relating to the merger agreement of the transactions contemplated thereby.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2025 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each of Ventyx’s named executive officers;

•	each of Ventyx’s directors; and

•	all of Ventyx’s executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to Ventyx’s securities. Unless otherwise indicated, to Ventyx’s knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

The calculation of the percentage of beneficial ownership is based on 71,750,148 shares of our common stock outstanding as of December 31, 2025. We have deemed shares of our common stock subject to Ventyx options that are currently exercisable or exercisable within 60 days of December 31, 2025, or issuable pursuant to Ventyx RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of December 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, California 92130. The information provided in the table is based on Ventyx’s records, information filed with the SEC and information provided to us, except where otherwise noted.

	Common Stock
	Number	Percentage
Name of Beneficial Owner
Greater than 5% Stockholders:
Raju Mohan, Ph.D.(1)	4,373,099	5.93%
Entities affiliated with Affinity Asset Advisors, LLC(2)	4,057,105	5.65%
Entities affiliated with New Science Ventures(3)	4,032,213	5.62%
Entities affiliated with The Vanguard Group(4)	3,769,997	5.25%
Named Executive Officers and Directors	—	—
Raju Mohan, Ph.D.(5)	4,373,099	5.93%
Matthew Moore(6)	179,270	*
Mark Forman, M.D., Ph.D.(7)	160,270	*
Martin Auster, M.D.(8)	24,303	*
Somasundaram Subramaniam, M.B.A.(9)	4,122,975	5.74%
Sheila Gujrathi, M.D.(10)	1,221,072	1.68%
William White, J.D., M.P.P.(11)	209,882	*
Allison Hulme, Ph.D.(12)	89,364	*
Onaiza Cadoret-Manier, M.B.A.(13)	89,364	*
All directors and executive officers as a group (10 Persons)(14)	11,986,591	15.63%

*	Represents less than one percent.

(1)

Consists of (i) 2,372,863 shares of common stock and (ii) 2,000,236 shares of common stock underlying options held by Dr. Mohan that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.

(2)

Based solely on information provided by Affinity Asset Advisors, LLC in a Schedule 13G filed with the SEC on May 30, 2025. Consists of 4,057,105 shares owned by Affinity Healthcare Fund, LP. Affinity Asset Advisors, LLC is the investment manager of Affinity Healthcare Fund, LP and exercises investment discretion with regard to the shares held by Affinity Healthcare Fund, LP. Affinity Asset Advisors, LLC may be deemed to be the beneficial owner of such 4,057,105 shares by virtue of its position as investment manager of Affinity Healthcare Fund, LP. Affinity Healthcare Fund, LP and Affinity Asset Advisors, LLC have the shared power to vote or to direct the vote and to dispose or direct the disposition of the shares. The address for Affinity Asset Advisors, LLC is 450 Park Avenue, Suite 1403, New York, NY 10022.

(3)

Based on information provided by New Science Ventures in a Schedule 13D/A filed with the SEC on April 1, 2025. Consists of: (i) 1,807,664 shares owned by NSV Investments I, L.P., (ii) 1,381,606 shares owned by NSV Partners, III, L.P., (iii) 434,423 shares owned by New Science Ventures, LLC, and (iv) 408,520 shares owned by NSV Partners II, LLC. Mr. Subramaniam is the majority member and managing member of New Science Ventures, LLC and NSV Partners II, LLC, and may be deemed to share voting and dispositive power over the (i) 434,423 shares owned by New Science Ventures, LLC, and (ii) 408,520 shares owned by NSV Partners II, LLC. Mr. Subramaniam is the majority member and managing member of NSV Partners III GP, LLC, which is the general partner of NSV Partners III, L.P., which is the general partner of NSV Investments I, L.P. Each of Mr. Subramaniam, NSV Partners III GP, LLC, and NSV Partners III, L.P. may be deemed to share voting and dispositive power over the 1,807,664 shares owned by NSV Investments I, L.P. Mr. Subramaniam, NSV Partners III, L.P. and NSV Partners III GP, LLC may be deemed to share voting and dispositive power with NSV Partners III, L.P. over the 1,381,606 shares owned by NSV Partners III, L.P. Accordingly, Mr. Subramaniam has shared voting and dispositive power over 4,032,213 shares. Mr. Subramaniam disclaims beneficial ownership over the shares held by each of the NSV funds, except to the extent of his pecuniary interest therein. The address for New Sciences Ventures is 500 West Putnam Avenue, Suite 400, Greenwich, CT, 06830.

(4)

Based solely on information provided by The Vanguard Group in a Schedule 13G filed with the SEC on October 31, 2025. Consists of 3,769,997 shares held of record by The Vanguard Group. This stockholder has sole dispositive power with respect to 3,384,085 of such shares, shared dispositive power over 385,912 of such shares and shared voting power over 367,732 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Consists of (i) 2,372,863 shares of common stock and (ii) 2,000,236 shares of common stock underlying options held by Dr. Mohan that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.

(6)	Consists of 179,270 shares of common stock underlying options held by Mr. Moore that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.
(7)

Consists of (i) 6,000 shares of common stock and (ii) 154,270 shares of common stock underlying options held by Dr. Forman that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.

(8)	Based solely on the latest information available to Ventyx. Consists of 24,303 shares of common stock held by Dr. Auster. In August 2024, Martin D. Auster ceased to be an executive officer of Ventyx.
(9)

Consists of (i) the shares described in note 3 above, and (ii) 90,762 shares of common stock underlying options held by Mr. Subramaniam that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.

(10)

Consists of (i) 130,000 shares of common stock and (ii) 1,091,072 shares of common stock underlying options held by Dr. Gujrathi that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.

(11)	Consists of 209,882 shares of common stock underlying options held by Mr. White that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date

(12)	Consists of 89,364 shares of common stock underlying options held by Dr. Hulme that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date
(13)	Consists of 89,364 shares of common stock underlying options held by Ms. Cadoret-Manier that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.
(14)

Includes (i) 7,035,870 shares of common stock and (ii) 4,950,721 shares of common stock underlying options held by all directors and officers as a group that are exercisable as of December 31, 2025 or that will become exercisable within 60 days after such date.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.

Ventyx will hold the regular annual meeting of its stockholders in 2026 only if the merger is not already completed.

Stockholders who intended to have a proposal considered for inclusion in Ventyx’s proxy materials for presentation at Ventyx’s 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must have submitted the proposal to us no later than December 24, 2025.

Ventyx’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in Ventyx’s proxy materials. To be timely for Ventyx’s annual meeting of stockholders in 2026, Ventyx’s Corporate Secretary must receive the required written notice at Ventyx’s principal executive offices at El Camino Real, Suite 200, San Diego, California 92130 no earlier than 8:00 a.m., Eastern Time, on February 4, 2026, and no later than 5:00 p.m., Eastern Time, on March 6, 2026, unless Ventyx’s annual meeting of stockholders in 2026 occurs more than 25 days before or after June 4, 2026. In that case, Ventyx’s Corporate Secretary must receive the required written notice not earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made by Ventyx.

WHERE YOU CAN FIND MORE INFORMATION

Ventyx files annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and Ventyx’s financial condition and are incorporated by reference into this proxy statement.

The following Ventyx filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 27, 2025;

•

The portions of Ventyx’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into Ventyx’s Annual Report on Form 10-K, filed with the SEC on April 23, 2025;

•

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May  8, 2025, Quarterly Report on Form 10-Q for the quarterly period ended June  30, 2025, filed with the SEC on August  7, 2025, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 6, 2025; and

•	Current Reports on Form 8-K filed on June 10, 2025, June 17, 2025, October 22, 2025, January 7, 2026 and January 22, 2026.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports, proxy statements and other information.

These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, California 92130

Attention: Investor Relations

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of Ventyx’s documents that we file with the SEC are also promptly available through the “SEC Filings” section of Ventyx’s website, https://ir.ventyxbio.com/financial-information/sec-filings. The information included on Ventyx’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact Ventyx’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF VENTYX’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

AGREEMENT AND PLAN OF MERGER

among

ELI LILLY AND COMPANY,

RYLS MERGER CORPORATION

and

VENTYX BIOSCIENCES, INC.

Dated as of January 7, 2026

A-i

A-ii

Section 8.12.	Performance Guaranty	A-68
Section 8.13.	Jurisdiction; Waiver of Jury Trial	A-68
Section 8.14.	Service of Process	A-68
Section 8.15.	Remedies	A-69
Section 8.16.	Cooperation	A-69
Section 8.17.	Specific Performance	A-69
Section 8.18.	Interpretation	A-69

Annexes

Annex I	Certificate of Incorporation of the Surviving Corporation
Annex II	Bylaws of the Surviving Corporation
Annex III	Required Jurisdictions

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of January 7, 2026 (this “Agreement”), is entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), RYLS Merger Corporation, a Delaware corporation and a direct or indirect wholly owned Subsidiary of Parent (“Merger Sub”), and Ventyx Biosciences, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions set forth herein, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving as the Surviving Corporation and as a direct or indirect wholly owned Subsidiary of Parent, whereby (i) each share of Company Common Stock (each, a “Common Share” and collectively, the “Common Shares”) that is issued and outstanding immediately prior to the Effective Time (other than Shares described in Section 2.1(c) and any Dissenting Shares) will be converted into the right to receive the Common Share Merger Consideration, net to the holder of Common Shares in cash and without interest and less any applicable Tax withholding and (ii) each share of Series A Preferred Stock (each, a “Preferred Share”, collectively, the “Preferred Shares”, and together with the Common Shares, “Shares”) that is issued and outstanding immediately prior to the Effective Time (other than Shares described in Section 2.1(c) and any Dissenting Shares) will be converted into the right to receive the Preferred Share Merger Consideration, net to the holder of Preferred Shares in cash and without interest and less any applicable Tax withholding, in each case, upon the terms and conditions set forth herein;

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Contemplated Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and the holders of Shares, (ii) declared it advisable to enter into this Agreement, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions, including the Merger, (iv) directed that the adoption of this Agreement be submitted to a vote of the holders of Common Shares at a meeting of the Company’s stockholders, and (v) resolved to recommend that the holders of the Common Shares adopt this Agreement at such meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof (the preceding clauses (i), (ii), (iv) and (v), collectively, the “Company Board Recommendation”), in each case, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Merger Sub has, on the terms and subject to the conditions set forth herein, adopted this Agreement and approved the Contemplated Transactions, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company are executing and delivering a Support Agreement in favor of the Company (collectively, the “Support Agreements”), pursuant to which such stockholders, among other things, will agree to vote all of the Common Shares beneficially owned by them in favor of the Merger on the terms and subject to the conditions set forth therein; and

WHEREAS, the sole stockholder of Merger Sub will approve this Agreement immediately following its execution.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.2. Closing; Effective Time. Subject to the provisions of this Agreement and pursuant to the DGCL, the closing of the Merger (the “Closing”) will take place remotely by exchange of documents and signatures (or their electronic counterparts), on the second (2nd) Business Day after the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree (the date on which the Closing actually occurs, the “Closing Date”). At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and agreed to by Merger Sub and the Company, being hereinafter referred to as the “Effective Time”) and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger.

Section 1.3. Effects of the Merger. The Merger will have the effects set forth herein, in the Certificate of Merger and as set forth in the applicable provisions of the DGCL.

Section 1.4. Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) At the Effective Time, the certificate of incorporation of the Company will, by virtue of the Merger, be amended and restated in its entirety to read in the form of Annex I, and as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company will be amended and restated in their entirety so as to read in the form of Annex II, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.

Section 1.5. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until the earlier of his or her death, resignation, or removal, or until his or her successor is duly elected and qualified. The Company shall request that each director and officer of the Company immediately prior to the Effective Time execute and deliver a letter effectuating his or her resignation as a member of the Company Board and all committees thereof or as an officer of the Company, as applicable to be effective as of the Effective Time.

Section 1.6. Merger Consideration Adjustment. The Merger Consideration will be adjusted appropriately to reflect any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, or readjustment of shares, or any stock dividend or stock distribution occurring (or for which a record date is established) after the date of this Agreement and prior to the Effective Time so as to provide any holder of Shares that receives Merger Consideration the same economic effect as contemplated by this Agreement, it being understood that nothing in this Section 1.6 shall be construed to permit the Company to take any action that is expressly prohibited by the terms of Section 5.1.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS

Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(a) each Common Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Section 2.1(c) and any Dissenting Shares, but including the shares of the Company Restricted Stock, the vesting conditions of which shall, automatically and without any action on the part of the holder thereof, be deemed satisfied and accelerated in full immediately prior to the Effective Time) will be converted into the right to receive $14.00, without interest (the “Common Share Merger Consideration”), less any applicable Tax withholding. As of the Effective Time, all such Common Shares shall no longer be outstanding and shall cease to exist, and each holder of any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the Common Share Merger Consideration in accordance with Section 2.4, without interest;

(b) each Preferred Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Section 2.1(c) and any Dissenting Shares) will be converted into the right to receive $1,400.00, without interest (the “Preferred Share Merger Consideration” and together with the Common Share Merger Consideration, the “Merger Consideration”), less any applicable Tax withholding. As of the Effective Time, all such Preferred Shares shall no longer be outstanding and shall cease to exist, and each holder of any such Preferred Shares shall cease to have any rights with respect thereto, except the right to receive the Preferred Share Merger Consideration in accordance with Section 2.4, without interest;

(c) each Share held in the treasury of the Company or owned by the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor;

(d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(e) each Dissenting Share immediately prior to the Effective Time will be cancelled and shall cease to exist, and Dissenting Shares will thereafter only represent the right to receive payment pursuant to Section 262 of the DGCL and as described in Section 2.3.

Section 2.2. Treatment of Equity Awards.

(a) As soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), the Company Board (or, if appropriate, the committee administering the Company Equity Plans) shall adopt resolutions and shall take other necessary or desirable action, including providing any notice to holders of the Company Stock Options as required or contemplated by the Company Equity Plans, to approve or provide for the following treatment:

(i) at the Effective Time, and without any action on the part of Merger Sub, the Company or any other Person, except as set forth on Section 2.2 of the Company Disclosure Letter, each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive, in consideration of the cancellation of such Company Stock Option, an amount in cash (without interest and less applicable Tax withholdings pursuant to Section 2.6) equal to the product of (1) the total number of shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Common Share Merger Consideration over the applicable exercise price per share of such Company Stock Option, provided, that, for the avoidance of doubt, in the event that the exercise price of any Company Stock Option (whether vested or unvested) is equal to or greater than the Common Share Merger Consideration, such Company Stock Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect;

(ii) at the Effective Time, and without any action on the part of Merger Sub, the Company or any other Person, except as set forth on Section 2.2 of the Company Disclosure Letter, each Company RSU that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the Effective Time shall be cancelled, and, in exchange therefor, the holder of such cancelled Company RSU will be entitled to receive, in consideration of the cancellation of such Company RSU, an amount in cash (without interest and less applicable Tax withholdings pursuant to Section 2.6) equal to the product of (1) the total number of shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Common Share Merger Consideration; and

(iii) each Company Equity Plan and award agreement thereunder shall be terminated effective as of the Effective Time.

(b) Subject to Section 2.6, Parent shall cause the Surviving Corporation (or any applicable Subsidiary of the Surviving Corporation or the Surviving Corporation’s stock administrator) to make all payments to former holders of Company Stock Options and Company RSUs required under Section 2.2(a) who were granted such interests as an employee of the Company or one of its Subsidiaries as promptly as practicable after the Effective Time and, in any event, no later than the second (2nd) regularly scheduled payroll date that follows the Effective Time.

(c) As soon as practicable after the date hereof, the Company Board (or, if appropriate, the committee administering the Company ESPP) shall pass such resolutions and shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to the Offering Period (as defined in the Company ESPP) in effect as of the date hereof, if any, no individual who was not a participant in the Company ESPP as of the date hereof may enroll in the Company ESPP with respect to such Offering Period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such Offering Period; (ii) no new Offering Period shall commence following the date hereof unless and until this Agreement is terminated; (iii) if the applicable purchase date with respect to the Offering Period would otherwise occur on or after the Closing Date, then (A) the Offering Period will be shortened and the New Exercise Date (as defined in the Company ESPP) with respect to such Offering Period will occur no later than three (3) Business Days prior to Closing Date and (B) each outstanding Share obtained through the exercise of any outstanding right under the Company ESPP shall receive the Merger Consideration pursuant to Section 2.1(a); and (iv) the Company ESPP shall terminate as of or prior to the Effective Time.

(d) No later than ten (10) Business Days prior to the Effective Time, the Company Board (or, if appropriate, the committee administering the Company Equity Plans) shall provide Merger Sub a copy of all resolutions, notices and other documentation effectuating the provisions set forth in this Section 2.2 and shall incorporate all reasonable comments made by Merger Sub to such resolutions, notices and other documentation.

Section 2.3. Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder or beneficial owner who is entitled to demand and properly exercised and perfected their respective demands for appraisal for such Shares in accordance with Section 262 of the

DGCL (the “Dissenting Shares”) will not be converted into a right to receive the Merger Consideration unless such holder or beneficial owner fails to perfect or effectively withdraws or otherwise loses his, her, or its right to appraisal. Instead, at the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and from and after the Effective Time, a holder or beneficial owner of Dissenting Shares who has properly exercised appraisal rights will not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Dissenting Shares, except those provided under Section 262 of the DGCL. A holder or beneficial owner of Dissenting Shares will be entitled only to receive payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder or beneficial owner fails to perfect, effectively withdraws or otherwise loses his, her, or its right to appraisal in accordance with Section 262 of the DGCL, in which case such Dissenting Shares will be treated as if such Dissenting Shares had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon and less any applicable Tax withholding, in accordance with Section 2.4, pursuant to Section 2.1.

(b) The Company shall provide Parent with prompt written notice of any demands for appraisal (including copies of any written demands), withdrawals of such demands, and any other instruments received by the Company from holders of Shares relating to rights of appraisal, and Parent will have the opportunity and right to direct the conduct of all negotiations and proceedings with respect to demands for appraisal. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal, or agree to do any of the foregoing.

Section 2.4. Surrender of Shares.

(a) At or immediately after the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), pursuant to a Paying Agent Agreement that shall be in form and substance reasonably acceptable to the Company, cash in an amount sufficient to pay the aggregate Merger Consideration, and Parent shall cause the Paying Agent to timely make all payments contemplated in Section 2.4(b). Such cash may be invested by the Paying Agent as directed by Parent; provided that (i) such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Merger Sub, or the Paying Agent from making the payments required by this Article II and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to, and for U.S. federal (and any applicable state, local or non-U.S.) income Tax purposes reported as earned by, the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Merger Consideration, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payment pursuant to Section 2.4(b). The aggregate Merger Consideration as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.4(b), except as expressly provided for in this Agreement. Any portion of the cash made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.

(b) As promptly as practicable after the Effective Time (and in any event within three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”)or book-entry shares (each, a “Book-Entry Share”), which immediately prior to the Effective Time represented outstanding Shares that were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form (which will (x) specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of such Certificate to the Paying Agent and (y) contain such other provisions as are customary and reasonably acceptable to Parent and the Company) or a customary agent’s message with respect to Book-Entry Shares, as applicable and (ii) instructions for effecting the surrender of the Certificate or Book-Entry Share in exchange for payment of the Merger Consideration. Upon surrender of a Certificate or Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed (in the case of surrender of a Certificate), the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered will be cancelled. Until surrendered as contemplated by this Section 2.4(b), each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

(c) No holder of record of a Book-Entry Share, which immediately prior to the Effective Time represented outstanding Shares that were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, such holder of record shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange therefor, the Merger Consideration for each Share formerly represented by such Book-Entry Share, and such Book-Entry Share will be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until such “agent’s message” (or such other evidence) is received, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. No interest shall be paid or accrue on the cash payable in respect of a Book-Entry Share.

(d) At any time following the date that is six (6) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent or its designated Affiliate any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable to the holder of a Certificate or Book-Entry Share. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered, or the applicable “agent’s message” or other evidence is not received in respect of a Book-Entry Share, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) previously entitled thereto.

(e) From and after the Effective Time, the stock transfer books of the Company will be closed, and no subsequent transfers of Shares that were issued prior to the Effective Time will be registered. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for transfer will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.

(f) In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent (and, if required by Parent or the Paying Agent, the posting by such holder of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate), Parent shall cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate, without interest and less any applicable Tax withholding.

Section 2.5. Section 16 Matters. Prior to the Effective Time, the Company Board shall take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Shares, Company Stock Options and Company RSUs in the Contemplated Transactions.

Section 2.6. Withholding. The parties hereto and the Paying Agent are entitled to deduct and withhold, or cause to be deducted or withheld, from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under the Code, or the U.S. Treasury Regulations thereunder (the “Treasury Regulations”), or any other applicable Tax Law. Any compensatory amounts payable pursuant to or as contemplated by this Agreement (which, for the avoidance of doubt, shall exclude amounts payable in respect of Shares), including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. To the extent that any amounts are so deducted and withheld and paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.7. Transfer Taxes. Except as otherwise provided in this Section 2.7, all Transfer Taxes imposed on the Merger shall be paid by the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes. Notwithstanding the foregoing, if any payment pursuant to the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it will be a condition to such payment that (a) such Certificate or Book-Entry Share, as applicable, so surrendered must be properly endorsed or must otherwise be in proper form and (b) the Person presenting such Certificate or Book-Entry Share, as applicable, to the Paying Agent for payment must pay to the Paying Agent any Transfer Taxes or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or must establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not required to be paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in (a) Company SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) (provided that nothing disclosed in the Company SEC Documents shall be deemed a qualification of, or modification to, the representations and warranties set forth in Section 3.1(a) (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.3 (Capital Stock), Section 3.4 (No Breach), Section 3.8(a) (Absence of Certain Developments), Section 3.11 (Tax Matters) and Section 3.22 (No Rights Agreement; Anti-Takeover Provisions)) or (b) the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (which shall be arranged and in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article III to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Organization and Corporate Power; Subsidiaries.

(a) The Company is a corporation validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (and all such Permits are in full force and effect), except where the failure to hold such Permits would not have a Company Material Adverse Effect. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.

(b) True and complete copies of the certificate of incorporation and bylaws of the Company and the Series A Certificate of Designations (collectively, the “Company Organizational Documents”), as in effect as of the date of this Agreement, have been heretofore made available to Parent and Merger Sub, and the Company is not in material violation of any provisions of its Company Organizational Documents.

(c) Each of the Subsidiaries of the Company is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority and all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (and all such Permits are in full force and effect), except where the failure to hold such Permits would not have a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.

(d) True and complete copies of the certificate of incorporation and bylaws or similar governing document of each Subsidiary of the Company, as in effect as of the date of this Agreement, have been heretofore made available to Parent and Merger Sub, and no Subsidiary of the Company is in violation of any provisions of its organization documents, except as would not have a Company Material Adverse Effect.

Section 3.2. Authorization; Valid and Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions, including, subject to the adoption of this Agreement by holders of at least a majority of the outstanding Common Shares (the “Company Stockholder Approval”), the Merger. The Board of Directors has (a) determined that this Agreement and the Contemplated Transactions, including the Merger, are advisable, fair to and in the best interests of, the Company and the holders of Shares, (b) declared it advisable to enter into this Agreement, (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions, including the Merger, (d) directed that the adoption of this Agreement be submitted to a vote of the holders of Common Shares at a meeting of the Company’s stockholders, and (e) resolved to recommend that the holders of Common Shares adopt this Agreement at such meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof on the terms and subject to the conditions of this Agreement. The resolutions in the foregoing sentence, subject to Section 5.3, have not been subsequently withdrawn or modified as of the date of this Agreement. No other corporate action pursuant to the Laws of the State of Delaware, on the part of the Company, is necessary to authorize the execution and delivery of this Agreement. The Company has duly executed and delivered this Agreement, and assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.3. Capital Stock.

(a) The authorized capital stock of the Company consists of 900,000,000 Common Shares and 100,000,000 Preferred Shares, of which, as of 5:00 p.m. New York Time on January 5, 2026 (such date and time, the “Measurement Date”), 71,750,148 Common Shares were issued and outstanding (including zero shares of Company Restricted Stock) and 70,601 Preferred Shares were issued and outstanding. As of the Measurement Date, (i) 14,172,634 Common Shares were issuable upon the exercise of outstanding Company Stock Options and (ii) 56,935 Common Shares were issuable upon the vesting or settlement of outstanding Company RSUs. From the Measurement Date to the time of execution and delivery of this Agreement, there has been no issuance or grant of any Common Shares, Preferred Shares, Company Stock Options, Company RSUs, Company ESPP rights, or any other securities of the Company, other than Common Shares issued upon exercise of Company Options, or settlement of Company RSUs, in each case, outstanding as of the Measurement Date.

(b) Section 3.3(b) of the Company Disclosure Letter sets forth as of the Measurement Date, the name of each registered holder of Preferred Shares the number of Preferred Shares held by such holder and the number of shares of Company Common Stock into which such shares of Preferred Shares are convertible.

(c) Section 3.3(c) of the Company Disclosure Letter sets forth a true and complete list of each award of incentive equity or equity-based award granted by the Company that is outstanding as of the Measurement Date, including Company Stock Options, Company RSUs, and Company Restricted Stock (each, an “Equity Award”), that includes, as applicable, (i) the holder thereof, (ii) the type of award (e.g., incentive stock option, non-qualified stock option, restricted stock unit, restricted stock), (iii) the number of vested and unvested Shares subject thereto, (iv) the per Share exercise price, (v) the date of grant, (vi) the vesting terms, (vii) the Company Equity Plan under which the Equity Award was granted, and (viii) in the case of each Company Stock Option, the expiration date. As of the time of execution and delivery of this Agreement, there is no agreement or arrangement (whether in writing or otherwise) to which the Company or any of its Subsidiaries is a party or with respect to which the Company or any of its Subsidiaries has any liability, in each case, that contains a promise or commitment to grant an incentive equity award or equity-based award under the Company Equity Plans or otherwise that has not been satisfied by the Company.

(d) All Equity Awards were granted and have at all times been administered in compliance with the terms of the applicable Company Equity Plan and award agreement governing the terms of such Equity Award in all material respects. Each Company Stock Option has a per Share exercise price that was no less than the fair market value of a share of Company Common Stock on the date of grant as determined in accordance with Section 409A and Section 422 of the Code, as applicable. Each Company Stock Option and Company RSU is exempt from Section 409A of the Code. Each Company Stock Option that is intended to qualify as an “incentive stock option” satisfies the requirements of Section 422 of the Code. The only equity plans under which the Company has granted options to purchase Company Common Stock or other equity-based awards (excluding purchase rights under the Company ESPP) are the Company Equity Plans.

(e) As of the Measurement Date, there were 3,101,582 Shares reserved for issuance under the Company ESPP and 6,233 outstanding rights under the Company ESPP, assuming a per Share purchase price equal to the Merger Consideration. At all times, the Company ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and all options to purchase Shares under the Company ESPP (now outstanding or previously exercised or forfeited) have satisfied the requirements of Section 423 of the Code.

(f) The Subsidiaries set forth on Section 3.3(f) of the Company Disclosure Letter are the only Subsidiaries of the Company. Each Subsidiary of the Company is wholly owned by the Company, free and clear of any Liens (other than Permitted Liens), and its outstanding capital stock is set forth opposite the name of such

Subsidiary on Section 3.3(f) of the Company Disclosure Letter. The Company does not own, directly or indirectly, any capital stock or restricted stock of, or other equity interest or voting security in, or any interest convertible into or exchangeable or exercisable for any capital stock or restricted stock of, or other equity interest or voting security in, any Person other than the Subsidiaries of the Company.

(g) Neither the Company nor any of its Subsidiaries has any outstanding (i) shares of capital stock, restricted stock or other equity interests or voting securities in the Company, (ii) securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), (iii) options, warrants, purchase rights, subscription rights, preemptive rights, anti-dilutive rights, conversion rights, exchange rights, exercise rights, calls, puts, rights of first refusal or other Contracts that require the Company or its Subsidiaries (as applicable) to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), or securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests, equity-based awards or voting securities of the Company or its Subsidiaries (as applicable), (iv) stock appreciation, phantom stock, restricted stock units, performance stock units, profit participation or similar rights with respect to the Company or its Subsidiaries (as applicable), (v) options to purchase Shares under the Company ESPP, (vi) Indebtedness of the Company or its Subsidiaries (as applicable) having the right to vote on any matters on which the Company’s or its Subsidiaries’ (as applicable), stockholders may vote, or (vii) obligations by the Company or its Subsidiaries to make any payments based on the price or value of any of the foregoing securities or interests covered in clauses (i) through (vi) above (collectively, including the Shares and equity interests of the Company’s Subsidiaries, Company Stock Options and Company RSUs, the “Company Securities”), other than, in each case, as set forth in Section 3.3(a), Section 3.3(b), Section 3.3(c) or Section 3.3(e), and other than Company Securities issued in compliance with Section 5.1(b)(ii).

(h) There are no outstanding agreements of any kind which obligate the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities. No Subsidiary of the Company owns any Company Securities. Neither the Company nor any of its Subsidiaries is party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding with respect to any Company Securities or any other agreement with respect to the disposition or voting of, or dividends with respect to, any Company Securities. All outstanding Shares are, and all Shares to be purchased pursuant to the Company ESPP and all Shares issued upon exercise of Company Stock Options or settlement of Company RSUs will be, when issued, duly authorized and validly issued, and are, or will be, as applicable, fully paid, non-assessable and free of preemptive rights. Neither the Company nor any of its Subsidiaries has any Contract pursuant to which it is obligated to make any equity investment (in the form of a capital contribution or otherwise) in any Person (other than the Company with respect to its wholly owned Subsidiaries).

(i) Except as disclosed in Section 3.3(i) of the Company Disclosure Letter, (i) the Company has not delivered an issuance notice to the Sales Agent; (ii) there are no pending or active issuance notices pursuant to the Sales Agreement; and (iii) no documentation relating to, or notice of, this Agreement is required to be provided to the Sales Agent.

Section 3.4. No Breach. The execution, delivery and performance of this Agreement by the Company and the consummation of the Contemplated Transactions do not (a) conflict with or violate the Company Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.5 have been obtained, and all filings and obligations described in Section 3.5 have been made, conflict with or violate any Law, order, judgment or decree to which the Company or any of its properties or assets is subject, except any conflicts or violations which would not have a Company Material Adverse Effect, or (c) conflict with or result in any breach of, constitute a default under (with or without notice or lapse of time), result in a violation of, give rise to a right of termination, cancellation or acceleration or result in the creation of a

Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or any of its Subsidiaries under any Company Material Contract, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Company Material Adverse Effect.

Section 3.5. Consents. Except for (a) any applicable requirements of Antitrust and FDI Laws, (b) applicable requirements of the Exchange Act, (c) any filings required by The Nasdaq Global Select Market (“Nasdaq”), (d) the filing of the Certificate of Merger, (e) the filing of applications, consents, approvals, authorizations and notices, as required by the FDA and any other federal, state, local or non-U.S. Governmental Body that is concerned with or regulates the research, development, marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs and (f) any filings with the relevant authorities of jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, in each case, neither the Company nor any of its Subsidiaries are required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions and, other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those filings, consents, approvals and authorizations the failure of which to obtain would not have a Company Material Adverse Effect.

Section 3.6. SEC Reports; Disclosure Controls and Procedures.

(a) The Company has timely filed and furnished all reports, schedules, forms, statements and other documents (including exhibits thereto and all other information incorporated by reference therein) required to be filed or furnished by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2023 (such reports, schedules, forms, statements and other documents, the “Company SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a filing, then on the date of such amendment, supplement or superseding filing) (and, in the case of registration statements on the dates of effectiveness): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 as amended (the “Securities Act”), the Exchange Act or Sarbanes-Oxley, as applicable to such Company SEC Documents, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, as in effect on the date of effectiveness (in the case registration statements) and as of their respective SEC filing dates or, if amended, supplemented or superseded prior to the date hereof, the date of the filing of such amendment, supplement or superseding filing with respect to the portions that are amended, supplemented or superseded (in the case of all other Company SEC Documents) so filed, and (ii) none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC relating to the Company SEC Documents and none of the Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review. None of the Subsidiaries of the Company are required to file or furnish any forms, reports, schedules, statements or other documents with the SEC or any non-U.S. equivalent agency.

(b) The consolidated financial statements (including any notes thereto) contained or incorporated by reference in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).

(c) The Company has designed and maintains, and at all times since January 1, 2023 has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of the assets of the Company that could have a material effect on the financial statements. Since January 1, 2023, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (i) any “significant deficiency” or “material weakness” in the design or operation of internal control over financial reporting utilized by the Company; (ii) with respect to the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting, any illegal act (with respect to or pertaining to the Company or when acting in his or her capacity as an employee of the Company) or fraud, whether or not material; or (iii) any claim or allegation regarding any of the foregoing.

(d) The Company (i) has designed and maintains, and at all times since January 1, 2023 has maintained, disclosure controls and procedures (as defined in Rules 13a– 15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2023, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.

(e) Since January 1, 2023, neither the Company, nor any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company, has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, or any related material allegation regarding management or other employees who have a significant role in the Company’s internal control over financial reporting. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Body challenging or questioning the Company’s accounting practices, methodologies or methods or the accuracy, completeness, form or manner of filing of any certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of Sarbanes-Oxley.

(f) Neither the Company nor any of its Subsidiaries has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) or Regulation S-K under the Exchange Act).

Section 3.7. No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the consolidated unaudited balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date that is included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business, (c) incurred in connection with this Agreement or the Contemplated Transactions, or (d) as set forth in Section 3.7 of the Company Disclosure Letter the Company does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the balance sheet of the Company (or disclosed in the notes to such balance sheet).

Section 3.8. Absence of Certain Developments.

(a) From the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have not experienced a Company Material Adverse Effect.

(b) Except in connection with the Contemplated Transactions, from the Company Balance Sheet Date to the date of this Agreement, the Company and each of its Subsidiaries has carried on and operated its business in all material respects in the ordinary course of business, and neither the Company nor any of its Subsidiaries have taken, committed or agreed to take any actions that would have been prohibited by Section 5.1(b) (other than Section 5.1(b)(i) (Dividends; Acquisition of Company Securities), (ii) (Issuance of Company Securities), (iii) (Compensation; Benefits) or (xvii) (Material Contracts)) if such covenants had been in effect as of the Company Balance Sheet Date.

Section 3.9. Compliance with Laws.

(a) Each of the Company and its Subsidiaries is, and their respective Products are and have been, since January 1, 2023, in compliance, in all material respects, with all Laws applicable to it, any of its properties or other assets, or its business or operations.

(b) Since January 1, 2021, (i) neither the Company nor any of its Subsidiaries has received any notice from any Governmental Body, or written notice from any Person, that alleges (A) any material violation or noncompliance (or reflects that the Company or any of its Subsidiaries is under investigation or the subject or target of an inquiry or has threatened to be charged by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any material fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Permit, and (ii) neither the Company nor any of its Subsidiaries entered into any agreement or settlement with any Governmental Body or Person with respect to its alleged noncompliance with, or violation of, any applicable Law.

(c) Since January 1, 2023, each of the Company and its Subsidiaries has timely filed or submitted all regulatory notices, applications, reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents in connection with the Products or the operation of their business, together with any amendments or modifications required to be made with respect thereto, and has maintained, in all material respects, all reports, records, and documents, each as required to be filed, submitted or maintained by any Governmental Body, including the FDA, EMA, state health and regulatory authorities and other applicable federal regulatory authorities, and have timely paid all fees and assessments due and payable in connection therewith. All such regulatory notices, applications, reports, schedules, statements, documents, filings, submissions, forms, registrations, other documents and records were complete and accurate in all material respects at the time of each respective submission, or were subsequently updated, changed, corrected or modified, and no material deficiencies have been asserted by any applicable Governmental Body with respect thereto.

(d) The Company, its Subsidiaries and each of their respective officers and directors are in material compliance with, and have complied in all material respects with, (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

Section 3.10. Title to Tangible Properties; Real Property.

(a) The Company and its Subsidiaries have good and valid title to, or hold pursuant to good, valid and enforceable leases or other comparable contract rights, all tangible personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the absence of such title or rights would not have a Company Material Adverse Effect.

(b) Section 3.10(b) of the Company Disclosure Letter sets forth an accurate and complete list of all leases (including all amendments, extensions and renewals as of the date of this Agreement) for the Company Real Property (as defined below), together with the addresses of such Company Real Property, the name of the landlord or sublandlord under the applicable lease, the base rental amount currently being paid, which constitute all real property used, occupied, leased or subleased by the Company or its Subsidiaries (the “Company Real Property”). The Company has made available true and correct copies of all Company Real Property leases, together with all related amendments, extensions and renewals. There are no subleases, licenses, occupancy agreements, consents, purchase agreements, or other Contracts granting any person (other than the Company) the right to use or occupy the Company Real Property, and no Person (other than the Company and its Subsidiaries) is in possession of the Company Real Property. The Company has not collaterally assigned or granted a security interest in any Company Real Property lease. Each Company Real Property lease is in full force and effect and is valid, binding and enforceable against the Company or its Subsidiaries (as applicable) and, to the Knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and general principles of equity. The Company and its Subsidiaries have performed all material obligations required under each Company Real Property lease to date. The Company has not given or received written notice of any current violation, breach, or default (with or without notice or lapse of time) under any Company Real Property lease. None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any other party to the Company Real Property leases is in material default under any such lease. Neither the Company nor its Subsidiaries has given or received written notice of termination or cancellation of, or any intention to terminate or cancel, any Company Real Property lease. No event has occurred which, if not remedied, would result in a material default by the Company or its Subsidiaries under any Company Real Property lease, and, to the Knowledge of the Company, no event has occurred which, if not remedied, would result in a material default by any other party under any such lease. There are no outstanding options, rights of first offer, or rights of first refusal in favor of any other party to purchase, lease, sublease, use, or occupy the Company Real Property or any portion or interest therein.

(c) Neither the Company nor any of its Subsidiaries currently owns or has previously owned any real property.

Section 3.11. Tax Matters.

(a) Each of the Company and its Subsidiaries has timely (i) filed (taking into account any applicable extensions) all material Tax Returns required to be filed by it and such Tax Returns are true, complete and correct in all material respects and (ii) paid all material Taxes whether or not shown as due and payable on any Tax Return.

(b) There are no Liens for Taxes (other than Permitted Liens described in clause (a) of the definition thereof) upon any of the assets of the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries have withheld and timely (according to applicable Tax Law) paid over to the appropriate Governmental Body all material Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither the Company nor any of its Subsidiaries has applied for or received any loan (or any employee retention credit) established by the Coronavirus Aid, Relief, and Economic Security Act of 2020, as it may be amended or modified, including any Small Business Administration Paycheck Protection Program loan.

(d) Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(e) No deficiency for any material Tax has been asserted or assessed by a Governmental Body in writing against the Company or any of its Subsidiaries which deficiency has not been paid, settled or withdrawn or is not being contested in good faith in appropriate proceedings. No material U.S. federal, state or local or non-U.S. Actions relating to Taxes are pending or being conducted or, to the Knowledge of the Company, now proposed or threatened in writing with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Governmental Body in a jurisdiction where the Company or such Subsidiary does not pay a certain Tax or file a certain type of Tax Return that the Company or such Subsidiary is subject to taxation by that jurisdiction or required to file a certain type of Tax Return in that jurisdiction.

(f) There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that is currently in force (other than automatic extensions granted for the filing of Tax Returns).

(g) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, indemnity, sharing or similar agreement or arrangement (other than any commercial agreement or arrangement entered into in the ordinary course of business that does not relate primarily to Taxes), (ii) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which is the Company or any Subsidiary of the Company) or (iii) has Liability for the Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar or analogous provision of state, local or non-U.S. Law) or as a successor or transferee or otherwise by operation of Law.

(h) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or use of an improper method of accounting made prior to the Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding, analogous or similar provision of state, local or non-U.S. Law) or any other agreement with a Governmental Body regarding Taxes executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition entered into on or prior to the Closing, (iv) any prepaid amount received or deferred revenue accrued prior to the Closing outside of the ordinary course of business or (v) any intercompany transaction or excess loss account described in the Treasury Regulations under Code Section 1502 (or any corresponding, analogous or similar provision of state, local, or non-U.S. income Tax Law).

(i) Neither the Company nor any of its Subsidiaries (i) has been a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the two (2) years prior to the date hereof or (ii) has been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j) Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

Section 3.12. Contracts and Commitments.

(a) Section 3.12(a) of the Company Disclosure Letter identifies each Contract that constitutes a Company Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed a “Company Material Contract”:

(i) “material contract” (as such term is defined in Item 601 (b)(10) of Regulation S-K of the SEC) with respect to the Company or its Subsidiaries that was required to be filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, or any Company SEC Documents filed after the date of filing of such Form 10-K;

(ii) collective bargaining agreement or Contract with any labor union, trade organization, works council or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions) (“Labor Agreements”);

(iii) Contract establishing or relating to the formation, creation, operation, management or control of any joint venture, partnership, collaboration or similar arrangement;

(iv) Contract (A) prohibiting or materially limiting the right of the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services with a value in excess of $1,000,000, or to sell any material product or service exclusively to a single party, (C) under which any Person has been granted the (1) exclusive right to develop, manufacture, sell, market or distribute the Products, or (2) non-exclusive right to develop, manufacture, sell, market or distribute the Products (excluding, solely for subclause (C)(2), any Routine Services Contracts entered into in the ordinary course of business), (D) provides for “exclusivity” or any similar requirement in favor of any Person or group of Persons or in any geographical area or (E) requiring the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to conduct any business on a “most favored nations” basis with any Person;

(v) Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company or any of its Subsidiaries;

(vi) Contract in respect of Indebtedness of $500,000 or more, or any loan by the Company to any other Person;

(vii) Contract (other than a Company Plan) providing for an Affiliate Transaction;

(viii) Contract relating to the voting or registration of any of the Company’s securities;

(ix) Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interests or assets other than as set forth in the Company Equity Plans, Company ESPP or forms of award agreements thereunder which have been filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, or any Company SEC Documents filed after the date of filing of such Form 10-K;

(x) Contract that contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person;

(xi) (A) Contract and (B) open purchase order, in each case, for payments that remain or may become due of $1,000,000 or more (such Contracts and purchase orders, or work orders, change orders or master services agreements relating to the same, the “Purchase Orders”) other than, in each case, a Company Plan;

(xii) Corporate integrity agreement, consent decree, deferred prosecution agreement, non-prosecution agreement, or other similar type of agreement with Governmental Bodies that have existing or contingent performance obligations;

(xiii) Contract of the Company or any of its Subsidiaries relating to the settlement, conciliation or similar agreement with any Governmental Body or other Person, or that provides for any continuing material obligations on the part of the Company or any of its Subsidiaries;

(xiv) Contract of the Company or any of its Subsidiaries that prohibit, limit or restrict the payment of dividends or distributions in respect of the Company Securities, or otherwise prohibit, limit or restrict the pledging of Company Securities, or prohibit, limit or restrict the issuance of guarantees by the Company or any of its Subsidiaries other than the Company Equity Plans or any Contracts evidencing awards granted under the Company Equity Plans;

(xv) stockholders’, investors rights’, registration rights or similar Contract (excluding Contracts governing Equity Awards);

(xvi) Contract (including all amendments, extensions and renewals with respect thereto) pursuant to which the Company or any of its Subsidiaries leases, subleases, uses or occupies any real property;

(xvii) Contract with or binding upon the Company, any of its Subsidiaries or any of its or their respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xviii) IP Contract;

(xix) Contract with any academic institution, research center or Governmental Body (excluding any Routine Services Contracts entered into in the ordinary course of business) that has created, or is anticipated to create, any Owned Intellectual Property or otherwise any material Company Intellectual Property (or the research or development of any of the foregoing or the funding for such research or development activities);

(xx) Contract with respect to commercialization, manufacturing, supply, collaboration, co-promotion, discovery, research, development or profit sharing (including any such Contracts with any third-party payor or any third party contract research organization or third party contract manufacturing organization that develops, manufactures or supplies any Products and/or that directly conducts clinical trials), in each case, with a value in excess of $1,000,000, but excluding any such Contracts that do not contemplate any of (i) the assignment of any material Intellectual Property by the Company to any other Person, (ii) royalties or other revenue or profit sharing arrangements or (iii) the transfer or licensing of material Company Intellectual Property, other than non-exclusive licenses incidental to the performance of services or activities under such Contract;

(xxi) Contract pursuant to which the Company or any of its Subsidiaries has continuing guarantee, “earn-out” or similar contingent payment obligations (other than indemnification or performance guarantee obligations provided for in the ordinary course of business), including (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or its Subsidiaries, in each case, that could result in payments in excess of $500,000;

(xxii) Contract that obligates the Company or any of its Subsidiaries to make any capital commitment or capital expenditure in an amount in excess of $500,000;

(xxiii) Contract or offer letter that is for the employment of any directors, officers or employees at annual base salary or base level of cash compensation in excess of $250,000, provided that proprietary information, invention assignment, and restrictive covenant agreements on the Company standard form(s) that have been disclosed on Section 3.12(a) of the Company Disclosure Letter need not be individually set forth on Section 3.12(a)(xxiii) of the Company Disclosure Letter;

(xxiv) Contract with any independent contractor or consultant involving annual payments in excess of $250,000; and

(xxv) Contract or arrangement to enter into any of the foregoing.

(b) A true and correct copy of all written Company Material Contracts, together with all material amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract has been made available to Parent.

(c) (i) Neither the Company nor any of its Subsidiaries (A) is, or has received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any material rights or material benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any Company Material Contract (excluding expiration of any Contract in accordance with its terms or as required by the Contemplated Transactions), (iii) the Company and to the Knowledge of the Company, each other party to any such Company Material Contract has performed all material obligations required to be performed by such party as of the date of this Agreement and (iv ) each Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written (or to the Knowledge of the Company, oral) notice of termination or cancellation of any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise).

Section 3.13. Intellectual Property.

(a) Section 3.13(a)(i) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all Patents, Trademarks, Copyrights, domain names and social media accounts and handles, in each case, owned or purported to be owned by the Company or any of its Subsidiaries, in each case, that have been registered with or issued by a Governmental Body, or with respect to which the Company or any of its Subsidiaries has filed an application for registration (collectively, for clarity even if not listed on the Company Disclosure Letter, “Company Registered Intellectual Property”). Section 3.13(a)(ii) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all Patents, Trademarks, and Copyrights, in each case, that are in-licensed by Company or any of its Subsidiaries that is material to the operation of the business or that is necessary or reasonably useful for the development, manufacture, commercialization, or other exploitation of any Product, in each case, that have been registered with or issued by a Governmental Body, or with respect to which the Company or any of its Subsidiaries has filed an application for registration (collectively, for clarity even if not listed on the Company Disclosure Letter, “Company In-Licensed Registered Intellectual Property,” and together with the Company Registered Intellectual Property, the “Registered Intellectual Property”). Section 3.13(a)(i) and Section 3.13(a)(ii) of the Company Disclosure Letter specifically indicate for each item of the Registered Intellectual Property as of the date of this Agreement as applicable, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date.

(b) Except as expressly indicated on Section 3.13(a) of the Company Disclosure Letter, (i) all registrations within the Company Registered Intellectual Property are subsisting and in full force and effect and, to the Knowledge of the Company, are valid and enforceable, and all applications within the Company

Registered Intellectual Property are subsisting and, to the Knowledge of the Company, will be valid and enforceable upon issuance and (ii) to the Knowledge of the Company, all registrations within the Company In-Licensed Registered Intellectual Property are subsisting and in full force and effect and are valid and enforceable, and, to the Knowledge of the Company, all applications within the Company In-Licensed Registered Intellectual Property are subsisting and will be valid and enforceable upon issuance. The Company and its Subsidiaries (with respect to the Company Registered Intellectual Property) and, to the Knowledge of the Company, the third parties that own the Company In-Licensed Registered Intellectual Property (with respect to the Company In-Licensed Registered Intellectual Property) (A) have made all necessary filings and paid all necessary registration, maintenance, renewal and other fees required for registering and maintaining the Registered Intellectual Property and (B) have timely filed all necessary documents and certificates in connection therewith with the relevant Patent, Trademark, Copyright, domain name registrar or other authorities in the United States or non-U.S. jurisdictions, as the case may be, for the purpose of registering and maintaining in full force and effect such Company Registered Intellectual Property.

(c) The Company or a Subsidiary of the Company is the exclusive owner of all rights, title and interests in and to all Owned Intellectual Property, free and clear of all Liens (except for Permitted Liens), and possesses legally sufficient and enforceable rights pursuant to written agreements to use all other Company Intellectual Property as such Intellectual Property is used in the conduct of the Company’s business; provided, however, that this sentence will not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 3.13(e) below. Except as expressly set forth in Section 3.13(c) of the Company Disclosure Letter, no third party has any joint ownership in any inventions claimed by any issued Patents or pending claims in any applications for Patents included in the Owned Intellectual Property (or to the Knowledge of the Company, any Company In-Licensed Intellectual Property).

(d) The Company and each of its Subsidiaries has, using reasonable best efforts, prepared or is diligently preparing to file patent applications for all potentially patentable inventions within the Owned Intellectual Property (or otherwise in the Company In-Licensed Intellectual Property to the extent the Company controls filing or prosecution thereof), except where, in the exercise of reasonable business judgment, the Company or such Subsidiary (as applicable) has decided not to file or has decided to defer filing, a patent application on a potentially patentable invention. The Company and its Subsidiaries have complied in all material respects with all Laws regarding the duty of disclosure, candor and good faith in connection with each Patent included in the Owned Intellectual Property (or otherwise in the Company In-Licensed Intellectual Property to the extent the Company controls filing or prosecution thereof). No public disclosure bar by the Company or its Subsidiaries has occurred or on sale bar by the Company or its Subsidiaries has arisen which has rendered or would reasonably be expected to render any material Patent contained in the Owned Intellectual Property (or otherwise in the Company In-Licensed Intellectual Property to the extent the Company controls filing or prosecution thereof) unenforceable or invalid.

(e) To the Knowledge of the Company, the conduct of the Company’s and its Subsidiaries’ business, including the research, development, and manufacture of the Products, has not infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property of any Person. Neither the Company nor any of its Subsidiaries has received any written notice from any Person (i) claiming any infringement, misappropriation or violation of the Intellectual Property of such Person or (ii) contesting the use, ownership, scope, validity or enforceability of any of the Company Intellectual Property. As of the date of this Agreement, there is no Action pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries (or to the Knowledge of the Company, any other Person) claiming or contesting any of the foregoing (other than, for clarity, office actions initiated by the U.S. Patent and Trademark Office or any foreign equivalent in the ordinary course of prosecution). None of the Owned Intellectual Property, and to the Knowledge of the Company, other Company Intellectual Property is subject to any pending or outstanding judgment issued by a Governmental Body that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Intellectual Property.

(f) To the Knowledge of the Company, no Person has misappropriated, infringed or otherwise violated or is infringing, misappropriating or otherwise violating any Owned Intellectual Property or Company In-Licensed Intellectual Property, and no such claims have been made against any other Person by the Company or any of its Subsidiaries.

(g) Section 3.13(g) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all IP Contracts to which the Company or any of its Subsidiaries is a party. The Company has made available to Parent and Merger Sub true and complete copies of all such IP Contracts. Except as set forth on Section 3.13(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (i)(A) result in or require the grant, assignment or transfer to any other Person (other than Parent, Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any of the Company Intellectual Property or any of the Intellectual Property of Parent, Merger Sub or any of their respective Affiliates or (B) cause a material loss or impairment of any Company Intellectual Property and (ii)(A) the Company or a Subsidiary of the Company does not owe or receive any royalties, milestones, annual maintenance fees, or other payments to or from any Person for the use of any Intellectual Property, and (B) excluding Inactive Clinical Trial Agreements, the Company or a Subsidiary of the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the Company Intellectual Property.

(h) No past or present director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Owned Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property that is or could be material to the operation of the Company or its Subsidiaries. Each current and former employee, officer and director of the Company or any of its Subsidiaries, each current and former independent contractor and consultant of the Company or any of its Subsidiaries, and any other Person who is or has been involved in the creation or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries has executed a valid and enforceable written agreement (i) requiring such Person to maintain the confidentiality of all confidential information of the Company or its Subsidiaries, (ii) permitting such Person to use such information only for the benefit of the Company or its Subsidiaries in the scope of such Person’s employment or engagement by the Company or any of its Subsidiaries (as the case may be) and (iii) providing for the effective assignment to the Company or any of its Subsidiaries of all rights, title and interests in and to all Intellectual Property created or developed for the Company or any of its Subsidiaries in the course of such Person’s employment or retention thereby. There is no material uncured breach by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, the counterparty, under any such agreement.

(i) The Company and its Subsidiaries have taken and currently take commercially reasonable steps to prevent the unauthorized disclosure or use of its material Trade Secrets (and to maintain the secrecy and value thereof). To the Knowledge of the Company, no Trade Secret that is material to the business of the Company and its Subsidiaries as presently conducted has been disclosed to any Person, other than pursuant to a non-disclosure agreement restricting the disclosure and use of such Trade Secret.

(j) No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution (i) has been or is being used to create, in whole or in part, any Owned Intellectual Property (or, to the Knowledge of the Company, other material Company Intellectual Property), except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership of, or use rights to (except for use rights during the term of the applicable agreement between the Company or any of its Subsidiaries, on the one hand, and such Governmental Body or educational institution, on the other hand, solely to conduct activities within the scope of such applicable agreement or non-exclusive licenses solely for internal education or research use) such Company Intellectual Property or (ii) requires or otherwise obligates the Company or any of its Subsidiaries to grant or offer to any such Governmental Body or institution any license or other right to such Company Intellectual Property (except for use rights during the term of the applicable agreement between the Company and such Governmental Body or institution solely to conduct activities within the scope of such applicable agreement or non-exclusive licenses solely for internal education or research use). No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who contributed to the creation or development of any Company Intellectual Property has, to the Knowledge of the Company, performed services for a Governmental Body or any university, college, research institute or other educational institution related to the Company’s or its Subsidiaries’ business as presently conducted during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

(k) The computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company or any of its Subsidiaries (collectively, the “Company Systems”) are sufficient for the conduct of its business as presently conducted by Company and its Subsidiaries. The Company (i) lawfully owns, leases or licenses all Company Systems that are used in, held for use in or necessary for the operations of the business as conducted as of the date hereof, and (ii) will continue to have such rights immediately after the Closing to the same extent as prior to the Closing, in each case of clauses (i) and (ii), to the extent material to the business of the Company and its Subsidiaries, taken as a whole. Since January 1, 2023, (A) there have been no failures, breakdowns, breaches, defects, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or substantial interruption in or to the use of such Company Systems or the conduct of the business of the Company and its Subsidiaries as presently conducted, and (B) there have not been any material incidents of unauthorized access or other material security breaches of the Company Systems. The Company and its Subsidiaries (x) have taken, and take, commercially reasonable efforts (including maintaining policies and procedures) to maintain and protect the integrity, security and operation of the Company Systems owned or controlled by the Company and its Subsidiaries, and (y) have implemented and maintain backup and disaster recovery technology and procedures consistent with reasonable information technology security practices for a company of its size and nature. To the Knowledge of the Company, as of the date hereof, the Company Systems do not contain any malware, “back door,” “time bomb,” “Trojan horses,” “worm,” “drop dead device,” “virus” or other malicious code. To the Knowledge of the Company, in the last four (4) years, the Company and its Subsidiaries have not been subjected to an audit of any kind in connection with any Contract pursuant to which they use any third-party Company System, nor received any notice of intent to conduct any such audit.

(l) All Training Data that are currently or, since January 1, 2023 have been, used in any AI Technology in the conduct of the business of the Company and its Subsidiaries are either proprietary to the Company or have been obtained by the Company and in accordance in all material respects with the applicable terms and Laws governing such use (including each end user license agreement, terms of use, privacy policy, consent, or other terms that govern the Company’s collection and use of third-party data) and in compliance in all material respects with all required consent and notification obligations. Since January 1, 2023, neither the Company nor any of its Subsidiaries have received any notice of any material claims, allegations, notices, demands, or investigations pertaining to the Company’s use of AI Technology. The Company has not (i) permitted any Trade Secrets or Personal Information to be accessed or used as Training Data by any other Person or (ii) used or employed AI Technology in a manner that would in any way qualify, limit or impair the Company’s ownership of, or ability to use, commercialize or otherwise exploit, any Company Intellectual Property.

Section 3.14. Litigation. As of the date of this Agreement, there are no material Actions pending or, to the Knowledge of the Company, threatened against or by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, against another Person for which the Company or any of its Subsidiaries is providing indemnification or other support, at law or in equity, or before or by any Governmental Body or any Person, and neither the Company nor any of its Subsidiaries is subject to or in violation of any outstanding material judgment, injunction, rule, order or decree of any court or Governmental Body.

Section 3.15. Insurance. Section 3.15 of the Company Disclosure Letter sets forth each material insurance policy (including policies providing casualty, liability, medical and works compensation coverage) to which the

Company or any of its Subsidiaries is a party as of the date of this Agreement. As of the date of this Agreement, each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, and (i) neither the Company nor any of its Subsidiaries is in breach or default under any such insurance policy, (ii) no notice of cancellation or termination has been received with respect to any insurance policy and (iii) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not have a Company Material Adverse Effect.

Section 3.16. Employee Benefit Plans.

(a) Section 3.16(a) of the Company Disclosure Letter lists all material Company Plans.

(b) With respect to each material Company Plan, the Company has made available to Parent and Merger Sub true and complete copies of the following (as applicable) prior to the date of this Agreement: (i) the current plan document, including all amendments thereto or, with respect to any such unwritten Company Plan, a written summary of all material terms thereof, (ii) the current summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments, insurance policies, administrative agreements, or other funding-related documents, (iv) a copy of the most recent financial statements, (v) the three (3) most recent annual reports on Form 5500 required to be filed with the IRS, (vi) a copy of all non-routine correspondence with any Governmental Body relating to a Company Plan received or sent within the last six (6) years, (vii) results of non-discrimination testing for each of the last three (3) years (including details of any related corrections), (viii) all Forms 1094-C for the Company and any of its Subsidiaries that served as an employing entity from 2018 to 2024, and (ix) the current IRS determination, advisory or opinion letter.

(c) Each Company Plan that is intended to be “qualified” under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion or advisory letter from the IRS as to its qualification, each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and, to the Knowledge of the Company, no event has occurred with respect to any such Company Plan, either by reason of any action or failure to act, that could reasonably be expected to cause the loss of any such qualification, registration or tax-exempt status or result in material Liability to the Company or any of its Subsidiaries.

(d) Each Company Plan, including any associated trust or fund, has been established, maintained, operated, funded and administered in compliance with its terms and complies, in all material respects, in form and in operation with the requirements of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Laws. With respect to each Company Plan or the assets thereof, there are no Actions or claims pending or, to the Knowledge of the Company, threatened, other than routine claims for benefits in the ordinary course, and to the Knowledge of the Company no fact or circumstance exists that would be reasonably likely to give rise to any such Action or claim. No Company Plan is, or within the last six (6) years has been, the subject of an examination or audit by a Governmental Body, or the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(e) No Company Plan is and none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has at any time sponsored, contributed to or been required to contribute to, or had or otherwise has any Liability or obligation under or in respect of, a plan that is or was at any relevant time (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan (as defined in Section 3(35) of ERISA), (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (v) a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA. Neither the Company nor any of its Subsidiaries has any Liability by reason of at any time being considered a single employer under Section 414 of the Code with any Person other than the Company or its Subsidiaries. The Company Plans do not obligate, and neither the Company not any of its Subsidiaries otherwise have any Liability to provide a current or former employee or other service provider (or any spouse or dependent thereof) any life insurance or medical or welfare benefits after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law at the sole expense of the participant.

(f) All material contributions, reimbursements, distributions, premiums and benefit payments that are due under any Company Plan have been timely made and all such amounts for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. Neither the Company nor any of its Subsidiaries has incurred any Tax (whether or not assessed) pursuant to Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA, breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan.

(g) Except as set forth in Section 2.2 of this Agreement or in Section 3.16(g) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, could, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any compensatory payment (including severance, bonus or other similar payment) becoming due to any current or former officer, director, employee or individual service provider of the Company or any of its Subsidiaries under a Company Plan or otherwise, (ii) increase or otherwise enhance any benefits or compensation payable under any Company Plan to a current or former officer, employee or individual service provider of the Company or any of its Subsidiaries, (iii) result in the acceleration of the time of payment or vesting of any payments or benefits or trigger any other obligation under any Company Plan, (iv) require the Company or any of its Subsidiaries to set aside any assets to fund or trigger any payment or funding of any benefits under any Company Plan, (v) result in any violation of, or default under, any Company Plan, (vi) limit or restrict the right of the Company to merge, amend or terminate any Company Plan or (vii) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.

(h) Neither the Company nor any of its Subsidiaries has any obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state or local Law relating to Tax). The Company will provide to Parent as soon as reasonably practicable, but in no event later than thirty (30) days prior to the Effective Time, calculations regarding whether any payments made or which may be made to “disqualified individuals” are “excess parachute payments”, as such terms are defined in Section 280G of the Code, which calculations will include any arrangements that Parent may offer or enter into with such “disqualified individuals”, to the extent such arrangements have been communicated to the Company or its Representatives.

(i) Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company or any of its Subsidiaries has been documented and operated in material compliance with Section 409A of the Code and the applicable guidance and regulations thereunder.

(j) Section 3.16(j) of the Company Disclosure Letter sets forth a list of each Company Plan maintained for the benefit of any current or former employee or other individual service provider who performs services for the Company or any of its Subsidiaries outside of the United States (each, a “Non-U.S. Plan”). There is no Non-U.S. Plan in the nature of a defined benefit plan or multiemployer plan for the benefit of any Person in, or subject to any legal requirements of, a jurisdiction outside the United States. Each Non-U.S. Plan (i) if intended to qualify for special tax treatment under applicable Law, satisfies all requirements to obtain such tax treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Law, and (iii) has been maintained in compliance in all material respects with applicable Law.

Section 3.17. Environmental Compliance and Conditions.

(a) Each of the Company and its Subsidiaries is, and since January 1, 2020 has been, in material compliance with all Environmental Laws;

(b) Each of the Company and its Subsidiaries holds, and is in compliance in all material respects with, all Permits required under Environmental Laws to operate their business at the Company Real Property as presently conducted;

(c) Since January 1, 2020, neither the Company nor any of its Subsidiaries has received any claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities under Environmental Laws, and neither the Company nor any of its Subsidiaries have any unresolved obligations under any judgment or consent decree or other agreement resolving any alleged violation of or Liability under Environmental Laws;

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has released any Hazardous Substance on, under or about the Company Real Property or any other real property now or formerly occupied or used by the Company or any of its Subsidiaries in a manner that reasonably could be expected to give rise to Liability for the Company or any of its Subsidiaries under any Environmental Laws; and

(e) The Company has made available to Parent true and complete copies of all material environmental reports, audits, assessments, correspondence, or studies in the Company’s possession or control relating to the environmental condition of the Company Real Property or to the compliance of the Company or any of its Subsidiaries with Environmental Laws.

Section 3.18. Employment and Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any Labor Agreement, and no employees of the Company nor any of its Subsidiaries are represented by a labor union, works council or other employee representative body. Neither the Company nor any of its Subsidiaries has experienced any actual or, to the Knowledge of the Company, threatened labor disruptions, arbitrations, picketing, strikes, slowdowns, handbilling, work stoppages, lockouts, material labor grievances, claims of unfair labor practices, or other collective bargaining or labor disputes since January 1, 2023, and, to the Knowledge of the Company, has not experienced union organization attempts since such date. Since January 1, 2023, no labor union, works council, other labor organization, or group of employees of the Company or any of its Subsidiaries has made a demand or petition for recognition or certification, and there are no representation or certification proceedings presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Neither the Company nor any of its Subsidiaries has any notice or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the Contemplated Transactions. There are, and since January 1, 2023 have been, no Actions pending or threatened by or before any Governmental Body against or affecting the Company or any of its Subsidiaries concerning employment-related matters (including any grievances or unfair labor practice charges) or brought by or on behalf of any current or former applicant, employee or independent contractor of the Company or any of its Subsidiaries.

(b) Each of the Company and its Subsidiaries is and, since January 1, 2023, has been in compliance, in all material respects, with all Laws relating to labor and employment, including all such Laws relating to wages and hours (including minimum wage and overtime wages), human rights, discrimination, harassment, retaliation, pay equity, employment equity, paid sick days/leave entitlements and benefits, family and medical leave and other leaves of absence (including the federal Emergency Family and Medical Leave Expansion Act), workers’ compensation, safety and health, immigration and work authorization (including the completion and retention of Forms I-9 for all employees and the proper confirmation of employee visas), worker classification and payment

(including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar non-U.S., state, provincial or local “mass layoff” or “plant closing” Laws (“WARN”)), terms and conditions of employment, whistleblowing, disability rights or benefits, employee trainings and notices, background checks and drug testing, labor relations, employee leave issues, affirmative action and unemployment insurance.

(c) There has been no “mass layoff” or “plant closing” (as defined by WARN or any similar non-U.S., state, provincial or local Laws) with respect to the Company or any of its Subsidiaries since January 1, 2023.

(d) No Current Employee with annualized compensation at or above $250,000 has given notice of termination of employment or, to the Knowledge of the Company, otherwise intends to terminate employment with the Company or any of its Subsidiaries within the twelve (12) months following the Closing.

(e) All employees are employed on an “at-will” basis and their employment can be terminated at any time for any reason without any material amounts being owed to such individual in connection with the termination of their employment, other than with respect to wages accrued before termination, vested benefits under and in accordance with the terms of the Company Plans, and severance under Company Plans disclosed on Section 3.16(a) of the Company Disclosure Letter or amounts required by applicable Law. The relationships with all individuals who act on their own as contractors or as other service providers can be terminated for any reason with no greater than thirty (30) days’ prior written notice, without any amounts being owed to such individuals, other than with respect to payments earned before the notice of termination Neither the Company nor any of its Subsidiaries sponsors any employee for, or otherwise knowingly engage any employee working pursuant to, a nonimmigrant visa.

(f) The Company has made available to Parent a true and complete list of (i) the employee identification number, name, current compensation rate (including salary and target annual bonus or commission opportunity), date of hire, work location, visa status, leave status and current job title or position of each officer and employee of the Company and each of its Subsidiaries, (ii) the names of each other individual who has accepted an offer of employment made by the Company or any of its Subsidiaries but whose employment has not yet commenced and (iii) the names of each other individual to whom an offer of employment is outstanding by the Company or any of its Subsidiaries, together with each such individual’s actual or offered position or function, date of hire, location, status as active or inactive, whether such individual is on a time limited visa, base pay, bonus target, whether such position is exempt or non-exempt, leave status and expected return to work date.

(g) Section 3.18(g) of the Company Disclosure Letter lists all individual independent contractors to the Company or any of its Subsidiaries who have performed services for the Company or any of its Subsidiaries within the past twelve (12) months, including name, date of engagement, current rate of payment and any incentive compensation opportunities, term of engagement, and work location.

(h) The Company has made available to Parent a complete and accurate copy of each written personnel policy and material written personnel rule or procedure generally applicable to employees of the Company and each of its Subsidiaries.

(i) In the three (3) years prior to the date of this Agreement, no executive or key employee of the Company or any of its Subsidiaries has been the subject of any sexual or other type of discrimination, harassment, or misconduct allegations during his or her tenure at the Company or any of its Subsidiaries. In the three (3) years prior to the date of this Agreement, each of the Company and its Subsidiaries has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations which have been reported to the Company or the applicable Subsidiary, and took such actions as deemed reasonably appropriate following any such investigation. With respect to each such allegation with potential merit, each of the Company and its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further improper action. Neither the Company nor any of its Subsidiaries reasonably expects any material Liabilities with respect to any such allegations and, to the Knowledge of the Company, there are no allegations relating to officers, directors, employees, contractors, or agents of the Company or such Subsidiary, that, if known to the public, would bring the Company or such Subsidiary into material disrepute.

(j) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in any material respect in violation of any term of any nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, or other restrictive covenant agreement or obligation: (i) owed to the Company or any of its Subsidiaries; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by the Company or any of its Subsidiaries.

(k) Each of the Company and its Subsidiaries is, and since January 1, 2023, has been, in compliance in all material respects with all applicable immigration Laws, including, the Immigration Reform and Control Act of 1986 and any amendments thereto. Each of the Company and its Subsidiaries has properly completed and retained Form I-9 (Employment Eligibility Verification) for all current and former employees hired to perform services in the United States, as required by applicable Law. All individuals employed by the Company or any of its Subsidiaries in the United States are authorized to work in the United States.

Section 3.19. Regulatory and Compliance Matters.

(a) Each of the Company and its Subsidiaries holds all material Permits, is operating and has since January 1, 2023 operated in material compliance with such material Permits, and has submitted written notices to, all Governmental Bodies, including all authorizations under the Healthcare Laws, and all other similar Laws necessary for the lawful operation of the business of the Company and its Subsidiaries as currently conducted, including any INDs, NDAs and MAAs (the “Regulatory Authorizations”), and as of the date of this Agreement, all such Regulatory Authorizations are (i) in full force and effect, (ii) in material compliance with all material filing and maintenance requirements and (iii) in material good standing, valid and enforceable. There has not occurred any material violation of, or default (with or without written notice or lapse of time or both) under any Regulatory Authorization. Each of the Company and its Subsidiaries has fulfilled and performed all of their respective material obligations with respect to such Regulatory Authorizations, and is in compliance in all material respects with the terms of all Regulatory Authorizations. Section 3.19(a) of the Company Disclosure Letter lists all current Permits, including all Regulatory Authorizations, held by the Company and its Subsidiaries. No material limitation, adverse modification, revocation, withdrawal, cancellation, lapse, integrity review, suspension, termination, or any other materially adverse Action against any Permits, including any Regulatory Authorization is pending, under investigation, or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, no event has occurred which allows, or after written notice or lapse of time would allow any such action. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received notice of any pending or, to the Knowledge of the Company, threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other Action from any Governmental Body alleging that any operation or activity of the Company or any of its Subsidiaries is in material violation of any Law that applies to a Regulatory Authorization. The Contemplated Transactions, in and of themselves, will not cause the revocation or cancellation of any Regulatory Authorization pursuant to the terms of any such Regulatory Authorization.

(b) Since January 1, 2023, all of the Products that are subject to the jurisdiction of the FDA, EMA or other Governmental Body have been and are being researched, manufactured, packaged, imported, exported, processed, developed, labeled, stored, shipped, handled, warehoused, distributed, and tested by or on behalf of the Company or any of its Subsidiaries in material compliance with all applicable requirements under any Permit or Law, including but not limited to the Regulatory Authorizations and Healthcare Laws. None of the Company’s nor any of its Subsidiaries’ Products have been marketed by or on behalf of the Company, any of its Subsidiaries, or any of its Affiliates. None of the Company’s nor any of its Subsidiaries’ Products have been adulterated, misbranded, or prohibited from introduction into interstate commerce under applicable Laws.

(c) Since January 1, 2023, the Company and its Subsidiaries have filed, maintained or furnished all material applications, reports, documents, claims, Regulatory Authorizations, amendments, modifications, notices, declarations, listings, registrations, reports and other information required under applicable Law to be filed, maintained or furnished to the FDA, EMA, or any other Governmental Body in connection with the Products or the operation of the business. Since January 1, 2023, all documents, applications, notifications, submissions, information, claims, amendments, modifications, declarations, listings, registrations, reports and data utilized by the Company and its Subsidiaries as the basis for, or submitted by the Company or any of its Subsidiaries in connection with, any and all requests for the Regulatory Authorizations relating to the Company or any of its Subsidiaries were to the Knowledge of the Company, in compliance in all material respects with applicable Healthcare Laws when filed, maintained, or furnished, and were complete and correct in all material respects as of the date of submission (or were corrected in or supplemented by a subsequent filing), and no material deficiencies have been asserted by any applicable Governmental Body with respect to any such applications, documents, notifications, submissions, information, claims, amendments, modifications, declarations, listings, registrations, reports, and data. To the Company’s Knowledge, no facts or circumstances exist that would be reasonably likely to cause any Governmental Body to take action to materially limit, suspend, materially modify, or revoke and material Regulatory Authorization. Any material updates, changes, corrections, or modifications to such documents required under applicable Healthcare Laws have been submitted in a timely and complete manner.

(d) Since January 1, 2023, neither the Company nor any of its Subsidiaries nor any of their respective officers or employees, or, to the Knowledge of the Company, any agents or clinical investigator acting for the Company, has (i) made an untrue statement of a material fact or fraudulent statement to any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to any Governmental Body, or (iii) committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy or Law regarding the communication or submission of false information to any applicable Governmental Body. Neither the Company nor any of its Subsidiaries has committed or engaged in any fraud or falsification or forgery of any research or development data, report, studies or publications or of any document or statement submitted to any Governmental Body. There have been no allegations of, or investigations into, research misconduct (i.e., falsification or fabrication of data or plagiarism) with respect to any nonclinical studies, tests or clinical trials with which the Company or any of its Subsidiaries has been involved.

(e) Since January 1, 2023, the manufacture of Products, including the Products used in any clinical trials, by or on behalf of the Company or any of its Subsidiaries has been and is being conducted in material compliance with all applicable Laws including the current Good Manufacturing Practices.

(f) Since January 1, 2023, all clinical trials and nonclinical studies and tests conducted by or on behalf of the Company or any of its Subsidiaries have been, and if still pending are being, conducted in material compliance with all applicable research protocols, corrective action plans, Good Clinical Practices, Good Laboratory Practices, institutional review board requirements and all applicable Healthcare Laws. No clinical trial, nonclinical study or test conducted by or on behalf of the Company or any of its Subsidiaries has been terminated or suspended prior to completion. Neither the Company nor any of its Subsidiaries has, as of the date hereof, received any written notice or other communication that any Governmental Body, investigator, institutional review board, independent ethics committee or any other similar body has (i) refused to approve any clinical trial, nonclinical study or test, or any amendment thereto, conducted or proposed to be conducted by or on behalf of the Company or any of its Subsidiaries, or (ii) has initiated, or threatened to initiate, any action to (1) suspend, terminate, or materially modify or restrict any clinical trial, nonclinical study or test conducted by or on behalf of the Company or any of its Subsidiaries, (2) place any clinical study of the Products on “clinical hold,” (3) suspend or terminate any IND related to the Products, or (4) recall or suspend the research, development, import, export or manufacture of the Products, and, to the Knowledge of the Company, there exist no facts or circumstances reasonably likely to give rise to any such action.

(g) Since January 1, 2023, none of the Company, its Subsidiaries or, to the Knowledge of the Company, any person acting on its behalf has, with respect to the Products, (i) been subject to a Governmental Body shutdown or import or export prohibition, or (ii) received any Form FDA 483, notice of inspectional observations, warning letter, untitled letter or similar written correspondence from any Governmental Body alleging or asserting material noncompliance with applicable Law or Permit, including any Healthcare Laws or Regulatory Authorizations and, to the Knowledge of the Company, no Governmental Body is considering such action. Since January 1, 2023, neither the Company nor any of its Subsidiaries has initiated, conducted or issued, or caused to be initiated, conducted or issued, any investigator notice, or other notice, recall, safety alert or Action relating to an alleged lack of safety or efficacy or regulatory non-compliance with respect to the Products.

(h) Each of the Company and its Subsidiaries is, and at all times between January 1, 2023 and the date of this Agreement has been, in material compliance with all applicable Healthcare Laws and, as of the date of this Agreement, there is no civil, criminal, administrative, or other Action, subpoena, civil investigative demand, suit, claim, hearing, proceeding, notice or demand pending, received by or threatened in writing against the Company or any of its Subsidiaries related to such Healthcare Laws.

(i) Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, non-prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Body or Person.

(j) To the extent required by applicable Law and commensurate with its current business and scope of operations, the Company and each of its Subsidiaries have implemented a compliance program that conforms to, and materially ensures compliance with, applicable Healthcare Laws.

(k) To the extent applicable to the Company’s current business, the compensation that the Company and each of its Subsidiaries pay, and have paid, to licensed health care professionals (i) is for bona fide purposes, and (ii) comply with applicable Healthcare Laws in all material respects.

(l) Neither the Company nor any of its Subsidiaries has, at any time since January 1, 2023, in any material respect, (i) violated or been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) violated or been in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) violated or been in violation of any provision of the UK Bribery Act of 2010 (the “UK Bribery Act”), (iv) violated any anti-bribery or anti-corruption Law in any non-U.S. jurisdiction, or (v) violated or been in violation of any other Laws regarding use of funds for political activity or commercial bribery. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to prevent such actions to the extent such Laws are applicable to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has, at any time since January 1, 2023, (i) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act, or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”) or (ii) received written notice that it is subject to any investigation by any Governmental Body with regard to any Prohibited Payment.

(m) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, managers or employees, or, to the Knowledge of the Company, any of their respective agents, contractors or any other Person acting on behalf of the Company or any of its Subsidiaries, is currently or has since April 24, 2019 been: (i) a Restricted Person, or (ii) except as may be authorized by Law, operating in, conducting business with, or otherwise engaging in dealings, whether directly or indirectly (A) with or for the benefit of any Restricted Person, or (B) in or for the benefit of any Sanctioned Country; or (iii) in violation in any material respect of any Sanctions Laws, Ex-Im Laws or U.S. anti-boycott Laws.

(n) Neither the Company nor any of its Subsidiaries, except to the extent arising solely in connection with any employee benefit plan that is a “health plan” under HIPAA (including activities undertaken as plan sponsor or on behalf of such plan), (i) is or has been a “Covered Entity” or a “Business Associate” (as those terms are defined under HIPAA), or (ii) has entered into a “Business Associate” agreement with any “Covered Entity.”

(o) Between January 1, 2023 and the date of this Agreement, the Company has complied in all material respects with all applicable Privacy Laws, including providing any notice, obtaining any consent or prior authorization, and conducting any assessment, in each case to the extent material to the Company and required under applicable Privacy Laws (including with respect to the Personal Information of clinical trial participants, patients, patient family members, caregivers or advocates, employees, physicians and other health care professionals, clinical trial investigators, researchers and pharmacists). The Company has, since January 1, 2023, complied in all material respects with each of its published, public-facing notices (including those provided to clinical trial participants), statements, policies, and procedures and its contractual commitments concerning the Processing, privacy, or security of Personal Information (the “Privacy Requirements”). As of the date of this Agreement; (i) there are no pending claims that have been asserted or threatened in writing against the Company, and (ii) neither the Company nor any of its Subsidiaries have, since January 1, 2023, received written notice that they have been the subject or any investigation or enforcement action by any Person, in each case with respect to clauses (i) and (ii) alleging violations by the Company or its Subsidiaries of Privacy Laws or Privacy Policies.

(p) The Company and each of its Subsidiaries have implemented and maintain written policies and appropriate technical, physical, and organizational measures designed to protect Personal Information in their possession or under their control from a unlawful or unauthorized access, use, loss, modification, disclosure, or any other data breach or cybersecurity attack or incident (“Security Incident”). Neither the Company nor its Subsidiaries, since January 1, 2023, have notified individuals or any Governmental Body of any Security Incident, or experienced a Security Incident that would require notification of individuals or to any Governmental Body under any applicable Privacy Law.

(q) The Company and each of its Subsidiaries (i) have obtained or will obtain all rights, permissions, and consents necessary to permit the transfer of Personal Information to Parent and Merger Sub in connection with the Contemplated Transactions, or (ii) have otherwise verified that applicable Law permits them to transfer Personal Information to Parent and Merger Sub in connection with the Contemplated Transactions.

(q) Between January 1, 2023 and the date of this Agreement, neither the Company nor any of its Subsidiaries or their respective owners, directors, officers, managers, employees or, to the Knowledge of the Company, any other Person acting at the direction of or on behalf of the Company or any of its Subsidiaries, including, clinical investigators, contractors, vendors, or other personnel: (i) has been charged with, convicted of, or entered into a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of an item or service under any Federal Health Care Program, (ii) has been debarred by the FDA pursuant to 21 U.S.C. § 335a or disqualified from serving as a clinical investigator pursuant to 21 C.F.R. § 312.70, (iii) has been debarred, excluded or suspended from participation in any Federal Health Care Program, (iv) has had a civil monetary penalty assessed against it, him or her under 42 U.S.C. § 1320a-7a, (v) is, or has been listed on the list of parties excluded from federal procurement programs and non-procurement programs as maintained in the Government Services Administration’s System for Award Management or other federal agencies, (vi) has received notice that it is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense or (vii) has engaged in any activity that is in violation of, or is cause for civil penalties, debarment, disqualification or mandatory or permissive exclusion under federal or state Laws.

(r) With respect to the Products, there is no clinical data or material written correspondence between the Company and any Governmental Body that has not been made available to Parent as of the date of this Agreement.

Section 3.20. Suppliers. Section 3.20 of the Company Disclosure Letter sets forth a complete and accurate list (including dollar amounts and percentages) of the top fifteen (15) suppliers of materials, products or services related to the business of the Company and its Subsidiaries (measured by the aggregate amount purchased by the Company or its Subsidiaries) for (a) the fiscal year ended December 31, 2024 and (b) the nine (9) month period ended September 30, 2025 (the “Material Suppliers”). None of the Material Suppliers has, as of the date of this Agreement, cancelled, terminated or otherwise materially and adversely altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified the Company or any of its Subsidiaries in writing of any intention to do any of the foregoing or, to the Knowledge of the Company, threatened in writing to cancel, terminate or materially and adversely alter (including any material reduction in the rate or amount of sales or material increase in the prices charged) its relationship with the Company.

Section 3.21. Brokerage. Other than Jefferies LLC and Moelis & Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company or any of its Affiliates.

Section 3.22. No Rights Agreement; Anti-Takeover Provisions. As of the date of this Agreement, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representations and warranties set forth in Section 4.8, the Company Board has taken all action necessary to render Section 203 of the DGCL and any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law inapplicable to the Merger. Assuming the accuracy of the representations and warranties set forth in Section 4.8, no restrictions of any other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply or will apply to the Company pursuant to this Agreement or the Contemplated Transactions.

Section 3.23. Opinion.

(a) The Company Board has received, on or prior to the date of this Agreement, the oral opinion, to be subsequently confirmed in writing, of Jefferies LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Common Share Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide a copy of such executed written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company and execution of this Agreement by the parties hereto; provided that it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub.

(b) The Company Board has received, on or prior to the date of this Agreement, the oral opinion, to be subsequently confirmed in writing, of Moelis & Company LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Common Share Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide a copy of such executed written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company and execution of this Agreement by the parties hereto; provided that it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub.

Section 3.24. Affiliate Transactions. No present or former officer or director of the Company or any of its Subsidiaries, or any Person owning five percent (5%) or more of the Shares, and no Affiliate of such Person or family member of any such natural Person, is a party to any Contract with or binding upon the Company, its Subsidiaries or any of its or their respective properties or assets, or has any material interest in any property or asset owned, leased, licensed, sublicensed, used or occupied by the Company or any of its Subsidiaries, and neither the Company and nor any of its Subsidiaries have engaged in any transaction with any of the foregoing within the twelve (12) months preceding the date of this Agreement, other than (a) compensation of directors and executive officers of the Company or any of its Subsidiaries in the ordinary course and (b) equity interests granted to directors and executive officers of the Company or any of its Subsidiaries (each, an “Affiliate Transaction”).

Section 3.25. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS (AND PARENT ACKNOWLEDGES THAT IT HAS NOT RELIED UPON) ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

Section 4.1. Organization and Corporate Power. Each of Parent and Merger Sub is validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Each of Parent and Merger Sub has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not have a Parent Material Adverse Effect. Parent, directly or indirectly, owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws).

Section 4.2. Authorization; Valid and Binding Agreement. Except for the approval of the sole stockholder of Merger Sub, each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform the obligations thereunder and to consummate the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Merger Sub is organized, on the part of Parent and Merger Sub, is necessary to authorize the execution and delivery of this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.3. No Breach. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Contemplated Transactions do not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and all filings and obligations described in Section 4.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Merger Sub, either of their Subsidiaries or any of their properties or assets is subject, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Parent Material Adverse Effect.

Section 4.4. Consents. Except for (a) any applicable requirements of Antitrust and FDI Laws, (b) applicable requirements of the Exchange Act, (c) any filings required by the New York Stock Exchange and (d) the filing of the Certificate of Merger, Parent and Merger Sub are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions.

Section 4.5. Litigation. As of the date of this Agreement, there are no material Actions pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other Contemplated Transactions, other than any such proceedings that would not have a Parent Material Adverse Effect.

Section 4.6. Brokerage. Other than BofA Securities, Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.

Section 4.7. Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and has incurred no liabilities or obligations except as contemplated by this Agreement or incident to its formation and performance of its obligations hereunder.

Section 4.8. Ownership of Shares. During the three years prior to the date of this Agreement, none of Parent, Merger Sub, or, to the Knowledge of Parent, any of their respective controlled Affiliates has been an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company.

Section 4.9. Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger. The vote or consent of the sole stockholder of Merger Sub (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger.

Section 4.10. Funds. Parent has sufficient cash or other liquid financial resources as of the Effective Time to, and at the Effective Time, Parent has caused Merger Sub to have, available the cash necessary to, consummate the Contemplated Transactions, including payment in cash of the aggregate Merger Consideration due at the Effective Time and to pay all related fees and expenses. Parent and Merger Sub acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.

Section 4.11. Other Agreements. Parent and Merger Sub have disclosed to the Company all contracts, agreements, or understandings (and, with respect to those that are written, Parent and Merger Sub have furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub, or any controlled Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or any of its Subsidiaries, on the other hand.

Section 4.12. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT OR IN ANY CERTIFICATE

DELIVERED PURSUANT TO THIS AGREEMENT, NEITHER PARENT NOR MERGER SUB MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AND THE COMPANY IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND EACH OF PARENT AND MERGER SUB HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. NONE OF PARENT OR MERGER SUB OWES ANY DUTY, AS A FIDUCIARY OR OTHERWISE, TO THE COMPANY, ANY EQUITYHOLDER OR ANY OTHER PERSON IN CONNECTION WITH ITS OPERATION OF THE SURVIVING CORPORATION’S BUSINESS FOLLOWING THE CLOSING. THE COMPANY ACKNOWLEDGES AND AGREES THAT PARENT OWES NO OBLIGATION OR DUTY, AS A FIDUCIARY OR OTHERWISE, TO ANY HOLDER OR ANY OTHER PERSON IN CONNECTION WITH ITS OPERATION OF THE SURVIVING CORPORATION’S BUSINESS FOLLOWING CLOSING. THE PARTIES INTEND THE EXPRESS PROVISIONS OF THIS AGREEMENT TO GOVERN THEIR CONTRACTUAL RELATIONSHIP AND TO SUPERSEDE ANY STANDARD OF EFFORTS OR IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING THAT MIGHT OTHERWISE BE IMPOSED BY ANY COURT OR OTHER GOVERNMENTAL BODY OR OTHERWISE.

ARTICLE V

COVENANTS

Section 5.1. Covenants of the Company.

(a) Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as required by this Agreement, or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to carry on its business in the ordinary course of business, and the Company shall use reasonable best efforts, and shall use reasonable best efforts to cause each of its Subsidiaries to (A) otherwise maintain and preserve intact its current business organization and to keep available the services of its current officers, employees, and consultants (other than terminations for cause pursuant to Section 5.1(b)(iii) below), (B) preserve its relationships with material suppliers, partners, licensors, licensees, distributors, Governmental Bodies and any others having material business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date, and (C) comply in all material respects with all Laws applicable to the business of the Company and its Subsidiaries (it being understood and agreed that no action or failure to act by the Company or any of its Subsidiaries with respect to the matters expressly permitted by any provision of Section 5.1(b) will be deemed a breach of this Section 5.1(a)).

(b) Except (x) as set forth in Section 5.1(b) of the Company Disclosure Letter, (y) as required by applicable Law or (z) as required by this Agreement, during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):

(i) (A) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any Company Securities or (B) directly or indirectly redeem, repurchase, adjust, split, reverse split, combine, subdivide or otherwise acquire or reclassify any Company Securities, except, in any case as a result of (1) the exercise of Company Stock Options or settlement of Company RSUs, or vesting or exercise of purchase rights under the Company ESPP; (2) withholding shares of Company Common Stock in connection with the exercise of Company Stock Options or vesting of Company RSUs to satisfy the exercise price and/or applicable Tax withholding obligations; or (3) any forfeitures or repurchases of Company Stock Options, Company RSUs or purchase rights under the Company ESPP, in each case as required under the terms thereof as in effect on the date hereof;

(ii) issue, sell, pledge, modify, dispose of or otherwise encumber or grant, or authorize the issuance, sale, pledge, modification, disposition or other encumbrance or grant of, any incentive equity awards (including Company Stock Options, Company RSUs, and Company Restricted Stock), equity based awards, or Company Securities, except for issuances of Company Common Stock in respect of the exercise of a Company Stock Option or the conversion of a Preferred Share, the settlement of Company RSUs or the exercise of purchase rights under the ESPP, in any case with respect to Company Stock Options, Preferred Shares, Company RSUs and purchase rights under the Company ESPP outstanding on the date of this Agreement (and in accordance with the terms thereof as of the date of this Agreement) or issued in accordance with the terms of this Agreement;

(iii) except as required by the terms of a Company Plan as in effect as of the date of this Agreement and set forth on Section 3.16(a) of the Company Disclosure Letter or as otherwise permitted by this Section 5.1(b)(iii), (A) increase or decrease the wages, salary or other compensation or benefits with respect to any of the Company’s or its Subsidiaries’ officers, directors, employees or other individual service providers, (B) pay or award, or commit to pay or award, any bonuses, commissions or other incentive compensation, or severance or separation, retention or transaction-related payments or benefits, (C) accelerate any rights or benefits, or the vesting or funding of any payments or benefits under any Company Plan, (D) establish, adopt, enter into, modify, amend, or terminate any Company Plan (or plan or arrangement that would be a Company Plan if in effect on the date hereof) or (E) hire, engage, promote, terminate (without cause), furlough, or temporarily layoff any employee with annual base compensation in excess of $250,000 or any individual independent contractor or consultant with annual base compensation in excess of $200,000;

(iv) take any action that would constitute a “mass layoff” or “plant closing” (as defined by WARN) or require notice to employees, or trigger any other obligations or liabilities under WARN or any similar state, local or non-U.S. Law;

(v) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(vi) amend, or propose to amend, any Company Organizational Document (including by merger, consolidation or otherwise) or adopt a stockholders’ rights plan, or enter into any agreement with respect to the voting of any Company Securities;

(vii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of any Company Securities;

(viii) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary of the Company (other than the Merger);

(ix) subject to clause (xi), make any capital expenditures that are individually or in the aggregate in excess of $250,000 above amounts indicated in the capital expenditure budget set forth on Section 5.1(b)(ix) of the Company Disclosure Letter;

(x) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other Person, by purchase of stock, securities or assets, or enter into any joint venture, partnership, strategic alliance, limited liability company or similar arrangement with any third Person in any one transaction or series of related transactions, excluding, for the avoidance of doubt, the purchase of materials from suppliers or vendors in the ordinary course of business;

(xi) (A) incur, create, assume, become liable for, or materially modify the terms of (including by extending the maturity date thereof) any Indebtedness, enter into any “keep well” or other agreement to maintain any financial condition of another Person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, (B) make or forgive any loans or advances to any other Person (including any Affiliate) (other than advances to employees and other service providers for business and travel expenses in the ordinary course of business), or (C) make any capital contributions to, or investments in, any other Person;

(xii) sell, pledge, transfer, license, sublicense, assign, mortgage, encumber, lease (as lessor), subject to any Lien (other than Permitted Liens) (including under any sale-leaseback transaction or an asset securitization transaction) or otherwise abandon, withdraw or dispose of, in a single transaction or a series of related transactions, any tangible assets with a fair market value in excess of $250,000 in the aggregate;

(xiii) (1) sell, transfer, assign, license, grant an option, sublicense, lease or otherwise encumber or dispose of (whether by merger, stock or asset sale or otherwise) to any Person (including any Affiliate) any rights to any Company Intellectual Property, except for non-exclusive licenses or sublicenses to Intellectual Property granted in the ordinary course of business, (2) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Company Intellectual Property, (3) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any Company Registered Intellectual Property (or any Company In-Licensed Registered Intellectual Property to the extent the Company controls filing or prosecution thereof), (4) make any change in material Company Intellectual Property that does or would reasonably be expected to materially impair such Company Intellectual Property or the Company’s or any rights of any Subsidiaries of the Company with respect thereto, (5) disclose to any Person (other than Representatives of Parent and Merger Sub) any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a Person that is subject to customary confidentiality obligations, except for any disclosures made as a result of publication of a Patent application filed by the Company or its Subsidiaries or in connection with any required regulatory filing, or (6) fail to take or maintain reasonable measures to protect the confidentiality and value of the Trade Secrets included in any of the Company Intellectual Property;

(xiv) commence, pay, discharge, settle, compromise or satisfy any (A) Action, other than solely for monetary consideration not to exceed $250,000, and for avoidance of doubt not including any injunctive, declaratory or other non-monetary relief or (B) Company Litigation, other than in accordance with Section 5.10(a);

(xv) change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP or Law;

(xvi) write up, write down or write off the book value of any material assets;

(xvii) (A) make, change or revoke any material Tax election with respect to the Company or any of its Subsidiaries (including any election or accounting method change in respect of expenditures described in Section 174 of the Code (or any similar or analogous provision of state or local Law)), (B) file any material amended Tax Return, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding, analogous or similar provision of state, local or non-U.S. Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes) or any other agreement with any Governmental Body relating to or affecting any material Tax liability of the Company or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations or limitation period regarding the assessment or collection of any material Tax or relating to any Tax Action with respect to the Company or any of its Subsidiaries (other than automatic extensions granted for filing Tax Returns), (E) settle, surrender, or compromise any material Tax Liability, refund or Action with respect to the Company or any of its Subsidiaries, or (F) fail to pay material Taxes when due (including any material estimated Taxes), except, in each case, as required by applicable Law;

(xviii) waive, release or assign any material rights or claims under enter into, renew, materially amend, materially modify, exercise any material options or material rights of first offer or refusal under or terminate, any Company Material Contract or any Contract that, if existing as of the date of this Agreement, would have been a Company Material Contract, except (A) for the expiry of any Contracts on their terms or the entry into or renewal of Contracts in the ordinary course of business and (B) with respect to Purchase Orders in the ordinary course of business; provided that in no event shall the Company or any of its Subsidiaries be permitted to enter into any Contract that would be a Company Material Contract under Section 3.12(a)(iii) (Joint Venture Agreements; Partnership Agreements), Section 3.12(a)(iv) (Contracts with Restrictive Covenants), Section 3.12(a)(viii) (Contracts with Rights of First Refusal or Offer), Section 3.12(a)(xiii) (Contracts Restricting Dividends) or Section 3.12(a)(xix) (Contracts Relating to Commercialization, Co-Promotion, etc.);

(xix) amend, modify, extend, enter into or terminate any Labor Agreement;

(xx) abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material Permits;

(xxi) enter into a research or collaboration arrangement (except for Routine Services Contracts) that contemplates payments by or to the Company or any of its Subsidiaries in excess of $250,000 in any twelve (12)-month period;

(xxii) amend, cancel or terminate any material insurance policy naming the Company or any of its Subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage;

(xxiii) participate in any substantive scheduled meetings or teleconferences with, or make any submission or other substantive communication to, the FDA or any similar Governmental Body without providing Parent with prior written notice and, within one (1) Business Day from the time such written notice is delivered, the opportunity to consult with the Company and consider in good faith the views and comments of Parent with respect to such meeting, teleconference, communication or submission, in each case to the extent permitted by applicable Law;

(xxiv) enter into any new material line of business, or create any new Subsidiary;

(xxv) (A) commence any clinical trial of which Parent has not been informed prior to the date of this Agreement, (B) unless mandated by any Governmental Body, discontinue, terminate, suspend or materially modify any ongoing clinical trial, (C) initiate, discontinue, terminate, suspend or materially modify any IND-enabling nonclinical studies or other material nonclinical development activities without first consulting with Parent in good faith, (D) (x) accelerate or (y) delay public disclosure of the results of any ongoing clinical trial from any release dates publicly announced prior to the date hereof, other than in the case of this clause (y), in the Company’s good faith business judgment, or (E) initiate or issue a recall, safety alert or investigator notice without first consulting with Parent in good faith;

(xxvi) acquire fee interest (directly or indirectly) in any new real property; or

(xxvii) authorize, agree or commit to take any of the actions described in clauses (i) through (xxv) of this Section 5.1(b).

Section 5.2. Access; Confidentiality.

(a) From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, (i) upon reasonable advance notice, (A) give Parent and Merger Sub and their respective Representatives reasonable access during normal business hours to relevant employees and facilities and to relevant books, contracts and records of the Company and its Subsidiaries, (B) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request and (C) cause its officers to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may from time to time reasonably request, in each case of clauses (A)-(C), solely for the purpose of effectuating the Contemplated Transactions and integration planning, and (ii) promptly (and in any event within seventy-two (72) hours of receipt by the Company) notify Parent of any (x) material notice, correspondence or other material communication from any Governmental Body (other than FINRA, the SEC or the FDA (or similar Governmental Body), which shall be governed by clause (y)), including any institutional review board, or clinical investigator, and (y) any substantive notice, correspondence or other substantive communication with FINRA, the SEC or the FDA (or similar Governmental Body), other than with respect to Company Litigation (which shall be governed by Section 5.10), and, in each case of clauses (x) and (y), share with Parent copies of any such written notice, correspondence or other communications. Such access as contemplated by clause (ii) of this Section shall include, but not be limited to, the provision of written notice to Parent of such notices, correspondence or other communications, whether written or oral, with current and former Company directors, officers, employees (in their capacities as such), and/or the Company’s applicable insurers regarding any regulatory inquiries or investigations. The Company shall reasonably consult and cooperate with Parent with respect to the Company’s response to any such regulatory inquiries or investigations, including by including Parent in scheduling and in attendance at meetings and teleconferences related to such inquiry and investigation matters.

(b) Subject to Section 8.8, Parent, Merger Sub and the Company hereby acknowledge and agree that the Confidentiality Agreement will continue in full force and effect in accordance with its terms.

(c) Nothing in Section 5.2(a) requires the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (i) violate any of its or its Affiliates’ respective obligations with respect to confidentiality existing as of the date hereof, (ii) result in a violation of applicable Law or (iii) result in loss of legal protection, including the attorney-client privilege and work product doctrine; provided that the Company will use its reasonable best efforts to obtain any required consents for the disclosure of such information and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without (x) jeopardizing such attorney-client privilege or work product doctrine or (y) violating applicable Law or any of the Company’s or its Affiliates’ respective obligations with respect to confidentiality, as applicable.

(d) The Company shall give prompt notice to Parent of any notice or other communication received by the Company or any of its Subsidiaries from any counterparty to a Material Contract or other material Contract to which the Company or its Subsidiaries is a party or by which it is otherwise bound, alleging that the consent of such Person is or may be required in connection with the Merger or the other Contemplated Transactions; provided that the delivery of any notice pursuant to this Section 5.2(d) shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice. The parties hereto agree and acknowledge that the Company’s compliance or failure of compliance with this Section 5.2(d) shall not be taken into account for purposes of determining whether the conditions referred to in Section 6.2(b) shall have been satisfied with respect to performance in all material respects with this Section 5.2(d).

Section 5.3. Acquisition Proposals.

(a) The Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to: (i) directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any Acquisition Inquiry, or any proposals or offers, or the making of any submission or announcement of any Acquisition Inquiry, or any proposal or offer that, in each case constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Inquiry or Acquisition Proposal or (iii) provide any non-public information to, or afford access to the business, properties, assets, books or records of the Company and its Subsidiaries to, any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with any Acquisition Inquiry or Acquisition Proposal. The Company shall and shall cause its Subsidiaries and its and their respective directors and officers to, and shall direct its other applicable Representatives to, including all Representatives with apparent or actual authority to negotiate or agree to an Acquisition Proposal on behalf of the Company, (x) immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, (y) as soon as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement request in writing the prompt return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person or developed using any such information and (z) as soon as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives may, solely in response to a bona fide inquiry or proposal that did not result from a material breach of this Section 5.3(a), (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely if and to the extent necessary to determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 5.3.

(b) Notwithstanding Section 5.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to the receipt of the Company Stockholder Approval, (i) the Company has received a written bona fide Acquisition Proposal that did not, directly or indirectly, result from a breach of Section 5.3(a), and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and a financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided that the Company may only take the actions described in clauses (A) or (B) above if the Company Board determines in good faith, after consultation with outside counsel, that the failure to take any such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law; provided, further, that (1) the Company shall not, and shall direct its Representatives not to, disclose any material non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with terms governing confidentiality that, taken as a whole, are not materially less restrictive or materially more favorable to the other Person than those contained in the Confidentiality Agreement, and that does not prohibit the Company from providing any information to Parent in accordance with this Section 5.3 or otherwise prohibit the Company from complying with its obligations under this Section 5.3, and (2) the Company shall, concurrently therewith or as promptly as reasonably practicable thereafter, and in any event within one (1) Business Day, provide or make available to Parent any material non-public information concerning the Company provided or made available to such other Person that was not previously provided or made available to Parent and Merger Sub. The Company shall not, directly or indirectly, release any Person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any agreement to which the Company is a party; provided that if the Company Board determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit the applicable Person (if such Person has not been solicited in breach of Section 5.3(a)) to make, on a confidential basis to the Company Board, an Acquisition Proposal.

(c) The Company shall promptly (and in any event within one (1) Business Day after knowledge of receipt by a member of the Company Board or by an officer of the Company) notify Parent in writing of the receipt by the Company or any of its Subsidiaries of any Acquisition Proposal or Acquisition Inquiry, or any request for information, proposal or offer that, in each case, constitutes or that would reasonably be expected to lead to an Acquisition Proposal. The Company shall (i) provide Parent promptly (and in any event within such one (1) Business Day period) with the material terms and conditions of any such Acquisition Proposal (including any subsequent amendments, modifications or supplements thereto), together with copies of all material documents related thereto, and the identity of the Person making any such Acquisition Inquiry or Acquisition Proposal and (ii) keep Parent reasonably informed of any material developments, and the status of discussions or negotiations regarding any Acquisition Proposal (including any changes to the economic and other material terms thereof).

(d) The Company Board and each committee thereof shall not, subject to the terms and conditions of this Agreement, (i) approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, license agreement, merger agreement, joint venture agreement, partnership agreement, collaboration agreement, revenue-sharing agreement or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 5.3(b)) relating to, or that would reasonably be expected to lead to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) subject to Section 5.3(e), make a Change of Board Recommendation.

(e) Notwithstanding Section 5.3(d) or any other provision of this Agreement, prior to the receipt of the Company Stockholder Approval:

(i) the Company may terminate this Agreement to enter into a Specified Agreement if (A) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 5.3(a) and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, constitutes a Superior Proposal, (B) the Company has delivered in writing to Parent a Determination Notice specifying that it intends to terminate this Agreement to enter into a Specified Agreement, (which notice itself, and the delivery thereof, shall not constitute a Change of Board Recommendation or a termination of this Agreement), and (C) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith that the Acquisition Proposal that is subject of the Determination Notice, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, continues to constitute a Superior Proposal and that the failure to terminate this Agreement would be inconsistent with its fiduciary duties under applicable Law;

(ii) the Company Board or a committee thereof may make a Change of Board Recommendation if (A) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 5.3(a), and the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, that the Acquisition Proposal constitutes a Superior Proposal, (B) the Company delivered in writing to Parent a Determination Notice specifying that it intends to effect a Change of Board Recommendation (which notice itself, and the delivery thereof, shall not constitute a Change of Board Recommendation or a termination of this Agreement) and (C) no earlier than the end of the Notice Period, the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to make a Change of Board Recommendation would be inconsistent with its fiduciary duties under applicable Law and that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal; and

(iii) other than in connection with an Acquisition Proposal, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event if (A) the Company delivered in writing to Parent a Determination Notice specifying that it intends to effect a Change of Board Recommendation (which notice itself, and the delivery thereof, shall not constitute a Change of Board Recommendation or a termination of this Agreement) and (B) no earlier than the end of the Notice Period, the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to make a Change of Board Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable Law.

(iv) The provisions of this Section 5.3(e) apply to any amendment to the financial or other material terms of any applicable Superior Proposal with respect to Section 5.3(e)(i) and Section 5.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to clause (i)(C) or (ii)(C) as the case may be. During the applicable Notice Period, if requested by Parent, the Company shall negotiate, and shall instruct its Representatives to negotiate, in good faith with Parent regarding potential changes to this Agreement in such a manner that would eliminate the need for taking the actions set forth in Section 5.3(e)(i), Section 5.3(e)(ii) and Section 5.3(e)(iii) (and in respect of a Superior Proposal, would cause such Superior Proposal to no longer constitute a Superior Proposal).

(f) Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act or applicable Law; provided that any such action that would otherwise constitute a Change of Board Recommendation shall be made only in compliance with Section 5.3(d) and Section 5.3(e) (it being understood that: (x) any “stop, look and listen” letter or similar communication limited to the information described in Rule 14d-9(f) under the Exchange Act and (y) any disclosure of information to the holders of Shares that only describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto and contains a statement that the Company Board has not effected a Change of Board Recommendation, in each case, shall be deemed not to be a Change of Board Recommendation).

(g) The Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 5.3 has occurred, the actions of the Company’s directors and Representatives acting in their authorized capacities on behalf of the Company shall be deemed to be the actions of the Company, and the Company shall be responsible for any breach of this Section 5.3 by its directors and Representatives acting in their authorized capacities on behalf of the Company.

Section 5.4. Stockholders Meeting; Proxy Statement.

(a) As promptly as reasonably practicable (and in any event within ten (10) Business Days) after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form related to the Company Stockholder Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). The Company shall give Parent and its Representatives a reasonable opportunity to review and comment on the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement prior to the filing thereof with the SEC or dissemination to the holders of Shares and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub shall promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Merger Sub and their controlled Affiliates required under applicable Laws to be included in the Proxy Statement as is reasonably requested by the

Company. The Company covenants and agrees that the Proxy Statement (i) at the time the Proxy Statement (including the preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement) is filed with the SEC, (ii) at the time the Proxy Statement is first published, sent or disseminated to the holders of Shares, and (iii) at the time of the Company Stockholder Meeting, will (A) comply in all material respects with the Exchange Act and other applicable Laws and (B) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub, specifically for inclusion or incorporation by reference in the Proxy Statement. The Company agrees to (i) respond promptly to any comments of the SEC or its staff, (ii) promptly correct any information included in the Proxy Statement or incorporated therein if and to the extent that such information shall have become false or misleading in any material respect, and (iii) take all steps necessary to cause the Proxy Statement as so corrected to be promptly filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Laws. The Company shall (x) promptly notify Parent of the receipt of, and promptly provide Parent copies of, all comments (including oral comments) from, and all correspondence with, the SEC or its staff with respect to the Proxy Statement and shall promptly notify Parent of any request by the SEC or its staff for any amendment or supplement thereto or for additional information, (y) provide Parent and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives and (z) promptly provide Parent with final copies of any correspondence sent by the Company or any of its Representatives to the SEC or its staff with respect to the Proxy Statement, and of any amendments or supplements to the Proxy Statement. The Proxy Statement shall include the Company Board Recommendation, unless the Board of Directors has made a Change of Board Recommendation that complies with Section 5.3. The Proxy Statement shall include (i) the fairness opinion of the Company’s financial advisor referenced in Section 3.21, (ii) the notice of the Company Stockholder Meeting and (iii) the notice and other information required by Section 262(d) of the DGCL.

(b) The Company shall establish a record date for, duly call, convene and hold a meeting of the holders of Common Shares for the purpose of voting upon the adoption of this Agreement (together with any adjournments or postponements thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable after the SEC Clearance Date (and shall initially schedule the Company Stockholder Meeting to be held within twenty (20) Business Days from the date of the first mailing of the Proxy Statement, or if the Company’s nationally recognized proxy solicitor advises the Company in writing that twenty (20) Business Days from the date of the mailing of the Proxy Statement is reasonably likely to be insufficient time to obtain the Company Stockholder Approval, such later date to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed)), and any adjournments or postponements of such meeting shall require the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Company Stockholder Meeting to be held by such date. Notwithstanding the foregoing, (i) the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate (A) for the absence of a quorum or to solicit additional votes in favor of the Merger or (B) to allow reasonable additional time for the filing and/or mailing, and review by the holders of Common Shares prior to the date of the Company Stockholder Meeting, of any supplemental or amended disclosure that the Board of Directors determines in good faith is required by applicable Laws or the rules and regulations of Nasdaq (in each case, for a period of not more than five (5) Business Days each but in any event not past four (4) Business Days prior to the Outside Date), unless prior to such adjournment or postponement, the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement, which have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at such meeting if it were to be held without such postponement or adjournment and (ii) Parent may require the Company to, adjourn or postpone the Company Stockholder Meeting up to two (2) times, in the aggregate, to a date specified by Parent under the circumstances described in clauses (i)(A) or (i)(B) of this sentence; provided, however, that in no event shall the Company Stockholder Meeting be so postponed or adjourned at the request of Parent for more than twenty (20) Business Days in the aggregate, or to a date that is less than four (4) Business Days prior to the Outside Date, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with the foregoing, the Company shall (i) file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be first mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting on the first permissible day in accordance with the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act (the “SEC Clearance Date”). Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Laws. Unless the Board of Directors shall have made a Change of Board Recommendation in compliance with Section 5.3, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval, including to solicit proxies in favor of the adoption of this Agreement. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit this Agreement to the holders of Common Shares at the Company Stockholder Meeting even if the Board of Directors shall have made a Change of Board Recommendation or proposed or announced any intention to do so. The Company shall use reasonable best efforts to advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than related procedural matters including adjournments proposed in compliance with Section 5.4(b)) that the Company shall propose to be acted on by the holders of Common Shares at the Company Stockholder Meeting (other than matters of procedures and matters required by applicable Law to be voted on by the holders of Shares in connection with the adoption of this Agreement).

Section 5.5. Employment and Employee Benefits Matters.

(a) For twelve (12) months following the Closing Date (or, if earlier, until the date of the termination of employment of a Current Employee, as defined below) (the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation to provide each individual employed by the Company or its Subsidiaries immediately prior to the Effective Time (each, a “Current Employee”), (i) annual base salary or wage rate and a target cash incentive compensation opportunity that are, in the aggregate, at least as favorable as the base salary or wage rate and target annual cash incentive opportunity provided to the Current Employee as of immediately prior to the Effective Time, and (ii) broad-based employee benefits (excluding long-term cash incentive opportunities, severance, equity and equity-based awards, retention, transaction, change in control-related payments or benefits, nonqualified deferred compensation, defined benefit plan and post-employment or retiree welfare benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to those broad-based employee benefits (other than Excluded Benefits) (x) provided to the Current Employees under the Company Plans that are disclosed in Section 3.16(a) of the Company Disclosure Letter and in effect as of immediately prior to the Effective Time, (y) provided to similarly situated employees of Parent, or (z) a combination of the foregoing, as determined in Parent’s sole discretion.

(b) Parent shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause the Surviving Corporation to, cause service rendered by each Current Employee to the Company or its Subsidiaries prior to the Effective Time to be taken into account with respect to only the employee benefit plans of Parent and the Surviving Corporation that provide benefits for vacation, paid time-off or 401(k) savings (and for the avoidance of doubt, not for any purpose under any Excluded Benefit), for purposes of determining eligibility to participate, level of benefits and vesting, to the same extent and for the same purpose as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided that the foregoing will not apply to (i) the extent that its application would result in a duplication of benefits or compensation with respect to the same period of service, (ii) any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population or (iii) the extent such service would not be credited to similarly situated employees of Parent or its Affiliates. Without limiting the generality of the foregoing, for the plan year in which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to waive for the Current Employees any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any health plan of Parent or the Surviving Corporation for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated immediately prior to the Effective Time.

(c) If requested by Parent, the Company shall, at least one (1) Business Day prior to the Effective Time, (i) adopt written resolutions (or take other necessary and appropriate actions) to terminate each Company Plan intended to be qualified under Section 401(a) of the Code (the “401(k) Plan”), (ii) cease all contributions to the 401(k) Plan for any compensation paid after such termination date, and (iii) one hundred percent (100%) vest all participants under the 401(k) Plan, with such termination, cessation and vesting to be effective no later than the Business Day preceding the Effective Time. The Company shall provide Parent with an advance copy of such proposed resolutions no later than five (5) Business Days prior the date the resolutions are to be approved and shall incorporate any and all reasonable comments made by Parent to such resolutions.

(d) Prior to making any written or broad-based oral communications to any current or former officer, director, employee, or individual independent contractor of the Company or its Subsidiaries pertaining to compensation or benefit matters described in this Agreement or to compensation or benefits that will be provided by Parent or Merger Sub or an Affiliate thereof following the Closing, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

(d) Without limiting the generality of Section 5.5, no provision of this Agreement (i) prohibits Parent, Merger Sub or the Surviving Corporation from amending, modifying or terminating any Company Plan or any other benefit or compensation plan, program, contract, agreement, policy or arrangement, (ii) requires Parent, Merger Sub or the Surviving Corporation to keep any Person employed or otherwise providing services for any period of time, or (iii) constitutes or shall be construed to constitute the establishment or adoption of, or amendment to, any Company Plan or other benefit or compensation plan, program, contract, agreement, policy or arrangement. This Section 5.5 shall not confer upon any Current Employee or any other Person (including any beneficiary or dependent thereof) not a party to this Agreement any third-party beneficiary or similar rights or remedies.

Section 5.6. Directors’ and Officers’ Indemnification and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of any of the current or former directors, managers, officers or employees of the Company (each an “Indemnified Party” and collectively the “Indemnified Parties”), as provided in the respective Company Organizational Documents or in indemnification agreements set forth on Section 5.6(a) of the Company Disclosure Letter, to the extent made available to Parent and as in effect as of the date of this Agreement, shall survive the Effective Time and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Closing Date, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim. To the extent any amendment, modification, or repeal of the Company’s Certificate of Incorporation or Bylaws is required by applicable Law, Parent shall, and shall cause the Surviving Corporation to, make such changes to such documents as to have the least adverse effect on the rights of the individuals referenced in this Section 5.6. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to comply with and honor the foregoing obligations.

(b) Notwithstanding anything to the contrary in this Agreement, at or prior to the Effective Time, following good faith consultation with Parent and, if requested by Parent, utilizing Parent’s insurance broker, the

Company shall purchase a tail policy under the current directors’ and officers’ liability insurance policy maintained at such time by the Company, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is as protective of such directors and officers as the coverage provided by such existing policy; provided that the aggregate premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid with respect to the Company’s existing policy prior to the Effective Time (the “Maximum Amount”); provided, further, that if the aggregate premium of such insurance coverage exceeds such amount, the Company shall obtain the maximum amount of coverage available for the Maximum Amount. Parent shall cause such policy to be maintained in full force and effect for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(c) The covenants contained in this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. In the event that the Surviving Corporation or its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall take all necessary action so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.6.

Section 5.7. Further Action; Efforts.

(a) Each of the parties shall (i) use its reasonable best efforts to promptly make all filings and promptly obtain all authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and the consummation of the Contemplated Transactions, including the Merger, (ii) cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders, clearances and approvals and in seeking early termination of any applicable waiting periods under applicable Antitrust and FDI Laws and (iii) provide as promptly as practicable such information to any Governmental Body as such Governmental Body may request in connection herewith. In furtherance of the foregoing, each party hereto, as applicable, agrees to file promptly (but in no event later than twenty (20) Business Days after the date of this Agreement) the filings and notifications required under all Antitrust and FDI Laws applicable to the Contemplated Transactions and to supply as promptly as practicable to the appropriate Governmental Bodies any additional information and documentary material that may be requested pursuant to such Antitrust and FDI Laws. Each of the parties will promptly inform the other parties of, and provide copies of, any substantive communication received by that party in respect of the authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and use reasonable best efforts to respond promptly to any request or notice from any Governmental Body requiring the parties, or any one of them, to supply additional information that is relevant to the review of the Contemplated Transactions in respect of obtaining or concluding such authorizations, consents, orders, clearances and approvals. Each party shall (A) permit the other parties to review in advance any proposed applications, notices, filings and submissions to Governmental Bodies (including responses to requests for information and inquiries from any Governmental Body) in respect of obtaining or concluding the authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (B) promptly provide the other parties with any filed copies of applications, notices, filings and submissions (including responses to requests for information and inquiries from any Governmental Body) that were submitted to a Governmental Body in respect of obtaining or concluding such authorizations, consents, orders, clearances and approvals, (C) whenever possible, not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental Bodies in respect of obtaining or concluding such authorizations, consents, orders, clearances and approvals unless it consults with the other parties in advance and gives the other parties or their legal counsel the opportunity to attend and participate thereat, unless a Governmental Body requests otherwise, and (D) keep the other parties promptly informed of the status of discussions relating to obtaining or concluding such authorizations, consents, orders, clearances and approvals. None of the Company, on the one hand, or Parent, on the other hand, may, without the consent of the other (such consent not to unreasonably withheld, conditioned or delayed), (x) cause any such filing or submission applicable to it to be withdrawn or refiled for any reason, including to provide the applicable Governmental Body with additional time to review any of the Contemplated Transactions or (y) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Contemplated Transactions; provided that, notwithstanding the foregoing, Parent may, without the consent of the Company, voluntarily withdraw its notification under the HSR Act on one (1) occasion so long as Parent refiles its HSR Act notification within two (2) Business Days after withdrawal unless otherwise agreed by the Company. Parent shall pay all filing fees required to be paid to a Governmental Body in connection with the filings and notification required under Antitrust and FDI Laws applicable to the Contemplated Transactions.

(b) Notwithstanding the foregoing or anything in this Agreement to the contrary, but without limiting the obligations of Parent under this Section 5.7, Parent will, on behalf of the parties, determine and control strategy for dealing with any Governmental Body in respect of obtaining or concluding the authorizations, consents, orders, clearances and approvals of all Governmental Bodies and officials that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and, to the extent permissible, the Company will use its reasonable best efforts to act consistently with such strategy; provided that Parent will consult in advance with, and consider in good faith the views of, the Company in respect of strategy for dealing with any Governmental Body and obtaining or concluding such authorizations, consents, orders, clearances and approvals.

(c) Notwithstanding any other requirement in this Section 5.7, where a party (a “Disclosing Party”) is required under this Section 5.7 to provide information to another party (a “Receiving Party”) that the Disclosing Party deems to be competitively sensitive information or otherwise reasonably determines in respect thereof that disclosure should be restricted, the Disclosing Party may restrict the provision of such competitively sensitive and other restricted information only to antitrust counsel of the Receiving Party, provided, that the Disclosing Party also provides to the Receiving Party upon request of the Receiving Party a redacted version of such information which does not contain any such competitively sensitive or other restricted information.

(d) Notwithstanding anything in this Agreement to the contrary, (i) neither Parent nor any of its Affiliates shall be obligated to: (A) undertake or enter into agreements or agree to the entry of an order or decree with any Governmental Body, (B) commit to sell, license or dispose of, or hold separate or agree to sell, license or otherwise dispose of, assets, categories of assets or businesses of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (C) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (D) terminate any relevant venture or other arrangement of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (E) enter into any behavioral limitations, conduct restrictions or other commitments with respect to any assets or business of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (F) defend through litigation any claim or determination (whether judicial or administrative in nature) by any Governmental Body or third party that would restrain, prevent, or delay, the consummation of the Contemplated Transactions, including the Merger or (G) effectuate any other change or restructuring of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company and (ii) the Company shall not take the actions specified in clauses (A)-(E) and (G) of this Section 5.7(d)(i) without Parent’s prior written consent in connection with obtaining any authorization, consent, order, clearance or approval of a Governmental Body or official that may be or become necessary or advisable in connection with the consummation of the Contemplated Transactions, including the Merger.

Section 5.8. Public Announcements. The Company shall not, and Parent shall not, and shall cause each of their respective Subsidiaries to not, issue any press release or announcement or make any other public disclosure regarding the Contemplated Transactions or regarding the Company or the Company’s business that, in the case of the Company, is not set forth on Section 5.8 of the Company Disclosure Letter, in each case without the prior consent of the other (which consent may not be unreasonably withheld, conditioned, or delayed), except any release, announcement or disclosure required by applicable Law or any rule or regulation of Nasdaq, the New York Stock Exchange or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall use reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance and shall consider in good faith any comments provided by the other party; it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party. The parties hereto agree that the initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, in the form agreed by the parties. The restrictions of this Section 5.8 do not apply to communications by the Company in connection with an (i) Acquisition Proposal, Superior Proposal, Change of Board Recommendation, Intervening Event or any action taken pursuant thereto, in each case, that do not violate Section 5.3, (ii) directed to employees, suppliers, customers, partners, investors or vendors so long as such communications are consistent with prior communications made in accordance with this Section 5.8 or any communications plan previously agreed to in writing by Parent and the Company (in which case such communications may be made consistent with such plan); (iv) with respect to any dispute or Action among the parties or their respective Affiliates to the extent such disclosure is required in connection with such dispute or Action; or (v) consistent with previous public disclosures made by the parties in compliance with this Section 5.8.

Section 5.9. No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.10. Litigation.

(a) The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent of any actions, suits, or claims, instituted, or, to the Company’s Knowledge, threatened to be instituted against the Company, its Subsidiaries or any of its or their respective current or, to the Knowledge of the Company, former directors or officers (in their capacities as such), in each case, (i) relating to this Agreement or the Contemplated Transactions; (ii) involving any Governmental Body; or (iii) that is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole (each such item described in this Section 5.10(a), “Company Litigation”), and shall keep Parent reasonably and promptly informed regarding any such Company Litigation, including, without limitation, regarding any (i) substantive communications of the Company with any Governmental Body or current or former Company directors, officers, and/or any employees regarding any Company Litigation involving any Governmental Body; (ii) actual or potential production of documents or provision of witness testimony, whether informal or formal, in connection with any Company Litigation involving any Governmental Body; and (iii) any other information regarding any Company Litigation involving any Governmental Body to which Parent is otherwise entitled to access pursuant to Section 5.2. Notwithstanding anything to the contrary in Section 8.3, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. Parent shall have the right to participate in (but not control) the defense and settlement of any such Company Litigation to the extent that such Company Litigation is or was instituted by a stockholder of the Company in connection with this Agreement or the Contemplated Transactions. The Company shall promptly consult with Parent (which perspectives of Parent the Company shall consider in good faith) regarding the defense of, or response to, any Company Litigation, and the Company shall not settle or compromise any such Company Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.

(b) For the avoidance of doubt, nothing in Section 5.10(a) shall require Parent’s consent before any settlement or compromise of any Company Litigation by any directors, officers, or other individuals as to the claims or potential claims against them individually; provided, however, that such individuals shall not settle or compromise any such Company Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned, if such settlement or compromise involves or contemplates (i) any form of non-monetary relief as to the Company or any Company Subsidiary, including without limitation, (a) declaratory relief as to the Company or any Company Subsidiary or (b) injunctive relief that commits the Company or any of its Subsidiaries to take (or refrain from taking) any action; or (ii) any payment of funds by the Company.

(c) Parent’s participation and consultation rights set forth in Section 5.10(a) shall be conditioned, in each case, on the Company’s reasonable determination, on advice of counsel, that such participation or consultation would not waive any attorney-client privilege, work product protection, or other similar applicable privilege or protection; provided, however, the Company will use its reasonable best efforts to obtain any required consents for the disclosure of such information and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without jeopardizing such attorney-client privilege or work product doctrine.

Section 5.11. Regulatory Matters. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, each of the Company and its Subsidiaries shall use reasonable best efforts to make available to Parent and its Representatives complete and accurate copies of all clinical and preclinical data set forth on Section 5.11 of the Company Disclosure Letter that comes into the Company’s or any of its Subsidiaries’ possession or control during such time period, promptly (and in any event no later than five (5) Business Days) after the Company obtains such possession or control thereof and subject to the limitations set forth in Section 5.2.

Section 5.12. Cash Management. Prior to the Effective Time, the Company shall convert all Investment Securities to Cash and Cash Equivalents.

Section 5.13. Stock Exchange De-listing; Deregistration. The Company shall cause the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time. If the Surviving Corporation is reasonably likely to be required to file any quarterly or annual periodic reports pursuant to the Exchange Act during the ten (10) days after the Closing Date, the Company will use best efforts to deliver to Parent at least five (5) Business Days prior to the Closing a substantially final draft of any such quarterly or annual periodic report reasonably likely to be filed during such period and fully executed officer certifications required to be filed with such quarterly or annual periodic reports.

Section 5.14. Termination of Certain Agreements. At or prior to the Effective Time, the Company shall terminate, or cause to be terminated, the Contracts set forth on Section 5.14 of the Company Disclosure Letter in accordance with Section 5.14 of the Company Disclosure Letter, with such termination(s) becoming effective no later than as of the Effective Time.

Section 5.15. FIRPTA Certificate. Prior to the Effective Time, the Company shall have delivered to Parent (a) a certificate complying with the provisions of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that the Company is not, and has not been at any time during the relevant time period a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and (b) a notice to the IRS, together with written authorization for Parent to deliver the notice to the IRS on behalf of the Company following the Effective Time, prepared in accordance with Treasury Regulations Section 1.897-2(h); provided, however, that failure to deliver the certificate and notice shall not be a condition to the obligations of Parent and Merger Sub to effect the Merger.

ARTICLE VI

CONDITIONS OF MERGER

Section 6.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) (i) Any waiting period (or any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and (ii) any clearance or affirmative approval applicable to the Merger under Antitrust and FDI Laws in the Required Jurisdictions shall have been obtained, or deemed obtained unless waived, and any mandatory waiting period related thereto shall have expired or been terminated. It is agreed that the receipt by any party of a form letter from the Federal Trade Commission’s (“FTC”) Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 6.1(b) to be satisfied.

(c) There shall not have been issued by any Governmental Body of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any Laws have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger. It is agreed that the receipt by any party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 6.1(c) to be satisfied.

Section 6.2. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) (i) The representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.3 (other than Section 3.3(a), the first sentence of Section 3.3(e) and Section 3.3(g)) (Capital Stock), Section 3.4(a) (No Breach), Section 3.21 (Brokerage), and Section 3.23 (Opinion) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) as of the date of this Agreement and as of Closing Date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case such representation or warranty shall be true and correct in all material respects as of such date or period); (ii) the representations set forth in Section 3.3(a), the first sentence of Section 3.3(e) and Section 3.3(g) (Capital Stock) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of such date; (iii) the representations and warranties set forth in Section 3.8(a) (Absence of Company Material Adverse Effect) shall be true in all respects, as of the date of this Agreement and the Closing Date as though made on and as of such date; and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time).

(c) Since the date of this Agreement, there has not occurred any change, event, occurrence or effect that has had a Company Material Adverse Effect that is continuing.

(d) Parent and Merger Sub shall have received a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company in his or her capacity as such an officer to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

(e) No suit, action or proceeding by a Governmental Body of competent jurisdiction is pending in connection with the Contemplated Transactions (i) seeking to prohibit or impose any material limitations on Parent’s or Merger Sub’s ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or any material portion of their or the Company’s or any Company Subsidiary’s businesses or assets, taken as a whole, or to compel Parent or Merger Sub or their respective Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent or their respective Subsidiaries, (ii) seeking to prohibit or make illegal the consummation of the Merger, (iii) seeking to impose material limitations on the ability of Merger Sub or Parent effectively to exercise full rights of ownership of the Shares or (iv) seeking to require divestiture by Parent or any of its Subsidiaries or Affiliates of any Shares.

Section 6.3. Conditions to Obligation of Company to Effect the Merger. The obligations of Company to effect the Merger are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time).

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed on its behalf by an officer of Parent, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1. Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and the Company.

Section 7.2. Termination by Either Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, by Parent or the Company if:

(a) any Governmental Body of competent jurisdiction has issued an order, decree or ruling, or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting or making illegal the Merger, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that this termination right is not available to any party whose material breach of this Agreement was the principal cause of, or resulted in the issuance of such order, decree, ruling or other action or to any party that has failed to comply with its obligations under Section 5.7 with respect to efforts to remove such order, decree, ruling or other actions;

(b) the Closing has not occurred on or prior to 11:59 p.m. Eastern Time, on October 7, 2026 (the “Outside Date”); provided, however, that if as of such date, all of the conditions set forth in Article VI, other than Section 6.1(b) or Section 6.1(c) (solely in respect of Antitrust and FDI Laws) shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), then the Outside Date will automatically be extended to 11:59 p.m. Eastern Time, on January 7, 2027 (and such date will then be the Outside Date); provided, further, that, if as of such updated Outside Date, (i) all of the conditions set forth in Article VI, other than Section 6.1(b) or Section 6.1(c) (solely in respect of Antitrust and FDI Laws) shall have been satisfied or waived by Parent or Merger Sub, to the extent waivable by Parent or Merger Sub (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied) and (ii) Parent is defending or actively preparing to defend through litigation any claim or determination (whether judicial or administrative in nature) by any Governmental Body that would restrain, prevent, or delay, the consummation of the Contemplated Transactions, including the Merger, then the Outside Date will automatically be extended to the earlier of (i) 11:59 p.m. Eastern Time, on April 7, 2027 and (ii) such time as Parent is no longer so defending or actively preparing to defend through litigation such claim or determination (and such date will then be the Outside Date); provided, however, that this termination right is not available to any party whose material breach of this Agreement was the principal cause of, or resulted in the failure of the Effective Time to occur prior to the Outside Date; or

(c) the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholder Meeting (as such meeting may be adjourned or postponed) at which the vote was taken in respect of this Agreement and the Merger.

Section 7.3. Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time by the Company:

(a) if there has been a breach of any covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b), and such breach or inaccuracy cannot be cured by Parent or Merger Sub, as applicable, by the Outside Date, or if capable of being cured in such period, shall not have been cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or inaccuracy; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.3(a) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit Parent to terminate this Agreement pursuant to Section 7.4(a); or

(b) at any time prior to the receipt of Company Stockholder Approval, in order to accept a Superior Proposal and substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Company Board shall have determined, in good faith and in accordance with Section 5.3(e)(i), constitutes a Superior Proposal (a “Specified Agreement”); provided, that such termination shall be effective only if the Company shall have paid, or caused to be paid, the termination fee due pursuant to and in accordance with the terms of Section 7.5(b) immediately prior to or concurrently with such termination; provided, further, that the Company is not in material breach of Section 5.3 with respect to such Superior Proposal.

Section 7.4. Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time by Parent if:

(a) there has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and such breach or inaccuracy cannot be cured by the Company by the Outside Date, or if capable of being cured in such period, shall not have been cured within thirty (30) days following receipt by the

Company of written notice of such breach or inaccuracy; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.4(a) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit the Company to terminate this Agreement pursuant to Section 7.3(a); or

(b) at any time prior to the receipt of the Company Stockholder Approval, if: (i) the Company Board or any committee thereof effects a Change of Board Recommendation; or (ii) the Company commits an Intentional Breach of its obligations pursuant to Section 5.3.

Section 7.5. Effect of Termination.

(a) In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made and this Agreement (other than Section 5.2(b), Article VII and Article VIII, each of which will survive any termination hereof) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that no such termination will relieve any Person of any liability for damages resulting from material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”), including with respect to the making of a representation set forth herein, or that constitutes fraud. For purposes of this Section 7.5(a), “fraud” means actual and intentional (and not constructive, including claims based on recklessness) common law fraud under Delaware Law with respect to the making of an express representation or warranty contained in this Agreement.

(b) Notwithstanding the terms of Section 7.5(a) and without limitation of the remedies available to a Person in the case of an Intentional Breach or fraud pursuant to Section 7.5(a), in the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.3(b) (Superior Proposal);

(ii) this Agreement is terminated by Parent pursuant to Section 7.4(b) (Change of Board Recommendation); or

(iii) (A) this Agreement is terminated (x) by either Parent or the Company pursuant to Section 7.2(b) (Outside Date) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso in such Section 7.2(b) (Outside Date)) or (y) by Parent pursuant to Section 7.1(c) (Company Stockholder Approval) or Section 7.4(a) (Material Breach), (B) any Person has communicated to the Company Board or publicly disclosed a bona fide Acquisition Proposal after the date of this Agreement and prior to such termination and such Acquisition Proposal has not been publicly withdrawn prior to such termination and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or the Acquisition Proposal is consummated (provided that, for purposes of clause (C) of this Section 7.5(b)(iii), references to “20%” in the definition of Acquisition Proposal will be substituted with “50%”);

Then, in any such case, the Company shall pay (or cause to be paid to) Parent a termination fee of $44,000,000, by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 7.5(b) will be paid on the date that the Specified Agreement is executed, (2) pursuant to clause (ii) of this Section 7.5(b) will be paid no later than two (2) Business Days after such termination and (3) pursuant to clause (iii) of this Section 7.5(b) will be payable to Parent on the date that the definitive agreement for the Acquisition Proposal referred to in clause (C) of Section 7.5(b)(iii) is executed by the parties thereto (or the earlier consummation of the Acquisition Proposal). The Company will not be required to pay the termination fee pursuant to this Section 7.5(b) more than once.

(c) In the event the termination fee payable pursuant to Section 7.5(b) is payable and paid to Parent in accordance with Section 7.5(b), (i) Parent’s receipt of the termination fee together with any amounts to which

Parent is entitled pursuant to Section 7.5(d) shall be the sole and exclusive remedy of Parent and Merger Sub in respect of any breach of, or inaccuracy contained in, the Company’s covenants, agreements, representations or warranties in this Agreement and (ii) none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates or any Representative of the Company or any of its Affiliates arising out of this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination; provided that nothing in this Section 7.5(c) shall relieve the Company from liability for damages arising from an Intentional Breach or fraud as defined in Section 7.5(a).

(d) The Company acknowledges that the agreements contained in Section 7.5(b) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to Section 7.5(b) when due and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(b), the Company shall pay to Parent or Merger Sub its reasonable and documented costs and expenses (including reasonable and documented attorney’s fees) in connection with such suit together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

Section 7.6. Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the Contemplated Transactions, whether or not the Merger is consummated.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article VIII.

Section 8.2. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

Section 8.3. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when delivered by email, which email must state that it is being delivered pursuant to this Section 8.2 and which notice will not be effective unless either (i) a duplicate copy of such email notice is sent within one Business Day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (ii) the receiving party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

(i)	if to Parent or Merger Sub, to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President and Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President / Deputy General Counsel: Legal - Transactions / LRL (R&D) / Manufacturing

with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street, Prudential Tower

Boston, MA 02199-3600

Attention: Emily J. Oldshue; Michael D. Beauvais

Email: Emily.Oldshue@ropesgray.com;

Michael.Beauvais@ropesgray.com

(ii)	if to the Company, to:

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, California 92130

Attention: Vice President, Corporate & Legal Affairs

with an additional copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market Plaza, Spear Tower, Suite 3300

San Francisco, California 94105

Attention: Robert T. Ishii; Ross Tanaka

E-mail: rishii@wsgr.com; rtanaka@wsgr.com

with an additional copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

12235 El Camino Real

San Diego, California 92130

Attention: Martin J. Waters; Phillip McGill

Email: mwaters@wsgr.com; pmcgill@wsgr.com

Section 8.4. Certain Definitions. For purposes of this Agreement the term:

“Acquisition Inquiry” means an request for non-public information or other inquiry made for the apparent purpose of evaluating the making of an Acquisition Proposal (other than an inquiry made by Parent or any of its Subsidiaries).

“Acquisition Proposal” means any indication of interest, offer or proposal made or renewed by a Person or Group (other than Parent or Merger Sub) relating to any (a) direct or indirect issuance, exchange, purchase or other acquisition (in each case, whether in a single transaction or a series of related transactions) by any Person or Group, whether from the Company or any other Person(s), of Shares or other Company Securities representing more than twenty percent (20%) of the Shares (on an as-converted basis) or other voting or equity securities of the Company outstanding after giving effect to the consummation of such issuance, exchange, purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than twenty percent (20%) of the Shares (on an as-converted basis) outstanding after giving effect to the consummation of such tender or exchange offer; (b) direct or indirect purchase, exchange, transfer or other acquisition (including by license, partnership, collaboration, distribution, disposition or revenue-sharing arrangement) (in each case, whether in a single transaction or a series of related transactions) by any Person or Group, or Affiliated stockholders of any such Person or Group, of more than twenty percent (20%) of the consolidated total assets (including through the acquisition of stock in its Subsidiaries) of the Company and its Subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (c) merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction (in each case, whether in a single transaction or a series of related transactions) involving the Company or any of its Subsidiaries pursuant to which any Person or Group or Affiliated stockholders of any such Person or Group would hold Shares or other Company Securities representing more than twenty percent (20%) of the Shares (on an as-converted basis) or other Company Securities outstanding after giving effect to the consummation of such transaction.

“Action” means any charge, dispute, cause of action, claim, counterclaim, audit, examination, mediation, action, suit, litigation, arbitration, proceeding, investigation, inquiry or other legal proceeding.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“AI Technology” means deep learning, machine learning, and other artificial intelligence software and other technologies.

“Antitrust and FDI Laws” means (a) the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or non-U.S. Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and (b) any Law regulating foreign investment screening, national security or trade regulation.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings; provided that, in the case of determining a date on which any payment is due hereunder, “Business Day” shall mean any day (other than Saturday or Sunday) on which banks are open in New York, New York.

“Cash and Cash Equivalents” means the Company’s and its Subsidiaries’ cash and cash equivalents which are highly liquid investments with a maturity of three (3) months or less from the date of purchase determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements.

“Change of Board Recommendation” means (a) the withdrawal, qualification or modification (in a manner adverse to Parent or Merger Sub) of the Company Board Recommendation or the public announcement by the Company or the Company Board of any proposal to withdraw, qualify or modify (in a manner adverse to Parent or Merger Sub) the Company Board Recommendation (or any resolution or agreement to take any such action), (b) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of the Shares reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer, (c) the adoption, endorsement, approval or recommendation (or any public proposal with respect to the same) of any Acquisition Proposal (or any resolution or agreement to take such action), (d) the failure to include the Company Board Recommendation in the Proxy Statement when disseminated to the holders of Shares pursuant to the terms herein or (e) the failure by the Company Board or a committee thereof to publicly reaffirm the prongs (i) and (v) of the definition of Company Board Recommendation following receipt by the Company of a publicly announced Acquisition Proposal by three (3) Business Days following receipt of a written request from Parent to provide such public reaffirmation; provided that Parent may deliver no more than two (2) such requests with respect to any single Acquisition Proposal (other than with respect to material amendments, modifications or supplements thereto).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Balance Sheet Date” means September 30, 2025.

“Company Common Stock” means common stock, par value $0.0001 per share, of the Company.

“Company Equity Plan” means each of the 2019 Equity Incentive Plan and the 2021 Equity Incentive Plan of the Company, each as amended and restated.

“Company ESPP” means the 2021 Employee Stock Purchase Plan.

“Company In-Licensed Intellectual Property” means all Intellectual Property that is licensed to the Company or any of its Subsidiaries.

“Company Intellectual Property” means all Owned Intellectual Property, Company In-Licensed Intellectual Property, and all other Intellectual Property used or held for use for the operation of the business of the Company and its Subsidiaries as currently conducted and currently proposed to be conducted.

“Company Material Adverse Effect” means any change, event, condition, development, circumstance, state of facts, effect or occurrence (collectively, an “Effect”) that, alone or taken together, (i) has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents the Company from consummating the Contemplated Transactions on or before the Outside Date; provided that, for purposes of clause (i), none of the following, and no Effect that results from or arises in connection with the following, either alone or in combination, shall be deemed to constitute a Company Material Adverse Effect and none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: any Effect to the extent resulting from or arising in connection with (A) general conditions (or changes therein) in the industries in which the Company and its Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions (or changes therein), including any actual or potential stoppage, shutdown, disputed election, default or similar event or occurrence affecting a national or federal government, or securities, credit, banking, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes), in each case, in the United States, the European Union or elsewhere in the world, (C) any change or prospective change in applicable Law or GAAP (or the authoritative interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including the ongoing conflict between Russia and Ukraine), sabotage, cyber-intrusion or terrorism, or any escalation or worsening of any of the foregoing, (E) any epidemic, pandemic, disease outbreak or other public health-related event (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Bodies), hurricane, tornado, flood, fire, volcano, earthquake or other natural or man-made disaster or any other national or international calamity, crisis or disaster, (F) the failure, in and of itself, of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the date of this Agreement, or changes in the market price or trading volume of the Common Shares or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the announcement, pendency or performance of the Contemplated Transactions, including the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates (it being understood and agreed that this clause (G) will not apply to the representation or warranty contained in Section 3.4), any stockholder Action (direct or derivative) in respect of this Agreement or any of the Contemplated Transactions and any loss of or change in relationship, contractual or otherwise, with any Governmental Body, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other party having business dealings with the Company or any of its Subsidiaries (including the exercise, or prospective exercise, by any party of any rights that arise upon a change of control), or departure of any employees or officers, of the Company or any of its Subsidiaries, (H) the Company’s compliance with the covenants contained in this Agreement (excluding the requirement that the Company and its Subsidiaries operate in the ordinary course of business), (I) any action taken by the Company or any of its Subsidiaries at Parent’s written request or with Parent’s written consent, (J) any matter described in the Company Disclosure Letter, to the extent the effects of such matter were known or reasonably foreseeable by Parent, (K) any Effect that occurs in connection with the Company’s, or any of its Subsidiaries’, their competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, or approval by the FDA or any other Governmental Entity (or other preclinical or clinical or regulatory developments), market entry or threatened market entry of any product competitive with any of the Company’s or any of its Subsidiaries’ products or product candidates or (L) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or payors, or any Governmental Body or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing, relating to any products or product candidates of the Company or any of its Subsidiaries, or any competitors or potential competitors of the Company or any of its Subsidiaries, or the pricing, reimbursement or insurance coverage thereof, except (x) in the case of clause (A), (B), (C), (D) or (E), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect) and (y) in the case of clause (K) or (L), if such Effect results from (1) fraud by the Company or any of its Subsidiaries or (2) the FDA or any similar Governmental Body issuing one or more orders that impose a clinical hold on the investigation of the Products, the result of which would be reasonably likely to result in a termination of, or a delay of 12 months or more in dosing patients in, the Company’s clinical trials (in which case such Effect, to the extent resulting from such fraud or order, may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Plan” means a Plan that the Company or its Subsidiaries sponsors, maintains, contributes to or is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual independent contractor or other individual service provider of the Company or its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any liability, other than any Plans sponsored or maintained by a Governmental Body. For clarity, “Company Plans” includes the “Company Equity Plans” and the “Company ESPP” and the award agreements and related documents evidencing such awards or purchase rights under such Company Equity Plans and the Company ESPP.

“Company Restricted Stock” means Company Common Stock that is subject to restrictions under the applicable award agreement or under the applicable Company Equity Plan.

“Company RSU” means a restricted stock unit granted under a Company Equity Plan or otherwise that is subject solely to time-based vesting.

“Company Stock Option” means an option to purchase Shares granted under a Company Equity Plan or otherwise but excluding an option, purchase right or similar instrument under the Company ESPP.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 2, 2024 by and between Parent and the Company, as amended from time to time.

“Contemplated Transactions” means each of the transactions contemplated by this Agreement, including the Merger.

“Contract” means any written or oral agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

“Copyrights” means all works of authorship (whether or not copyrightable, including all software, whether in source code or object code format, and documentation therefor) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.

“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 5.3(e)(i)(B), Section 5.3(e)(ii)(B) or Section 5.3(e)(iii)(B), which (a) in respect of a Superior Proposal, shall specify the identity of the Person who made such Superior Proposal and the material terms and conditions of such Superior Proposal and attach the most current version of the relevant transaction agreement and (b) in respect of an Intervening Event, shall include a reasonably detailed description of the underlying facts giving rise to such action.

“EMA” means the European Medicines Agency, or any successor agency or authority thereto with comparable responsibilities.

“Environmental Laws” means any Law, relating to (a) the protection, investigation, remediation or restoration of the environment, human health and safety (as it relates to exposure to Hazardous Substances), or natural resources or (b) the manufacture, handling, use, storage, treatment, transport, disposal, marketing, distribution, sale, Release or threatened Release of any Hazardous Substance.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company or its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code or is or was at the relevant time, a member of the same “controlled group” as the Company or its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“FDA” means the United States Food and Drug Administration, or any successor agency or authority thereto with comparable responsibilities.

“FDCA” means the Federal Food, Drug and Cosmetic Act of 1938, as amended (21 U.S.C. §301 et seq.).

“Federal Health Care Program” has the meaning set forth in 42 U.S.C. 1320a-7b(f), including but not limited to Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act (42 U.S.C. 1395 et seq.), any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code, and any other state or federal healthcare program administered by a Governmental Body.

“Finance Leases” means all obligations for finance leases (determined in accordance with GAAP).

“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement.

“Good Clinical Practices” means all applicable then-current Good Clinical Practice requirements and standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials (including all applicable requirements relating to protection of human subjects), including as set forth in applicable Law, such as the FDCA, 21 C.F.R. Parts 11, 50, 54, 56 and 312, Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005/28/EC of 8 April 2005, and the equivalent requirements of other Governmental Bodies, as such obligations are interpreted and enforced by the FDA, EMA and other governmental Bodies and as interpreted under prevailing industry standards, including standards of medical ethics, applicable guidance documents issued by the FDA and any other Governmental Body, including International Council for Harmonisation (“ICH”) Guideline for Good Clinical Practices and the equivalent legal requirements in other applicable jurisdictions, as the same may be amended from time to time.

“Good Laboratory Practices” means all applicable then-current Good Laboratory Practice requirements and standards for conducting nonclinical studies and laboratory activities for drugs as set forth in applicable Laws, including Laws governing the conduct of non-clinical safety studies and which seek to ensure the quality, integrity and reliability of study data, including those as set forth in 21 C.F.R. Part 58 and the equivalent requirements and standards of EMA and other Governmental Bodies in other applicable jurisdictions, as such obligations are interpreted and enforced by the FDA, EMA and other Governmental Bodies, as the same may be amended from time to time.

“Good Manufacturing Practices” means all applicable then-current Good Manufacturing Practices requirements and standards for the methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, or holding of drugs, including as set forth in applicable Law, including the FDCA, 21 C.F.R. Parts 210 and 211 and the equivalent requirements and standards of EMA and other Governmental Bodies, as in effect at the time when any Product is being manufactured for clinical development or commercial use, when any Product is being sold or when any clinical trial regarding a Product is being conducted, provided, and to the extent applicable to such clinical trial, as such obligations are interpreted and enforced by the FDA, EMA and other Governmental Bodies, including as set forth in applicable guidance documents issued by the FDA, and in accordance with applicable, generally accepted industry standards, and the equivalent legal requirements in other applicable jurisdictions, including the quality guidelines promulgated by the ICH, including the ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the policies promulgated thereunder, all as the same may be amended from time to time.

“Governmental Body” means any federal, state, provincial, local, municipal, non-U.S., supranational, national or other governmental or quasi-governmental authority or authority exercising legislative, judicial, regulatory or administrative functions of any of the foregoing, including, any arbitrator or arbitral body (whether public or private), mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, instrumentality, court or other tribunal of any of the foregoing.

“Group” has the meaning as used in Section 13 of the Exchange Act.

“Hazardous Substance” means any element, compound, chemical, waste or other substance that is defined, listed or classified as a contaminant, pollutant or hazardous material (or any other words of similar intent of meaning) under, or otherwise regulated by, any Environmental Laws, including any petroleum product or by-product polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS), and radioactive materials.

“Healthcare Laws” means, any Law applicable to the conduct of Parent’s business or the Company’s or its Subsidiaries’ business, including (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Federal False Claims Act (31 U.S.C. § 3729 et seq.),

Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (b) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder and any other Law pertaining to or governing a governmental health care program, and the regulations promulgated thereunder, (c) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (d) the anti-fraud provisions of HIPAA, (e) the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder, (f) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, (g) the FDCA, (h) applicable regulations issued by the FDA, including, as applicable, those requirements relating to Good Manufacturing Practices, Good Laboratory Practices, Good Clinical Practices, investigational use, pre-market approval and applications to market a new pharmaceutical product, (i) Laws governing the development, conduct, monitoring, patient informed consent, auditing, analysis, use and reporting of clinical trial data, (j) Laws governing data gathering activities relating to the detection and reporting of adverse events (including applicable pharmacovigilance and adverse event regulations of the FDA), (k) all comparable state, local, federal, non-U.S. or other Laws relating to any of the foregoing, (l) any and all other health care Laws and regulations applicable to Parent, Parent’s Subsidiaries or the Company or the Company’s Subsidiaries, or affecting their respective businesses, and (m) any rules, regulations, and legally binding directives, policy statements, or guidance promulgated or issued pursuant to such Laws, as each of the foregoing may be amended from time to time. Healthcare Laws do not include Privacy Laws.

“HIPAA” means collectively: (a) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), including but not limited to its implementing rules and regulations with respect to privacy, security of health information, and transactions and code sets; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) the Omnibus Rule effective March 26, 2013 (78 Fed. Reg. 5566), and other implementing rules regulations at 45 CFR Parts 160 and 164 and related binding guidance from the United States Department of Health and Human Services and (d) any federal, state and local laws regulating the privacy or security of individually identifiable information, in each case, as the same may be amended, modified or supplemented from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. Part 312 (as amended from time to time) with respect to the Products, or any similar application or filing submitted to any other Governmental Body, and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person with respect to deposits or advances of any kind or for the deferred purchase price of the acquisition of a business or any property or services, including earn-out obligations (other than trade payables or accounts payable and other accruals incurred in the ordinary course of business, consistent with applicable Contracts); (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, performance bond, surety or similar credit transaction; (d) all obligations of such Person under Finance Leases; (e) guarantees with respect to any indebtedness of any other Person; (f) all indebtedness of others secured by any Liens or other claim on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptance (to the extent drawn); (h) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (i) any swaps, forward contracts, currency or other derivative or hedging arrangements of such Person; and (j) any declared but unpaid dividends, or other distributions or loans payable by such Person to its equityholders or Affiliates.

“Intellectual Property” means all rights, title and interests in and to, or arising out of or associated with intellectual property or other proprietary rights, in each case, whether protected, created or arising under the Laws of the United States or any other jurisdiction worldwide and whether registered or unregistered, including all rights in and to, arising out of, or associated therewith, including: (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights; (e) Internet domain names and social media accounts and handles; and (f) data, including data in databases and data collections (including clinical trial data, knowledge databases, customer lists and customer databases). Intellectual Property does not include Personal Information.

“Intervening Event” means an Effect that is material to the Company that was not known or reasonably foreseeable to the Company Board or any committee thereof on the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable to the Company Board or any committee thereof as of the date of this Agreement), which Effect or any consequence thereof, becomes known to the Company Board or any committee thereof prior to the Effective Time; provided, however, that in no event will any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event; provided, further, that in no event shall any of the following constitute or contribute to an Intervening Event: (i) changes in the financial or securities markets or general economic or political conditions in the United States, (ii) changes (including changes of applicable Law) or conditions generally affecting the industry in which the Company and its Subsidiaries, taken as a whole, operate, or (iii) the Company’s meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period.

“Investment Securities” means the Company’s and its Subsidiaries’ investment securities, including available for sale marketable debt securities, determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements.

“IP Contracts” means all: (a) Contracts pursuant to which any Person grants to the Company or any of its Subsidiaries any license, sublicense, consent, waiver, covenant not to sue or other right with respect to any Intellectual Property of the Company and its Subsidiaries as of the date of this Agreement, including all Company In-Licensed Intellectual Property (but excluding non-exclusive licenses for Off-the-Shelf Software); (b) Contracts pursuant to which the Company or any of its Subsidiaries grants any Person any license, sublicense, consent, waiver or covenant not to sue with respect to any Intellectual Property of the Company and its Subsidiaries as of the date of this Agreement; (c) co-existence agreements and settlement agreements relating to any Owned Intellectual Property or Company In-Licensed Intellectual Property; (d) Contracts that provide for the invention, creation, conception or development of any Intellectual Property (i) by the Company or any of its Subsidiaries for any Person or (ii) by any other Person for the Company or any of its Subsidiaries (excluding consulting agreements or employee agreements that contain assignments of Intellectual Property to the Company or any of its Subsidiaries substantially on a written form made available to Parent prior to the Closing); (e) Contracts that provide for the assignment or other transfer of any Intellectual Property (i) to the Company or any of its Subsidiaries by any Person (excluding consulting agreements or employee agreements that contain assignments of Intellectual Property to the Company or any of its Subsidiaries substantially on a written form made available to Parent prior to the Closing) or (ii) by the Company or any of its Subsidiaries to any Person; and (f) Contracts pursuant to which the Company or any of its Subsidiaries is restricted in any material respect from using or practicing any Intellectual Property as of the date of this Agreement (excluding customary confidentiality obligations); excluding, in each case ((a),(b), (d), (e) and (f)), Routine Services Contracts entered into in the ordinary course of business.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” of (i) the Company means the actual knowledge, after reasonable inquiry, of the individuals listed in Section 8.4(a) of the Company Disclosure Letter, and of (ii) Parent means the actual knowledge, after reasonable inquiry, of Parent’s executive officers.

“Law” means any applicable non-U.S. or U.S. federal, state or local law (including common law), treaty, act, statute, legislation, code, edict, order, ordinance, Permit, rule, regulation, judgment, injunction, decree, proclamation, directive, pronouncement, writ, constitution, treaty, convention, ruling, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body, and, for the sake of clarity, includes, but is not limited to, Healthcare Laws and Environmental Laws.

“Liability” means, with respect to any Person, any debt, liability, claim, demand, expense, commitment or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, primary or secondary, matured or unmatured, billed or unbilled, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.

“MAA” means any new drug application or other similar marketing authorization application, in each case, filed with the applicable Governmental Body in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical product in such country or jurisdiction (and any amendments thereto), including all NDAs submitted to the FDA in the United States in accordance with the FDCA with respect to a biologic or pharmaceutical product or any analogous application or submission with any Governmental Body outside of the United States including any EMA marketing authorization application.

“NDA” means a new drug application for a drug submitted to the FDA pursuant to 21 C.F.R. Part 314 (as amended from time to time), and all amendments or supplements thereto, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market such drug in the United States, and any equivalent application submitted to any other Governmental Body.

“Notice Period” means the period beginning at 5:00 p.m. New York City Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. New York City Time) and ending on the fourth (4th) Business Day thereafter at 5:00 p.m. New York City Time; provided that, with respect to any change in the financial terms or any material terms of any Superior Proposal, the Notice Period will extend until 5:00 p.m. New York City Time on the second (2nd) Business Day after delivery of such revised Determination Notice (even if such revised Determination Notice is delivered after 5:00 p.m. New York City Time).

“Off-the-Shelf Software” means software, other than open source software, obtained from a third party (a) on general, non-negotiated, commercial terms and that continues to be widely available on such commercial terms, (b) that is not distributed with or incorporated in any product or services of the Company or any of its Subsidiaries, (c) that is used for business infrastructure or other internal purposes and (d) was licensed for fixed payments of less than $1,000,000 in the aggregate or annual payments of less than $500,000 per year.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or any of its Subsidiaries.

“Parent Material Adverse Effect” means any Effect that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions.

“Patents” means all patents, issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, provisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions and renewals thereof.

“Permits” means all approvals, authorizations, certificates, registrations, exemptions, consents, licenses, orders, permits, waivers, and other similar authorizations of all Governmental Bodies and all other Persons.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves are established in the financial statements in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are not delinquent, that are not, individually or in the aggregate, significant, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the leased Company Real Property which are not materially violated by the current use and operation of the leased Company Real Property, (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the leased Company Real Property that do not materially impair the occupancy, marketability or use of such leased real property for the purposes for which it is currently used or proposed to be used in connection with the Company’s or its Subsidiaries’ business, (e) Liens arising under workers’ compensation, unemployment insurance and social security, (f) purchase money liens for personal property and liens securing rental payments under Finance Leases for personal property, (g) any non-exclusive license granted in the ordinary course of business and (h) those matters identified in the Permitted Liens set forth in Section 8.4(b) of the Company Disclosure Letter, as applicable.

“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.

“Personal Information” means data and information that constitutes “personal data,” “personal information,” “personally identifiable information,” “bulk U.S. sensitive personal data” (as defined in the DSP) or an equivalent term under applicable Privacy Laws or Privacy Requirements.

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, policy, program, arrangement, contract or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not, and covering one or more natural Persons, including any stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, other equity or equity-based, phantom equity, severance, separation, termination, retention, employment, offer letter, consulting, change in control, bonus, incentive, deferred compensation, pension, profit sharing, retirement, supplemental retirement, employee loan, hospital, medical, health, welfare, 401(k), dental, vision, workers’ compensation, disability, life insurance, death benefit, vacation, paid time off, leave of absence, employee assistance, tuition assistance, tax gross up or reimbursement or other fringe benefit plan, policy, program, arrangement or agreement.

“Privacy Laws” means all applicable foreign or domestic U.S. Laws relating to information and cyber security, and the receipt, collection, compilation, use, storage, Processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information including, HIPAA, the General Data Protection Regulation (EU) 2016/679 (“GDPR”), the UK Data

Protection Act 2018, the UK Data (Use and Access) Act 2025 and the GDPR as it forms part of the Laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, Directive (EU) 2022/2555, Regulation (EU) 2024/1689, (in each case including as implemented in local law), comprehensive U.S. state privacy Laws, U.S. state data breach notification Laws, U.S. state social security number protection Laws, U.S. consumer protection Laws, HIPAA, the Federal Trade Commission Act of 1914, as amended, General Data Protection Regulation and other international data protection Laws, the Telephone Consumer Protection Act and state analogues, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, the Fair Credit Reporting Act, 15 U.S.C. § 1681, and the U.S. Department of Justice Final Rule entitled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 28 C.F.R. Part 202 (the “DSP”).

“Process”, “Processed” or “Processing” means any operation or set of operations which is or are performed on Personal Information, whether or not by automatic means, such as the use, collection, access, acquisition, creation, derivation, processing, storage, maintenance, recording, organization, adaption, alteration, correction, transfer, transmission, retrieval, consultation, disclosure, making available, alignment, retention, dissemination, blocking, deletion, erasure, destruction, or combination of such Personal Information.

“Product” any other product that constitutes, incorporates or includes (a) the product candidates referred to as VTX2735, VTX3232, tamuzimod (formerly VTX002), VTX958, VTX3936, and VTX3940, (b) any other product or product candidates researched, developed, tested, labeled, manufactured, stored, imported, exported, marketed or distributed by or on behalf of the Company or its Subsidiaries and (c) any derivative or back-up compound of such product or product candidates described in sub-clauses (a) or (b).

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, migration, or other movement or presence in, into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or at or from any property.

“Representative” means the officers, directors, managers, members, employees, accountants, consultants, legal counsel, financial advisors and agents and other agents and representatives of a party.

“Required Jurisdiction” means each of the jurisdictions set forth on Annex III.

“Restricted Person” means a Person: (a) listed on any Sanctions Laws or Ex-Im Laws-related list of designated Persons maintained by an applicable Governmental Body, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Foreign Sanctions Evaders List, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s Entity, Denied Persons, or Unverified Lists, the U.S. Department of State’s Nonproliferation Sanctions Lists or Debarred List, the EU Consolidated List, the UN Security Council Consolidated List, or His Majesty’s Treasury’s Consolidated List of Financial Targets, (b) located, organized, or ordinarily resident in, or a national of, or the government, or any agency or instrumentality of the government of, a Sanctioned Country, or (c) fifty percent (50%) or greater owned by controlled (as defined under applicable Law) by, or otherwise acting for or on behalf of one or more Persons described in clauses (a)-(b) above.

“Routine Services Contracts” means (a) materials transfer agreements, manufacturing services agreements, clinical contract services agreements, clinical scale agreements, master services agreements, clinical trial agreements, contract research agreements or other ordinary course services agreements, in each case (i), that grant non-exclusive rights to use (A) Company Intellectual Property solely to conduct research, manufacturing, clinical trial activities, or other services within the scope of the applicable agreement or (B) any physical materials, results, output, data or work product resulting from the manufacturing, clinical trial activities, or other services within the scope of the applicable agreement for the applicable Third Parties internal business use and, in each case of (A) and (B), that do not otherwise involve a grant of rights to use any Company Intellectual Property for the research, supply, manufacturing, development or commercialization of a Product, (ii) that grant to the Company or its Subsidiaries non-exclusive rights to use Intellectual Property of any Person solely to use or otherwise exploit any physical materials, results, output, data or work product resulting from the manufacturing, clinical trial activities, or other services within the scope of the applicable agreement, including such clinical trial agreements, clinical site agreements, or other ordinary course agreements related to conducting clinical trials, in each case, that are related to programs (or individual indications therein) of the Company or its Subsidiaries that are abandoned or otherwise inactive, with no intention to continue such program (or such individual indications therein) as of the Closing Date (the agreements in clause (ii), the “Inactive Clinical Trial Agreements”), or (iii) that assign or otherwise transfer rights in results, output, data or work product resulting from the manufacturing, clinical trial activities, or other services within the scope of the applicable agreement to the Company or any of its Subsidiaries without a Third Party retaining any rights to such results, output, data or work product other than as set forth in the foregoing or (b) Contracts pursuant to which the Company or any of its Subsidiaries is granted non-exclusive rights to use the Company Systems or any research tools and that do not otherwise involve any assignment, transfer or grant of rights with respect to any Company Intellectual Property (except, with respect to research tools, non-exclusive licenses to use modified versions of the research tools granted back to the provider of such research tools).

“Sales Agent” means Jefferies LLC, as sales agent and/or principal under the Sales Agreement.

“Sales Agreement” means that certain Open Market Sales AgreementSM, dated December 20, 2022, by and between the Company and Sales Agent.

“Sanctioned Country” means a country or territory, or the government thereof, which is currently or has in the last five (5) years been the subject or target of any country or territory-wide Sanctions Laws, including at the time of this Agreement, Cuba, the Crimea region and so-called Donetsk and Luhansk People’s Republics of Ukraine, Iran, North Korea, and prior to July 1, 2025, Syria.

“Sanctions Laws” means any U.S. or non-U.S. Laws related to economic or trade sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom.

“Series A Certificate of Designations” means the Certificate of Designations of Preferences, Rights and Limitation of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, trust, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, trust, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, trust, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, trust, limited liability company or other business entity.

“Superior Proposal” means any written bona fide (as reasonably determined by the Company Board in good faith) Acquisition Proposal received after the date of this Agreement that did not, directly or indirectly, result from a material breach of Section 5.3(a) (except that (x) the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)” and (y) a non-exclusive license or other non-exclusive rights with respect to an asset shall not be deemed a purchase, exchange, transfer or other acquisition of such asset) that the Company Board or a committee thereof has determined in good faith, after consultation with outside counsel and its independent financial advisor, is superior to the Acquisition Proposal reflected in this Agreement, and is reasonably likely to be consummated in accordance with its terms, taking into account all of the terms and conditions (including all of the financial, regulatory, financing, conditionality, legal and other terms, as well as certainty of closing) and all other aspects of such Acquisition Proposal (including any changes to the terms of this Agreement irrevocably committed to by Parent during the Notice Period).

“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. (including any subdivision thereof) income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, capital stock, capital gains, inventory, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, workers compensation, tariff, escheat or unclaimed property, real property, personal property, sales, use, transfer, registration, value-added, activity, ad valorem, goods and services, net worth, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar or analogous to) taxes whatsoever, however denominated, including any interest, penalty, additional amount, or addition thereto, whether disputed or not.

“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or attachments thereto and any amendments thereof) filed or required to be filed with any Governmental Body in connection with the administration, determination, assessment or collection of any Tax.

“Trade Secrets” means any and all proprietary or confidential information, including trade secrets, know-how, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto, formulation, clinical, analytical and stability information and data, inventions (including conceptions or reductions to practice), invention and technical reports, pricing information, research and development information, technology, techniques, procedures, processes, compositions, formulae, methods, formulations, discoveries, specifications, designs, drawings, algorithms, plans, improvements, models, techniques and methodologies. Trade Secrets do not include Personal Information.

“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby.

“Training Data” means training data, validation data, and test data or databases that is used to train or improve, or that is otherwise used in or with, AI Technologies.

“Transfer Taxes” means sales, transfer, stamp, stock transfer, documentary, registration, value added, use, real property transfer and any similar Taxes and fees.

Section 8.5. Terms Defined Elsewhere. For purposes of this Agreement each of the following terms (capitalized below) when used in this Agreement will have the meaning ascribed to such term in the Section set forth opposite such term:

401(k) Plan	Section 5.5(c)
Affiliate Transaction	Section 3.24
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(d)

Book-Entry Share	Section 2.4(b)
Certificate	Section 2.4(b)
Certificate of Merger	Section 1.2
Closing	Section 1.2
Closing Date	Section 1.2
Common Shares	Recitals
Common Share Merger Consideration	Section 2.1(a)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	Article III
Company In-Licensed Registered Intellectual Property	Section 3.13(a)
Company Litigation	Section 5.10
Company Material Contract	Section 3.12(a)
Company Organizational Documents	Section 3.1(c)
Company Real Property	Section 3.10(b)
Company Registered Intellectual Property	Section 3.13(a)
Company SEC Documents	Section 3.6(a)
Company Securities	Section 3.3(g)
Company Stockholder Approval	Section 5.4(b)
Company Stockholder Meeting	Section 3.2
Company Systems	Section 3.13(k)
Continuation Period	Section 5.5(a)
Current Employees	Section 5.5(a)
DGCL	Recitals
Dissenting Shares	Section 2.3(a)
Effective Time	Section 1.2
Equity Award	Section 3.3(c)
ERISA	Section 3.16(d)
Exchange Act	Section 2.4(d)
Excluded Benefits	Section 5.5(a)
FCPA	Section 3.19(l)
FTC	Section 6.1(b)
Indemnified Party	Section 5.6(b)
Intentional Breach	Section 7.5(a)
Labor Agreements	Section 3.12(a)(ii)
Measurement Date	Section 3.3(a)
Merger	Recitals
Merger Consideration	Section 2.1(b)
Merger Sub	Preamble
Nasdaq	Section 3.5
Non-U.S. Plan	Section 3.16(j)
Maximum Amount	Section 5.6(c)
Merger Consideration	Recitals
OECD Convention	Section 3.19(l)
Outside Date	Section 7.2(b)
Parent	Preamble
Paying Agent	Section 2.4(a)
Pre-Closing Period	Section 5.1(a)
Preferred Shares	Recitals
Preferred Share Merger Consideration	Section 2.1(b)

Privacy Requirements	Section 3.19(o)
Prohibited Payment	Section 3.19(l)
Proxy Statement	Section 5.4(a)
Purchase Orders	Section 3.12(a)(x)
Registered Intellectual Property	Section 3.13(a)
Regulatory Authorizations	Section 3.19(a)
Sarbanes-Oxley	Section 3.9(d)
SEC	Section 3.6(a)
SEC Clearance Date	Section 3.2
Security Incident	Section 3.19(p)
Securities Act	Section 3.6(a)
Shares	Recitals
Specified Agreements	Section 7.3(b)
Support Agreements	Recitals
Surviving Corporation	Section 1.1
Treasury Regulations	Section 2.6
UK Bribery Act	Section 3.3(i)
WARN	Section 3.18(b)

Section 8.6. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule, Law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.

Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment without such consent shall be void; provided that (a) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement; and (b) Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of its direct or indirect wholly-owned Subsidiaries, but no such assignment shall relieve Parent of any of its obligations under this Agreement; provided, that any such assignment pursuant to the foregoing clause (a) or clause (b) shall not materially impede or delay the consummation of the Contemplated Transactions or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.

Section 8.8. Entire Agreement; Third-Party Beneficiaries. This Agreement (together with the Company Disclosure Letter and the exhibits, annexes, and instruments referred to herein) and the Support Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remains in full force and effect until the expiration thereunder; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force or effect. Except for (a) the rights of the holders of Shares to receive the Merger Consideration, the holders of Company Stock Options and Company RSUs to receive the consideration described in Section 2.2, (b) the right of the Company, on behalf of the holders of Shares and the holders of Company Stock Options and Company RSUs (each of which are third party beneficiaries hereunder only to the extent required for this clause (b) to be enforceable), to pursue specific performance as set forth in Section 8.17 or, if specific performance is not sought or granted as a remedy, damages (which damages the parties agree may, if ordered by a court of competent jurisdiction, be based upon a decrease in share value or lost premium) in the event of Parent’s or Merger Sub’s breach of this Agreement, and (c) as provided in Section 5.6 (which is intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 8.9. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.11. Counterparts. This Agreement may be executed and delivered (including by executed signatures in electronic format (including “pdf”) and other electronic signatures (including, Docusign and AdobeSign) in each case transmitted by email) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 8.12. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time.

Section 8.13. Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement, the Merger, or the Contemplated Transactions, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement, the Merger, or the Contemplated Transactions in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.14. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.13(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 8.15. Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 8.16. Cooperation. Except from and after a Change of Board Recommendation, or as any such actions may be limited by the express terms hereof, the parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other parties to evidence or effect the Contemplated Transactions and to carry out the intent and purposes of this Agreement (including providing Parent with information reasonably requested to support calculations under Section 280G of the Code).

Section 8.17. Specific Performance.

(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 8.17(a) and subject to the limitations set forth in Section 7.5(b), each party may pursue any other remedy available to it at law or in equity, including monetary damages.

Section 8.18. Interpretation. When reference is made in this Agreement to an Article, Section, Exhibit, Annex or schedule of the Company Disclosure Letter, such reference will refer to Articles and Sections of, Exhibits to, Annexes to this Agreement and schedules of the Company Disclosure Letter, as applicable, unless otherwise indicated. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “made available” and words of similar import refer to documents posted to the virtual data room hosted by Datasite titled “Project Apollo (Inhibition),” or otherwise delivered via e-mail by or on behalf of the Company to Parent or Merger Sub, in each case, at least two (2) Business Days prior to the execution hereof. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELI LILLY AND COMPANY

By:	/s/ Kenneth Custer
Name:	Kenneth Custer
Title:	Executive Vice President & President, Lilly Cardiometabolic Health

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RYLS MERGER CORPORATION

By:	/s/ Jonathan R. Haug
Name:	Jonathan R. Haug
Title:	President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VENTYX BIOSCIENCES, INC.

By:	/s/ Raju Mohan, PhD
Name:	Raju Mohan, PhD
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex I

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

Second Amended and Restated Certificate of Incorporation of Ventyx Biosciences, Inc.

1. The name of this corporation is Ventyx Biosciences, Inc. (the “Corporation”).

2. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

3. The business address of the Corporation is Eli Lilly and Company Global Headquarters, Lilly Corporate Center, Indianapolis, Indiana 46285.

4. The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”), as from time to time amended.

5. The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock, $0.0001 par value per share (the “Common Stock”). Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation (the “Board”) shall determine and on such terms and for such consideration as shall be fixed by the Board. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote.

6. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

7. Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given in accordance with DGCL Section 228.

8. In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time the bylaws of the Corporation (the “Bylaws”) by a majority vote at any regular or special meeting or by written consent, subject to the power of the stockholders to alter, amend and repeal Bylaws made by the Board.

9. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

10. Subject to any provisions in the Bylaws related to indemnification of directors of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

11. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board. The Corporation shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

12. Neither any amendment nor repeal of Section 9, Section 10, Section 11, or Section 12, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation or the Bylaws inconsistent with Section 9, Section 10, Section 11, or Section 12, shall eliminate or reduce the effect of Section 9, Section 10, Section 11, or Section 12 in respect of any matter occurring, or any Proceeding accruing or arising or that, but for Section 9, Section 10, Section 11, or Section 12, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

13. Subject to Section 12, the Board reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[The remainder of this page is intentionally left blank.]

Annex II

BYLAWS OF THE SURVIVING CORPORATION

SECOND AMENDED AND RESTATED BYLAWS

OF

VENTYX BIOSCIENCES, INC.

(a Delaware corporation)

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders of Ventyx Biosciences, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) shall determine.

Section 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

Section 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

Section 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 5. Quorum. Except as otherwise provided by law or the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

Section 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice Chairman, if any, or if none or in the Vice Chairman’s absence, the President, if any, or if none or in the President’s absence a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

Section 7. Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Second Amended and Restated Bylaws (“Bylaws”). At all elections of directors the voting may be, but need not be, by ballot and a plurality of the votes cast there shall elect such directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c) Where a separate vote is to be taken by a class or classes, the presence in person or by proxy of a majority of the holders of record of such class or classes shall constitute a quorum and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

Section 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

Section 2. Qualification; Number; Term; Compensation.

(a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be fixed initially by the incorporator and thereafter by the Board of Directors and shall be at least one, or such larger number as may be fixed initially by the incorporator and thereafter from time to time by the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

Section 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine by resolution. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or by a majority of directors then in office. Notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.

Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 8 shall constitute presence at such meeting.

Section 9. Organization. The Chairman of the Board of Directors, if there be one, or if none or in the Chairman’s absence or inability to act the Vice Chairman, if any, or if none or in the Vice Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice President who is a member of the Board of Directors, or in such Vice President’s absence or inability to act, a chairman chosen by the directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

Section 10. Resignation; Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

Section 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

Section 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

Section 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

Section 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

Section 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

Section 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person. The Chairman of the Board of Directors, if one is appointed, shall, if present, preside at all meetings of the stockholders.

Section 2. Term of Office and Remuneration. All officers shall hold office until their successors are elected and qualified. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

Section 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

Section 4. President. The President shall, subject to control of the Board of Directors, have direction and control of the business and officers of the Corporation, shall have the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The President may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

Section 5. Vice President. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors.

Section 6. Treasurer. The Treasurer (if any) shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors.

Section 7. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors.

Section 8. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

BOOKS AND RECORDS

Section 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these Bylaws and by such officer or agent as shall be designated by the Board of Directors.

Section 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

Section 3. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

CERTIFICATES REPRESENTING STOCK

Section 1. Certificates; Signatures. Unless, to the extent permitted by applicable law, the Board of Directors has resolved that any series or class of shares of capital stock of the Corporation shall be uncertificated, upon request every holder of shares shall be entitled to have a certificate, signed by or in the name of the Corporation by any two officers of the Corporation, representing the number of shares registered in such holder’s name. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

Section 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

Section 4. Rules and Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

Section 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation legally available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The Corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

Section 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer or otherwise authorized by the Board of Directors, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so authorized.

Section 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments (including powers of attorney), and such authority may be general or confined to specific instances.

Section 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

Section 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers in Third Party Proceedings.Subject to the other provisions of this Article XIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Indemnification Of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article XIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Successful Defense. To the extent that a present or former director or officer (for purposes of this Section 3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Corporation may indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2, or in defense of any claim, issue or matter therein.

Section 4. Indemnification of Others. Subject to the other provisions of this Article XIII, the Corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

Section 5. Advanced Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article XIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 6(b) or Section 6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Section 6. Limitation on Indemnification.

Subject to the requirements in Section 8.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article XIII in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 7 or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

Section 7. Determination; Claim. If a claim for indemnification or advancement of expenses under this Article XIII is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article XIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 8. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 10. Survival. The rights to indemnification and advancement of expenses conferred by this Article XIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a Bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 12. Certain Definitions. For the purpose of this Article XIII, references to the “Corporation” shall include, in addition to the resulting entity, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article XIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XIII.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have the power to adopt, amend or repeal these Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

Annex III

REQUIRED JURISDICTIONS

1.	None.

Annex B

January 6, 2026

The Board of Directors

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, CA 92130

The Board of Directors:

We understand that Ventyx Biosciences, Inc., a Delaware corporation (“Ventyx”), Eli Lilly and Company, an Indiana corporation (“Parent”), and RYLS Merger Corporation, a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”). As more fully described in the Merger Agreement, among other things, Merger Sub will merge with and into Ventyx (the “Merger”), with Ventyx surviving the Merger, pursuant to which each outstanding share of the common stock, par value $0.0001 per share, of Ventyx (the “Ventyx Common Stock”), other than (i) shares of Ventyx Common Stock owned by Parent, Merger Sub or Ventyx (as treasury stock or otherwise), or their respective affiliates, and (ii) shares of Ventyx Common Stock outstanding immediately prior to the effective time of the Merger held by holders or beneficial owners who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such shares of Ventyx Common Stock (such shares referred to in clauses (i) and (ii), “Excluded Shares”), will be converted into the right to receive $14.00 in cash, without interest (the “Common Stock Consideration”), and all outstanding shares of Series A non-voting convertible preferred stock, par value $0.0001 per share, of Ventyx (“Ventyx Preferred Stock”) also will be converted in the Merger as specified in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Common Stock Consideration to be received in the Merger by holders of Ventyx Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft, provided to us on January 5, 2026 of the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about Ventyx;

(iii)

reviewed certain information furnished to us and approved for our use by Ventyx’s management, including risk-adjusted financial forecasts and estimates relating to the business, operations and prospects of Ventyx;

(iv)	held discussions with members of senior management of Ventyx concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history for Ventyx Common Stock; and

(vi)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by Ventyx or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on the assurances of the management and other representatives of Ventyx that they are not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we have not made and did not obtain any independent evaluation or appraisal of any of the assets

The Board of Directors

Ventyx Biosciences, Inc.

January 6, 2026

or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of Ventyx or any other entity, and we have not been furnished with and assume no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. We have not evaluated and do not express any opinion as to the solvency or fair value of Ventyx or any other entity, or the impact of the Merger thereon, under any laws relating to bankruptcy, insolvency or similar matters. Our analyses and opinion also do not consider any actual or potential arbitration, litigation, claims, audits or possible unasserted claims, investigations or other proceedings involving or affecting Ventyx or any other entity.

With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. Ventyx has advised us, however, and we have assumed, that the financial forecasts and estimates relating to Ventyx that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Ventyx as to, and are an appropriate basis upon which to evaluate, the future financial performance of Ventyx and the other matters covered thereby. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based.

We have relied upon the assessments of the management of Ventyx as to, among other things, (i) the potential impact on Ventyx of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the biopharmaceutical industry, including with respect to the pricing of and third-party coverage and reimbursement for pharmaceutical products, (ii) matters relating to the products and product candidates of Ventyx, the potential use and indications for such products and product candidates, related technology and intellectual property and regulatory approval processes and risks, including with respect to the probability and timing for the development, clinical testing, manufacturing and commercialization of such products and product candidates and related use and indications, and the validity and duration of licenses and patents, and (iii) Ventyx’s existing and future agreements and arrangements involving, and ability to attract, retain and/or replace, key employees and consultants, customers, suppliers and other commercial and collaboration relationships. We have assumed that there will not be any developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated, and the information made available to us, as of the date hereof. Events occurring after the date hereon may affect this opinion and the assumptions upon which such opinion is based and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, and the industry in which Ventyx operates, have experienced and may continue to experience volatility and disruptions and we express no view or opinion as to any potential effects of such volatility or disruptions on Ventyx or the Merger.

We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Ventyx or the Merger, and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to Ventyx and its Board of Directors (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Ventyx or the Merger and advice as to the legal, regulatory, accounting and tax consequences to Ventyx or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement. In addition, in preparing this opinion, we have not taken into account, for purposes of our analyses and opinion, any tax consequences of the Merger to any securityholder. We have assumed that the Merger will be consummated in

The Board of Directors

Ventyx Biosciences, Inc.

January 6, 2026

accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements. We also have assumed that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Ventyx, Parent or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We further have assumed that the final form of the Merger Agreement will be substantially similar to the last draft of the Merger Agreement reviewed by us in all respects meaningful to our analyses and opinion.

Our opinion does not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Ventyx, nor does it address the underlying business decision by Ventyx to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any support agreement or other agreements, instruments, arrangements or understandings entered into, terminated or amended in connection with, or contemplated by or resulting from, the Merger. Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Common Stock Consideration to be received by holders of Ventyx Common Stock (other than Excluded Shares), without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Ventyx held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Ventyx (including holders of Ventyx Preferred Stock) or otherwise. In addition, we have not been asked to, and our opinion does not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities (including Ventyx Preferred Stock), creditors or other constituencies of Ventyx or any other party. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Common Stock Consideration or otherwise. We express no opinion as to the prices at which shares of Ventyx Common Stock or other securities of Ventyx may trade or otherwise be transferable at any time. The issuance of our opinion has been authorized by the Fairness Opinion Committee of Jefferies LLC.

It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Common Stock Consideration from a financial point of view. Our opinion does not constitute a recommendation as to how the Board or any securityholder should vote or act with respect to the Merger or any other matter.

We have been engaged to act as a financial advisor to Ventyx in connection with the Merger and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and a significant portion is payable contingent upon consummation of the Merger. In addition, Ventyx has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

As the Board is aware, during the approximate past two years, we have not provided investment banking services to Parent. As the Board also is aware, we and/or our affiliates in the past have provided, and currently provide, investment banking services to Ventyx, for which services we have received and expect to receive compensation, including, during the approximate two-year period prior to the date hereof, having acted or acting as (i) sole agent for sales of Ventyx Common Stock under an at-the-market equity program of Ventyx and (ii) joint bookrunner for a private placement of Ventyx Common Stock. In the ordinary course of our business, we and our affiliates trade or hold securities or financial instruments (including loans and other obligations) of Ventyx,

The Board of Directors

Ventyx Biosciences, Inc.

January 6, 2026

Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments. In addition, we may seek, in the future, to provide financial advisory and financing services to Ventyx, Parent and/or their respective affiliates, for which we would expect to receive compensation.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Common Stock Consideration to be received in the Merger by holders of Ventyx Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

JEFFERIES LLC

Annex C

January 6, 2026

Board of Directors

Ventyx Biosciences, Inc.

12790 El Camino Real, Suite 200

San Diego, CA 92130

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (“Company Common Stock”), of Ventyx Biosciences, Inc. (the “Company”) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among Eli Lilly and Company ( “Parent”), RYLS Merger Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. As more fully described in the Agreement, Merger Sub will be merged with and into the Company (the “Transaction”) and each issued and outstanding share of Company Common Stock, other than (i) shares held in the treasury of the Company or owned by the Company or owned by Parent or Merger Sub, or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, immediately prior to the effective time of the Transaction and (ii) Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $14.00 in cash (the “Consideration”), without interest. The terms of the Transaction are more fully set forth in the Agreement.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company (which incorporated such management’s estimates of probabilities of success applicable to the Company’s products); (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) reviewed estimates prepared and provided to us by the management of the Company as to the Company’s projected utilization on a standalone basis of net operating losses to achieve future tax savings; (v) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iv) of this paragraph, as well as the business and prospects of the Company generally; (vi) reviewed the reported prices and trading activity for the Company Common Stock; (vii) considered the results of discussions, as summarized to us by representatives of the Company, that the Company has had with third parties regarding potential transactions involving all or a portion of the Company; (viii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed appropriate; (ix) reviewed the financial terms of certain other transactions that we deemed appropriate; (x) reviewed an execution version of the Agreement furnished to us on January 6, 2026; and (xi) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). With your consent, we have relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With your consent, we

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Moelis & Company LLC doing business as Moelis

have also relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company and the other matters addressed thereby. Management of the Company has advised us that the financial forecasts for the Company reflect the financial terms of a partnership or similar arrangement that the Company would pursue in the absence of a Transaction, and we have relied upon, without independent verification, the assessment of such management regarding (i) the Company’s ability to enter into such an arrangement and (ii) the financial terms thereof as described to us. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. We express no opinion regarding the treatment of shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company pursuant to the Agreement or as to the allocation of the aggregate consideration payable in the Transaction among the holders of Company Common Stock and the Series A Preferred Stock. In addition, we note that, pursuant to the Agreement, shares of Company Common Stock held in the treasury of the Company or owned by the Company or owned by Parent or Merger Sub, or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, immediately prior to the effective time of the Transaction and Dissenting Shares will not be converted into the right to receive the Consideration, and we express no opinion with respect to the treatment of such shares or as to the fairness of the Consideration to the holders thereof. We have not considered, and we do not express any opinion as to, the terms of any voting or support agreement entered into in connection with the Transaction or any other agreements entered into or amended in connection with the Transaction or any of the transactions contemplated thereby.

In rendering this opinion, we have assumed that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms thereof. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis. We have not been authorized to solicit and have not solicited indications of interest in a possible transaction with the Company from any party. We also have not been requested to, and have not, participated in the structuring or negotiation of the Transaction.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We also became entitled to a fee upon having substantially completed our work in connection with the delivery of this opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Parent. In the two years prior to the date hereof, we have provided investment banking or other services to the Company, including investment banking services to the Company in connection with the Transaction, but we have not to date received fees for such services. In the two years prior to the date hereof, we have not provided investment banking or other services to Parent. In the future we may provide investment banking and other services for the Company and/or Parent and/or its related entities, for which we would expect to receive compensation for such services.

This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders.

Very truly yours,

MOELIS & COMPANY LLC

Annex D

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of January 7, 2026, is by and among Eli Lilly and Company, an Indiana corporation (“Parent”) and the undersigned stockholder (“Stockholder”).

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.0001 per share (“Common Shares”), of the Company (as defined below) set forth on Schedule A (all such shares set forth on Schedule A, together with any Common Shares or any other voting securities of the Company that are hereafter issued to, or otherwise acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act), by Stockholder prior to the termination of this Agreement, are being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, RYLS Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and Ventyx Biosciences, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder, and as an inducement and in consideration therefor, Stockholder (solely in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

1.1 Agreement to Vote. Subject to the terms of this Agreement, Stockholder hereby irrevocably and unconditionally agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is terminated in accordance with Section 5.2 (the “Support Period”), at the Company Stockholder Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the Company’s stockholders and in any other circumstance upon which a vote, consent or approval of all or some of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in subsections (a) through (d) of this Section 1.1 is to be considered, Stockholder shall (solely in its capacity as a stockholder of the Company) (i) appear at each such meeting or cause its representative(s) to appear at such meeting or otherwise cause the Subject Shares outstanding as of the record date for determining stockholders entitled to vote at such meeting to be counted as present thereat for purposes of determining whether a quorum is present and respond to each request by the Company for written consent, if any, of any shares entitled to provide consent as of the record date for determining the stockholders of the Company entitled to act by consent and (ii) vote or cause to be voted, in person or by proxy, or duly execute and deliver or cause to be duly executed and delivered a written consent covering, all of the Subject Shares (to the extent the Subject Shares may vote on the matter in question) outstanding as of such record date:

(a) in favor of the adoption and approval of the Merger Agreement, and the Contemplated Transactions, including the Closing and the Merger;

(b) against any action, proposal, agreement or transaction (including any Acquisition Proposal) that would reasonably be expected, or the effect of which would reasonably be expected, to change in any manner the voting rights of any class of shares of the Company or materially impair, prevent or materially delay the timely consummation of the Contemplated Transactions, including the Closing and the Merger, or the performance by Stockholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of the assets of the Company and its Subsidiaries, taken as a whole, or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any of its Subsidiaries; or (v) any amendment or other change to the Company Organizational Documents;

(c) against any action, proposal, transaction or agreement (including any Acquisition Proposal) that would reasonably be expected to result in (i) a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; or (ii) any of the conditions to the consummation of the Merger or the other Contemplated Transactions set forth in Article VI of the Merger Agreement not being fulfilled;

(d) in favor of any adjournment, recess, delay or postponement of the Company Stockholder Meeting as may be reasonably requested by the Company Board in order to seek or obtain approval of the adoption of the Merger Agreement or any action, proposal, transaction or agreement necessary to consummate the Merger and the other Contemplated Transactions; and

(e) in favor of any other action, proposal, transaction or agreement necessary or advisable to consummate the Merger and the other Contemplated Transactions.

Stockholder agrees that, once any of Stockholder’s Subject Shares are voted in accordance with the terms hereof, Stockholder will not change and will not cause to be changed such Stockholder’s vote at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. Any attempt by Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), any of Stockholder’s Subject Shares in a manner that violates or is otherwise inconsistent with the terms of this Agreement shall be null and void ab initio.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Stockholder represents and warrants to Parent, as follows:

2.1 Organization; Authorization; Binding Agreement. If Stockholder is a natural person, Stockholder’s signature page to this Agreement sets forth the country of which Stockholder is a citizen and the principal residence of Stockholder. In the event that Stockholder is not a natural person, Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of Stockholder. Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms (except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”)).

2.2 Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not (a) violate any Law applicable to Stockholder or Stockholder’s Subject Shares; (b) except as may be required by applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Body) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances (other than as contained herein) on any of the Subject Shares pursuant to, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Stockholder or any applicable Law; or (c) in the event that Stockholder is not a natural person, violate any provision of Stockholder’s organizational documents, in case of each of clauses (a), (b) and (c), except as would not reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

2.3 Ownership of Subject Shares; Total Shares. Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Stockholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except as provided hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws (collectively, “Permitted Encumbrances”).

2.4 Voting Power. Other than as provided in this Agreement, Stockholder has full voting power with respect to all Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5 Reliance. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

2.6 Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of Stockholder, threatened against Stockholder in writing or any of Stockholder’s properties or assets (including the Subject Shares) that would reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Stockholder, on behalf of Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder, as follows:

3.1 Organization; Authorization. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within Parent’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.

3.2 Binding Agreement. Parent has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject to the Bankruptcy and Equity Exception).

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, during the Support Period, Stockholder shall not, directly or indirectly, (a) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any or all of Stockholder’s Subject Shares, (b) other than to a Permitted Transferee (as defined below) or by operation of law, transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing); (c) enter into any Contract with respect to any such Transfer (other than to a Permitted Transferee) of Stockholder’s Subject Shares or any interest therein; (d) grant or permit the grant of any proxy or power-of-attorney with respect to any of Stockholder’s Subject Shares; (e) deposit or permit the deposit of any of Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of Stockholder’s Subject Shares; or (f) take or permit any other action that would reasonably be expected to in any way materially restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio and Stockholder agrees that any such prohibited action may be enjoined by Parent in accordance with Section 5.10. Notwithstanding the foregoing, Stockholder may make Transfers of all or any of the Subject Shares (i) to any “Permitted Transferee” (as defined below), in which case the Subject Shares shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer or (ii) as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family (which for purposes of this Agreement shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than a first cousin), or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Body, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, established prior to a date hereof, or (iv) to a partnership, limited liability company or other type of entity of which the Stockholder or its immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests; or (b) if such Stockholder is a partnership, limited liability company or other type of entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or an

Affiliate of such Stockholder, or (iii) pursuant to any non-consensual order of a Governmental Body, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that in the case of a transfer permitted by clauses (a)(i), (a)(iv) and (b), such transfer shall be permitted only if, and as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement as though such transferee were “Stockholder” hereunder.

4.2 Irrevocable Proxy.

(a) Prior to the expiration of the Support Period, Stockholder hereby (i) irrevocably grants to, and appoints, Parent, and any person designated by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote all of the Subject Shares or execute and deliver a consent or approval in respect of the Subject Shares (or cause any vote or consent to be provided in respect to all of the Subject Shares), in accordance with the terms of ARTICLE I, solely with respect to matters set forth in Sections 1.1(a)-1.1(e) hereof, and (ii) revokes any and all proxies heretofore given in respect of the Subject Shares. For the avoidance of doubt, nothing herein shall restrict Stockholder from voting or granting consents or approvals in respect of the Subject Shares for any matters other than those set forth in Sections 1.1(a)-1.1(e) hereof.

(b) The attorneys-in-fact and proxies named above are hereby authorized and empowered by Stockholder at any time after the date hereof and prior to the expiration of the Support Period to act as Stockholder’s attorney-in-fact and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Subject Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 1.1(a)-1.1(e) hereof, at the Company Stockholder Meeting and any other annual or special meeting of stockholders and in every action by written consent in lieu of such a meeting in accordance with the terms of ARTICLE I.

(c) Stockholder hereby represents and warrants to Parent that any proxies heretofore given in respect of the Subject Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of such revocation. Stockholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest sufficient at law to support the creation of an irrevocable proxy and power of attorney and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Subject Shares in accordance with ARTICLE I hereof, solely with respect to matters set forth in Sections 1.1(a)-1.1(e).

4.3 No Exercise of Appraisal Rights; Actions. Stockholder (a) waives and agrees not to exercise any appraisal rights in respect of Stockholder’s Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any Subsidiary of the Company or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the Contemplated Transactions (other than an action with respect to Stockholder’s right under the Merger Agreement to receive the applicable Merger Consideration for the Subject Shares), including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby.

4.4 Documentation and Information. Stockholder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) to the extent the Company would be permitted by the terms of the Merger Agreement to make such public announcement (excluding for these purposes announcements by the Company in connection with an Acquisition Proposal, Superior Proposal, Change of Board Recommendation, Intervening Event or any action taken pursuant to the foregoing) or (b) as required by applicable Law (provided that, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, reasonable notice of any such disclosure will be provided to Parent). Stockholder consents to and hereby authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Stockholder’s commitments and obligations under this Agreement, and Stockholder acknowledges that the Company, Parent and Merger Sub shall file this Agreement or a form hereof with the SEC or any other Governmental Body. Stockholder agrees to promptly give the Company and Parent any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

4.5 No Solicitation. Subject to Section 5.14, prior to the expiration of the Support Period, Stockholder shall not, and shall cause its controlled Affiliates not to, and shall instruct its and their respective Representatives not to, directly or indirectly including through another Person: (i) conduct or continue any solicitation, knowing encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal; (ii) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (iii) engage in, continue or otherwise participate in any discussions or any negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or; (iv) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (v) knowingly encourage or recommend any other holder of Common Shares to vote against the Merger; or (vi) resolve, propose or agree to do any of the foregoing. Stockholder shall be responsible for any action taken by its Representatives acting in their authorized capacities on behalf of the Stockholder that would violate this Section 4.5 if taken by the Stockholder.

4.6 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.7 Notification of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in ARTICLE II.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when delivered by email, which email must state that it is being delivered pursuant to this Section 5.1 and which notice will not be effective unless either (A) a duplicate copy of such email notice is sent within one Business Day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (B) the receiving party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier; provided that the notice or other communication is sent to the address or e-mail address set forth (A) if to Parent, in accordance with the provisions of Section 8.3 of the Merger Agreement and (B) if to Stockholder, to Stockholder’s address or e-mail address set forth on Schedule A hereto, or to such other address or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

5.2 Termination. This Agreement shall terminate automatically as to Stockholder and Parent, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with Article VII of the Merger Agreement, (b) the Effective Time, and (c) the mutual written consent of Stockholder and Parent. Upon termination of this Agreement as to any party, such party shall not have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for any Intentional Breach of this Agreement prior to termination hereof and (ii) the provisions of this ARTICLE V shall survive any termination of this Agreement.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

5.5 Binding Effect; Benefit; Assignment. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

5.6 Governing Law; Venue.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated by this Agreement, each of the parties hereto (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this

Agreement in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in the preceding sentence in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.1. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6(c).

5.7 Counterparts; Delivery by Email. This Agreement may be executed by email and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by email, electronic signature (e.g., Docusign or otherwise) or scan attachment (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of an Electronic Delivery to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of an Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense.

5.8 Entire Agreement. This Agreement and the other agreements and schedules referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof.

5.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.10 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither Parent nor Merger Sub would have entered into this Agreement or the Merger Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

5.11 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.12 Further Assurances. Parent and Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

5.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement, unless otherwise indicated.

5.14 Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) Stockholder signs this Agreement solely in Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of Stockholder in its capacity, if applicable, as an officer or director of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

5.15 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

5.16 No Third-Party Beneficiaries. Each of Parent and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

5.17 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the

Company’s Certificate of Incorporation, as amended to date, and the Company’s Bylaws, the Contemplated Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

5.18 No Recourse. Parent agrees that no Stockholder, in his, her or its capacity as such, will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

[Signature Page Follows]

The parties are executing this Agreement on the date set forth in the introductory clause.

ELI LILLY AND COMPANY

By:
Name:
Title:

Signature Page to Voting and Support Agreement

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By:
Name:
Title:

If an individual:

Name
Citizen of:
Resident of:

Signature Page to Voting and Support Agreement

Schedule A

Name and Contact Information for Stockholder	Number of Shares of Common Stock Beneficially Owned

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Internet: www.proxypush.com/VTYX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-839-0208 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Ventyx Biosciences, Inc. Special Meeting of Stockholders For Common Stockholders of record as of TBD Meeting Date and Time TBD Special Meeting to be held live via the internet - please visit www.proxydocs.com/VTYX for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: TBD This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Raju S. Mohan and Roy Gonzales (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Ventyx Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ventyx Biosciences, Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of January 7, 2026, by and among Eli Lilly and Company, RYLS Merger Corporation (“merger sub”), and Ventyx (the “merger agreement”); FOR 2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Ventyx to its named executive officers in connection with the merger of merger sub with and into Ventyx; and FOR 3. To adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date